Exhibit 4.27
Hidden Valley
Joint Venture Agreement
Morobe Consolidated Goldfields Limited
Newcrest PNG 1 Limited
Hidden Valley Services Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference
RAF TJG MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Rules for interpreting this document	8
	1.3	Business Days	9

2.	CONDITIONS PRECEDENT		9

	2.1	Conditions	9
	2.2	Result of non-satisfaction of conditions	9
	2.3	Maintenance of Tenements	10
	2.4	Expenditure prior to Commencement Date	10

3.	ESTABLISHMENT, OBJECTS AND BASIS OF JOINT VENTURE		10

	3.1	Establishment of Joint Venture	10
	3.2	Name of Joint Venture	10
	3.3	Objects of Joint Venture	10
	3.4	Basis of Joint Venture	11
	3.5	Participating Interests at Commencement Date	11
	3.6	Venturer’s rights and obligations	11
	3.7	Dedication of Joint Venture Property	11
	3.8	MCG’s contribution to Joint Venture	11
	3.9	Provision of Tenements Information	12
	3.10	Limits of Joint Venture	12
	3.11	Currency	12
	3.12	No representations	12

4.	RELATIONSHIP OF THE VENTURERS		12

	4.1	Tenants-in-common	12
	4.2	Several liability	12
	4.3	Venturers’ liability	12
	4.4	No partnership	13
	4.5	Co-operation	13
	4.6	Share of Production taken in kind	13
	4.7	Use of Joint Venture Intellectual Property and Tenements Information	14
	4.8	JV Non-Competition Area	14
	4.9	Prohibition on soliciting employees	14

5.	[NO CLAUSE]		14

6.	JOINT VENTURE COMMITTEE		14

	6.1	Formation	14
	6.2	Appointment of Representatives	14
	6.3	Power of Representatives	15
	6.4	Role of Joint Venture Committee	15
	6.5	Convening Meetings	16
	6.6	Location of meetings	16
	6.7	Notice and agenda for meetings	16
	6.8	Meetings in case of emergency	17
	6.9	Chairman of meeting of Joint Venture Committee	17
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	6.10	Quorum	17
	6.11	Voting on resolutions	18
	6.12	Procedural rules	18
	6.13	Minutes and records	18
	6.14	Vote without attending meeting	18
	6.15	Vote without a meeting	19
	6.16	Mode of meeting	19

7.	OPERATOR AND OPERATING PROGRAMS AND BUDGETS		19

	7.1	Appointment	19
	7.2	Agency of the Operator	20
	7.3	Supervision by Joint Venture Committee	20
	7.4	Operating Program and Budget during Farmin Period	20
	7.5	Operating Programs and Budgets after the Farmin Period	20
	7.6	Substitute Operating Programs and Budgets	21
	7.7	Amendment of Operating Programs	21
	7.8	Ownership of property	21
	7.9	Access to site and information	22

8.	INTELLECTUAL PROPERTY AND INFORMATION		23

9.	INSURANCE AND LITIGATION		23

	9.1	Insurance obligations	23
	9.2	Cost of insurance	23
	9.3	Operator’s obligations	23
	9.4	Independent contractors’ insurance	24
	9.5	Notice of litigation	24
	9.6	Litigation against third parties	24
	9.7	Litigation against a Venturer	25

10.	REHABILITATION		25

	10.1	Rehabilitation Obligations	25
	10.2	Rehabilitation Program	25
	10.3	Rehabilitation Fund	25

11.	CROSS CHARGE		25

	11.1	Venturers’ obligations	25
	11.2	Purpose, form and substance	26

12.	JOINT VENTURE EXPENDITURE		26

	12.1	Financing policy	26
	12.2	Settlement and payment	26
	12.3	Current statements	26
	12.4	Notice of Intention to pay Called Sum	27
	12.5	Called Sums paid in advance of expenditure	27

13.	INTEREST		27

	13.1	Payment of Interest	27
	13.2	Interest after judgment	27
	13.3	Accrual and calculation of Interest	28

14.	PAYMENTS		28
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	14.1	Payment of Called Sums and Interest	28
	14.2	How payments must be made	28
	14.3	Deductions and withholdings	28
	14.4	Currency indemnity	29

15.	DILUTION		29

	15.1	Consequences of non-payment	29
	15.2	Calculation of Participating Interests	30
	15.3	Minimum Participating Interest	30
	15.4	Withdrawal	30
	15.5	Dilution where State acquires interest	32

16.	DEFAULT		32

	16.1	Default Event	32
	16.2	Default Notice	32
	16.3	Consequences of Default Notice	33
	16.4	Contributing Venturers	33
	16.5	Interest	34
	16.6	Remedy of defaults	34
	16.7	Failure to remedy	34

17.	CONSEQUENCES OF DEFAULT		34

	17.1	Share of Production on trust for sale	34
	17.2	Application of sale proceeds	35
	17.3	No Liability or entitlement to Defaulting Venturer	35
	17.4	Participating Interest on trust for sale	35
	17.5	Terms of trust for sale	36
	17.6	Independent value	37

18.	CHANGE OF CONTROL		38

	18.1	Meaning of Control	38
	18.2	Meaning of Change of Control	39
	18.3	Consequences of Change of Control	39

19.	TENEMENT RELINQUISHMENT		40

	19.1	Procedure and consequences	40
	19.2	Expenses	40

20.	GOODS AND SERVICES TAX		40

	20.1	Venturer is member of GST group	40
	20.2	GST exclusive amounts	40
	20.3	Payment of GST	41
	20.4	Reimbursements	41
	20.5	Indemnities	41
	20.6	GST returns	41
	20.7	Registration	41
	20.8	Indemnity	41

21.	FORCE MAJEURE		41

	21.1	Notice and suspension of obligations	41
	21.2	Effort to overcome	42
	21.3	Alternative supply	42
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22.	DISPUTE RESOLUTION		42

	22.1	Application	42
	22.2	Notice of dispute or difference	42
	22.3	Negotiation between Representatives	43
	22.4	Negotiation by senior management	43
	22.5	Arbitration	45
	22.6	Continuance of performance	45
	22.7	Summary or urgent relief	45

23.	TERMINATION		45

	23.1	Term	45
	23.2	Realisation of property	45
	23.3	Survival of claims and obligations	45
	23.4	Perpetuity period	46

24.	CONFIDENTIALITY		46

25.	ENCUMBRANCES		47

	25.1	Dealings requiring Venturers’ consent	47
	25.2	Permitted Encumbrances	47
	25.3	Deed of covenant to be executed	48
	25.4	Notice of proposed Permitted Encumbrance	48
	25.5	Objection to proposed Permitted Encumbrance	48
	25.6	Set off by Venturer purchasing under Encumbrance	48
	25.7	Application of surplus	48
	25.8	Encumbrancee’s rights	49

26.	ASSIGNMENT AND AMENDMENT		49

	26.1	Assignment to related corporations	49
	26.2	Assignment to others	49
	26.3	Restrictions on Venturer’s entitlement to Assign	50
	26.4	Notice of offer	50
	26.5	Offer to Founding Venturer	50
	26.6	Notice constitutes offer	50
	26.7	Duration of offer	50
	26.8	Conditions of Assignment	51
	26.9	Exceptions	51
	26.10	Amendment	51

27.	NOTICES		52

	27.1	How to give a notice	52
	27.2	When a notice is given	52
	27.3	Address for notices	52

28.	GENERAL		53

	28.1	Governing law	53
	28.2	Expenses and Stamp Duty	53
	28.3	Giving effect to this document	53
	28.4	Waiver of rights	53
	28.5	Operation of this document	53
	28.6	Operation of Indemnities	54
	28.7	Consents	54
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	28.8	Statements	54
	28.9	No merger	54
	28.10	Exclusion of contrary legislation	54
	28.11	Inconsistencies	54
	28.12	Counterparts	55
	28.13	Attorneys	55

1.	CONFIDENTIALITY		89

2.	RETURN OF CONFIDENTIAL INFORMATION		90

3.	CONTINUING OBLIGATIONS		90

4.	INTERPRETATION		90

Schedules

1	JOINT VENTURE PROPERTY		56

2	ACCOUNTING PROCEDURE		72

3	DEEMED CONTRIBUTION		85

4	PRIORITY DEED		86

5	CROSS CHARGE		87

6	ASSUMPTION DEED		88

7	CONFIDENTIALITY AGREEMENT		89

Annexures

A	MAP SHOWING JV AREA AND JV NON-COMPETITION AREA

B	SHAREHOLDERS AGREEMENT

C	CONSTITUTION FOR COMPANY ACTING AS OPERATOR

D	SERVICES AGREEMENT

E	MASTER CO-OPERATION AGREEMENT
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Hidden Valley Joint Venture Agreement
DATE 22 May 2008
PARTIES
Morobe Consolidated Goldfields Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (MCG)

Newcrest PNG 1 Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest)

Hidden Valley Services Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (Operator)
RECITALS
A.	MCG is the legal and beneficial owner of the Tenements.

B.	Under the terms of the Master Purchase and Farmin Agreement, Newcrest has agreed to purchase a 30.01% Participating Interest in the Joint Venture.

C.	The Master Purchase and Farmin Agreement provides that in order to complete the purchase of its 30.01% Participating Interest in the Joint Venture, this document is to be executed by MCG and Newcrest.

D.	Newcrest has also agreed to earn an additional 19.99% Participating Interest in the Joint Venture pursuant to the Master Purchase and Farmin Agreement.

E.	This document records the terms under which MCG and Newcrest have agreed to establish and operate a joint venture for the exploration for and development, mining and production of Mineral Products in the JV Area.
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Accounting Procedure means the accounting procedure set out in 0.

Affiliate means, in relation to a body corporate, each of:
(a)	that body’s related corporations;

(b)	that body’s directors; and

(c)	the persons who have a substantial holding in that body
Assign means to sell, transfer, assign, make a gift of, lease, licence or part possession with declare a trust over, or in any other way dispose of, deal with or create an interest in a
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Venturer’s Participating Interest or to agree to do any of those things other than by creating an Encumbrance.

Assumption Deed means the deed referred to in clause 26.8(a), which must be substantially in the form set out in Schedule 6.

Authorisation means:
(a)	an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any compensation agreement, mining title, development approval, environmental approval and any renewal or amendment of any of them.

Budget means the annual budget for an Operating Program determined in accordance with clauses 7.4, 7.5, 7.6 and 7.7.

Business Day means:
(a)	for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Port Moresby, PNG and Melbourne, Australia.
Calendar Quarter means a period of 3 consecutive calendar months commencing on 1 January, 1 April, 1 July or 1 October of any year.

Called Sum means an amount of Joint Venture Expenditure payable by a Venturer under clause 12.3(e).

Commencement Date means the day which is the Stage 1 Completion Date under the Master Purchase and Farmin Agreement.

Companies Act means the Companies Act 1997.

Continuing Venturer means a Venturer that is not a Selling Venturer or a Defaulting Venturer.

Control has the meaning given to that term in clause 18.

Cross Charge means the charge referred to in clause 11.1, which must be substantially in the form set out in Schedule 5.

Decision to Mine means a decision to commence mining operations on a Tenement following receipt of a Feasibility Study and Authorisations.

Default Event is a default event set out in clause 16.1.

Default Notice means a notice given in accordance with clause 16.2.

Defaulting Venturer means a Venturer which commits a Default Event.

Delivery Point means:
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(a)	in the case of Mineral Products which are to be refined, at the refinery or as the Joint Venture Committee otherwise determines; or

(b)	in the case of Mineral Products which are not to be refined, at the location determined by the Joint Venture Committee.
Due Date means on or before:
(a)	10 Business Days after delivery of a statement under clause 12.3; or

(b)	a later date (if any) specified in that statement.
Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation, or an easement, restrictive covenant caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

Encumbrancee means the holder of an Encumbrance created in accordance with clause 25.1 or 25.2.

End Date means 30 September 2008 or any other date agreed between the parties.

Excluded Tax means a Tax on net income in any jurisdiction, other than:
(a)	a Tax that is calculated on or by reference to the gross amount of any payment derived by a Venturer under this document or the transactions that this document contemplates (unless the Tax is imposed because the Venturer has not given its tax file number to the person who made the payment); or

(b)	a Tax that is imposed because a Venturer is regarded as being subject to tax in a jurisdiction solely because it is a Venturer or because it is participating in the transactions that this document contemplates.
Farmin Completion Date means the date on which the Master Purchase and Farmin Agreement expires or is terminated.

Farmin Period has the meaning provided for that term in the Master Purchase and Farmin Agreement

Force Majeure Event means any occurrence or omission (other than an occurrence or omission which is a breach or default under this document on the part of the party relying on it) as a direct or indirect result of which the party relying on it is prevented from or delayed in performing any of its obligations under this document (other than a payment obligation) and that is beyond the reasonable control of that party or its Affiliates, including disputes hindering access to the JV Area, civil unrest, riots or disturbance, forces of nature, industrial action, inability to obtain equipment or materials due to a supplier claiming force majeure and action or inaction by a Government Agency.

Founding Venturer means MCG and Newcrest.

GST means a goods and services tax or similar value added tax levied or imposed under the GST Law or otherwise on a supply.

GST Law means the Goods and Services Tax Act 2003.

Government Agency means:
(a)	a government or government department or other government body;
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(a)	a governmental, semi-governmental or judicial person; or

(b)	a person (whether autonomous or not) who is charged with the administration of a law.
Gross Negligence means wanton and reckless conduct that constitutes an utter disregard for the resulting harmful, foreseeable and avoidable consequences.

Insolvency Event means, for a person, being in liquidation or provisional liquidation or under administration, having a receiver (as defined in the Companies Act) or analogous person appointed to it or any of its property, being taken under the Companies Act to have failed to comply with a statutory demand referred to in section 337 of the Companies Act, being unable to pay its debts or otherwise insolvent, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event under the laws of any applicable jurisdiction.

Interest means interest calculated in accordance with clause 13.1(b).

Joint Account in relation to the Joint Venture, has the meaning given to that term in the Accounting Procedure.

Joint Venture means the relationship between the Venturers that exists under the terms of this document.

Joint Venture Committee means the committee formed in accordance with clause 6.1.

Joint Venture Expenditure means:
(a)	the expenditure (whether of a capital or operating nature) comprising all expenses incurred relating to activities and operations of the Joint Venture, including without limitation, Joint Venture overheads and all payments to the Operator under the Services Agreement; and

(b)	any other expenditure agreed to by all Venturers.
Joint Venture Facilities means:
(a)	all mines and other facilities located on the Tenements for the production of Mineral Products; and

(b)	all facilities used for the exploration for or the production, treatment, transportation and delivery of Mineral Products, that have been dedicated to the Joint Venture by a Venturer or acquired as the result of Joint Venture Expenditure.

Joint Venture Intellectual Property means all business names, trade marks, software, copyrights, drawings, maps, patents, trade marks, trade secrets, technology rights, know-how, formulae, recipes, mining information and data, confidential information, inventions and similar industrial, commercial and intellectual property in any form (including computer encoded or stored information) which are acquired or developed in the course of the activities of the Joint Venture whether or not:
(a)	registered;

(b)	protected by statute; or

(c)	reduced to writing.
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Joint Venture Property means all the Venturers’ right title and interest in or under:
(a)	the Tenements;

(b)	Joint Venture Intellectual Property;

(c)	Tenements Information;

(d)	Joint Venture Facilities;

(e)	Mineral Products produced in the course of the Joint Venture until delivered to a Venturer after appropriation from the Joint Venture; and

(f)	the plant equipment, contracts and other property listed in Schedule 1, and all other rights, titles, interests, claims, benefits and other property of whatever kind, held, created, or acquired exclusively for the purposes or benefit of the Joint Venture.

JV Non-Competition Area means the area identified as such on the map attached as Annexure A.

JV Area means the area enclosed by the external boundaries of the Tenements as set out in Annexure A and any other area as may be agreed from time to time by the Venturers.

Landowners means citizens of Papua New Guinea with customary rights to land in the JV Area.

Liability means a claim, demand, proceeding, cost, loss, expense, obligation and liability, arising under statute or at common law or in equity, and arising in contract or in tort or otherwise.

Master Co-operation Agreement means the agreement to be entered into between Wafi-Golpu Services Limited, Hidden Valley Services Limited, Morobe Exploration Services Limited and Harmony Gold (PNG Services) Pty Ltd to provide for co-operation of the parties in respect of this Joint Venture, the joint venture between Wafi and Newcrest PNG 2 Limited in respect of the Wafi-Golpu project and the joint venture between MCG, Wafi, MEL and Newcrest PNG 3 Limited in respect of a portfolio of exploration licences, substantially in the form of the document annexed as Annexure E.

Master Purchase and Farmin Agreement means the document dated on or about the date of this document between Wafi, MCG, MEL and Newcrest, Newcrest PNG 2 Limited and Newcrest PNG 3 Limited.

MEL means Morobe Exploration Limited.

Mineral Products means all minerals, ores and metals that:
(a)	contain mineral matter or substances; and

(b)	are produced because of operations under this document.
Mining Act means the Mining Act 1992.

Notice of Failure to Pay means a notice referred to in clause 16.1.

Objects means the objects set out in clause 3.3.

Operating Program means a program for the exploration, development, mining, processing, plant construction, maintenance, expansion or other operations for the Joint Account under this document (and may include the acquisition or relinquishment of a
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Tenement) and during the Farmin Period is the Stage 2 Operating Program forming Schedule 2 and Annexure B to the Master Purchase and Farmin Agreement.

Participating Interest in relation to a Venturer means all its undivided interest (expressed as a percentage):
(a)	in the benefits arising under this document;

(b)	in the rights and Liabilities under this document during the Joint Venture;

(c)	in its obligation to comply with this document; and

(d)	as tenant in common in and to the Joint Venture Property.
Permitted Encumbrance means:
(a)	any Encumbrance existing at the date of this document;

(b)	an Encumbrance expressly permitted pursuant to clause 25.2 or any other provision of this document;

(c)	an Encumbrance which arises after the date of this document by operation of law; and

(d)	a lien that arises by operation of law in the ordinary course of ordinary business, where the amount secured is not overdue or is being diligently contested in good faith.
Priority Deed means the deed referred to in clause 25.3(a), which must be substantially in the form set out in Schedule 4.

Representative means any person appointed as a representative of a Venturer under clause 6.2.

Security Interest means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.

Selling Venturer means a Venturer that gives notice in accordance with clause 26.4.

Services Agreement means the agreement to be entered into between the Venturers and the Operator, in accordance with the terms of this document, to provide for the appointment of the Operator and the terms on which the Operator is to undertake the duties and responsibilities of Operator of the Joint Venture, substantially in the form of the document annexed as Annexure D.

Share of Production, in relation to a Venturer, means its share of any Mineral Products under this document being that proportion of the Mineral Products produced by the Joint Venture as is equal to the proportion which that Venturer’s Participating Interest bears to all Participating Interests.

State means the Independent State of Papua New Guinea.

Super Majority Vote means:
(a)	during the Farmin Period, a vote of two or more Venturers which must include MCG and Newcrest; and
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(b)	after the Farmin Period, a vote of one or more Venturers who together hold between them Participating Interests of not less than 70% of all Participating Interests.
Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or a Government Agency, together with any related interest penalty, fine or other charge.

Tenements means:
(a)	each mining title referred to in Schedule 1;

(b)	any other lease, licence, permit or other authority or tenement for mining purposes that:
(i)	the Joint Venture Committee decides should be acquired for the purposes of this document or the Joint Venture or both; or

(ii)	(with the consent of all Venturers) becomes subject to the Joint Venture;
(c)	any other lease, licence, permit or other authority or tenement for mining any Mineral Product a substantial part of which is within the outer boundaries of the Tenements and which is held by one or more of the Venturers for one or more of the Objects; and

(d)	any application for or interest in a lease, licence, permit or other authority or tenement that confers or will confer similar rights to those mentioned in paragraph (c).
Tenements Information means all information, assay results, drill cores, assay pulps, reports and other information which relates to the Tenements.

Transaction Documents means this document, the Master Purchase and Farmin Agreement the Master Co-operation Agreement the Services Agreement, any Priority Deed, each Cross Charge, any document that the Venturers agree in writing is to be a Transaction Document and any document that is entered into under any of the above.

Unpaid Called Sum means a Called Sum that is unpaid by a Venturer on its Due Date for payment, other than a Called Sum in respect of which the Venturer gave a Notice of intention under clause 12.4 not to pay it and to which clause 15 applies.

Venturer means a party to this document other than the Operator.

Wafi means Wafi Mining Limited, a company incorporated in Papua New Guinea.

Wilful Misconduct means an intentional and conscious disregard of:
(a)	any provision of this document;

(b)	any Operating Program or Budget,

(c)	not justifiable by special circumstances; or

(d)	any applicable law required to be discharged in connection with operations conducted for the Joint Venture, but excludes any error of judgment or mistake made by the Operator or any of its directors, employees or agents, or independent contractors engaged by the Operator, in the exercise, of any function, authority or discretion conferred on the Operator.
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1.2	Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.
(a)	A reference to:
(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document includes a permitted substitute or a permitted Assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;

(v)	anything (including a right, obligation or concept) includes each part of it;

(vi)	a lease, licence, permit or other authority for mining purposes, or a provision of any of them, is to that lease, title, right, licence, permit or authority or provision as renewed, extended, amended, supplemented, replaced or novated;

(vii)	a Tenement or tenement is to that Tenement or tenement as renewed, extended, amended, supplemented, replaced or novated; and

(viii)	dollar or $ is to currency of the United States of America.
(b)	A singular word includes the plural, and vice versa.

(c)	A word that suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The schedules and annexures to this document are incorporated into this document.

(g)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(h)	The words subsidiary, holding company, related corporation and relevant interest have the same meaning as in the Companies Act.

(i)	A person has a substantial holding in a body corporate if the total votes attached to the voting shares in the body in which it or its associates have a relevant interest is 5% or more of the total number of votes attached to the voting shares in the body.
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(j)	A reference to applicable law includes a reference to all laws of all jurisdictions applicable to the Joint Venture within and outside Papua New Guinea including regulations, policies, statutory duties, guidelines, official directives or requests of or by any Government Agency, whether or not having the force of law.

(k)	A reference to entity is a reference to a natural person, a body corporate (other than a Government Agency), a partnership or a trust and includes, in the case of a trust, a reference to a trustee of the trust).

(I)	A reference to listed is a reference a to corporation or other body is listed if it is included in the official list of a stock exchange or market which is a member of the Fédération Internationalé des Bourses de Valeurs.

(m)	A reference to a wholly-owned subsidiary is a reference to a body corporate none of whose members is a person other than:
(i)	the first mentioned-body;

(ii)	a nominee of the first-mentioned body;

(iii)	a subsidiary of the first mentioned body, being a subsidiary none of whose members is a person other than:
(A)	the first-mentioned body; or

(B)	a nominee of the first-mentioned body; or
(iv)	a nominee of such a subsidiary.
(n)	A reference to a month is a reference to a calendar month.

(o)	The words used in this document that have a defined meaning in the GST Law have the same meanings as in the GST Law, except where the context makes it clear that a different meaning is intended to apply.

(p)	Mentioning anything after include, includes or including does not limit what else might be included.
1.3	Business Days

If the day on or by which a person must do something under this document is not a Business Day, the person must do it on or by the next Business Day.

2.	CONDITIONS PRECEDENT

2.1	Conditions

The provisions of this document other than this clause and clauses 1 (Interpretation), 16 (Default), 17 (Consequences of Default), 24 (Confidentiality), 26 (Assignment and Amendment), 27 (Notices), and 28 (General) do not become binding unless and until the conditions precedent in clause 3.1 of the Master Purchase and Farmin Agreement have been satisfied (or waived in accordance with clause 3.2 of that document) and Stage 1 Completion (as defined in that document) has occurred.

2.2	Result of non-satisfaction of conditions
(a)	If the conditions referred to in clause 2.1 are not satisfied or waived under clause 3.2 of the Master Purchase and Farmin Agreement on or before the End
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Date then either Venturer may before satisfaction or waiver of those conditions, terminate this document by giving written notice to the other.

(b)	If this document is terminated in accordance with clause 2.2(a), then all rights and obligations under this document other than:
(i)	this clause 2 and clauses 1 (Interpretation), 16 (Default), 17 (Consequences of Default), 24 (Confidentiality), 27 (Notices), and 28 (General);

(ii)	any clause which is expressed to survive termination of this document; and

(iii)	rights that accrue before the date on which the notice is given,

terminate on the day of the notice.
2.3	Maintenance of Tenements

MCG is responsible for maintaining the Tenements in good standing and free from liability to forfeiture from the date of this document until the Commencement Date or the earlier termination of this document.

2.4	Expenditure prior to Commencement Date

The Venturers acknowledge that any expenditure accrued or paid after the Effective Date under the Master Purchase and Farmin Agreement and before the Commencement Date under this document, which is properly characterised as Stage 2 Expenditure for the purpose of the Master Purchase and Farmin Agreement, is deemed to be Joint Venture Expenditure for the purpose of this document.

3.	ESTABLISHMENT, OBJECTS AND BASIS OF JOINT VENTURE

3.1	Establishment of Joint Venture

The Venturers constitute themselves as an unincorporated joint venture on the terms of this document with effect from the Commencement Date.

3.2	Name of Joint Venture

The unincorporated joint venture is to be known as the Hidden Valley Joint Venture.

3.3	Objects of Joint Venture

The objects of the Joint Venture are to:
(a)	explore for, establish reserves of and evaluate minerals;

(b)	maintain validity of title to and tenure of the Tenements;

(c)	delineate reserves of and evaluate mineral deposits;

(d)	conduct feasibility studies into the development of mineral deposits;

(e)	investigate the location, extent, quantity, structure, quality and commercial value of minerals within the Tenements;

(f)	establish a mining operation;
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(g)	operate a mine and develop, produce or extract minerals from the Tenements and process them into mineral concentrates or metal, and for those purposes to develop Joint Venture Facilities;

(h)	produce Mineral Products from the JV Area; and

(i)	do everything ancillary to the objects specified in this clause 3.3 that the Joint Venture Committee decides should be done.
3.4	Basis of Joint Venture

Each Venturer agrees with each other Venturer that:
(a)	it enters into the Joint Venture on the terms of this document with effect from the Commencement Date;

(b)	it must use its best endeavours to achieve the Objects;

(c)	the activities of the Joint Venture are limited to the Objects unless all the Venturers agree otherwise in writing; and

(d)	the use of the Joint Venture Property is only for the purposes of the Joint Venture unless all Venturers agree otherwise in writing.
3.5	Participating Interests at Commencement Date

On the Commencement Date, the Participating Interests of the Venturers will be:

MCG:	69.99%; and
Newcrest:	30.01%.
3.6	Venturer’s rights and obligations

Each Venturer has the right and obligation to:
(a)	contribute to Joint Venture Expenditure in proportion to its Participating Interest on and after the Farmin Completion Date; and

(b)	separately take and dispose of its Share of Production in kind that is to be delivered in accordance with clause 4.6.
3.7	Dedication of Joint Venture Property

Subject to clause 3.8 and the terms of the Master Co-operation Agreement, each Venturer must ensure that:
(a)	any Joint Venture Property is available for the purpose of the Joint Venture for the duration of the Joint Venture; and

(b)	the Joint Venture Property is used only for the purpose of the Joint Venture.
3.8	MCG’s contribution to Joint Venture
(a)	As and from Commencement Date, MCG contributes to the Joint Venture the Joint Venture Property specified in Schedule 1, subject to all Permitted Encumbrances attaching thereto which are referred to in the Master Purchase and Farmin Agreement or at the date of this document have been specifically disclosed in writing by MCG to Newcrest.
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(b)	MCG remains obliged to contribute to the Joint Venture as a Venturer in accordance with the terms of this document.
3.9	Provision of Tenements Information

As and from the Commencement Date, each Venturer must make available to the Operator all Tenements Information that is available to it or over which it has control.

3.10	Limits of Joint Venture

The Joint Venture:
(a)	is confined to the Tenements and the other Joint Venture Property; and

(b)	does not extend to any other tenement held by a Venturer now or in the future,

unless otherwise permitted or required by this document.
3.11	Currency

Unless otherwise agreed by the Venturers or required by law, the Joint Venture will operate in, and all relevant accounts maintained by the Operator will be described in US dollars notwithstanding that Joint Venture Expenditure may be incurred in currencies other than US dollars. For the purpose of the Accounting Procedures, all Joint Venture Expenditure will be converted into US dollars using the actual exchange rate prevailing on the date of the relevant transaction.

3.12	No representations

Subject to clause 8 of the Master Purchase and Farmin Agreement, each Venturer acknowledges that it has independently evaluated the Tenements and this Joint Venture and has not relied and will not rely on any representation, statement or promise made by or on behalf of any other Venturer in deciding to enter into this document (or a deed of accession to this document) or to exercise any right or perform any obligation under it.

4.	RELATIONSHIP OF THE VENTURERS

4.1	Tenants-in-common

From the date both Venturers hold Participating Interests, the relationship of the Venturers as beneficial owners of property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both is as tenants in common.

4.2	Several liability

Each Venturers’ liability under this Joint Venture is several in proportion to its Participating Interest and not joint nor joint and several.

4.3	Venturers’ liability

Each Venturer is severally liable, in proportion to its Participating Interest, for all obligations and all Liabilities incurred in the course of carrying out the activities of the Joint Venture or arising from the Joint Venture Property, but on the basis that each Venturer:
(a)	is individually responsible only for its own obligations under this document; and

(b)	is not liable for, and has no obligation in relation to, the obligations of another Venturer, except as expressly provided in this document or the Master Purchase and Farmin Agreement.
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4.4	No partnership

During the term of this document and the Joint Venture:
(a)	the relationship of the Venturers does not constitute a partnership for any purpose; and

(b)	the Joint Venture is an unincorporated joint venture constituted under this document.
4.5	Co-operation

Each Venturer agrees with the other Venturers that, with effect from the Commencement Date, it must:
(a)	perform its obligations in relation to each Tenement and its obligations under or relating to the fulfilment of any contract which relates to the Joint Venture;

(b)	only engage in activities in the JV Area or in the course of the Joint Venture that are permitted by this document or agreed to by all Venturers;

(c)	not terminate, relinquish, surrender or render liable to forfeiture a Tenement (or try to do or bring about any of those things) except in accordance with this document or as required by law;

(d)	not do or cause to be done anything that may cause:
(i)	any penalty to be imposed;

(ii)	a breach of any obligation in relation to a Tenement; or

(iii)	continued enjoyment of a Tenement to be jeopardised;
(e)	act in good faith, honestly and reasonably in all its dealings with the other Venturers concerning the Joint Venture;

(f)	promote the Objects of the Joint Venture;

(g)	use its best endeavours to satisfy any reasonable requirements of any Government Agencies in order to achieve the Objects of the Joint Venture; and

(h)	if requested in writing by another Venturer, do or consent to the doing of anything reasonably required by any lenders to that other Venturer which does not adversely affect the interest in the Joint Venture Property of the Venturer so requested or materially disrupt the operations of the Joint Venture or impose any material financial obligations on the Venturer to whom the request is made.
4.6	Share of Production taken in kind
(a)	Each Venturer acknowledges that:
(i)	it intends not to derive or receive income from the activities of the Joint Venture; and

(ii)	it agrees to take its Share of Production in kind under clause 3.6(b) and 4.6(b).
(b)	The Operator must deliver Mineral Products produced by or on behalf of the Venturers under this document to the Delivery Point. At the time of delivery to the Delivery Point.
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(i)	title to, risk in and possession of each Venturer’s Share of Production passes to the Venturer in proportion to its Participating Interest at the time the Operator makes that Venturer’s Share of Production available for collection or transportation at the Delivery Point; and

(ii)	each Venturer must take its Share of Production in kind at the Delivery Point.
4.7	Use of Joint Venture Intellectual Property and Tenements Information

No Venturer is entitled to use Joint Venture Intellectual Property or Tenements Information in activities other than in connection with the Joint Venture unless:
(a)	the proposed use of Joint Venture intellectual Property or Tenements Information is disclosed to each of the other Venturers; and

(b)	the Joint Venture Committee resolves by a vote of all Venturers (other than the Venturer that proposes to use the Joint Venture Intellectual Property or Tenements Information) that such use is permitted.
4.8	JV Non-competition Area
(a)	No Venturer is entitled to, and each Venturer must procure that its related corporations do not, engage in any prospecting or exploration for Mineral Products in or on, or evaluation or mining of any Mineral Products on or from the JV Non-Competition Area except with the consent in writing of the other Venturers (at their absolute discretion).

(b)	Each Venturer is free to act independently at all times and in all respects in relation to exploration, mining or other activities outside of the JV Non-Competition Area.
4.9	Prohibition on soliciting employees

Except with the prior consent of the other Venturer concerned, each Venturer agrees that it must not, and must procure that none of its Affiliates, at any time solicit or entice any person, who is at that time, or at any time in the previous three months was, an employee of the other Venturer or any of its Affiliates, to become an employee of that Venturer or any of its Affiliates. This subclause does not prevent the Operator from arranging with a Venturer for the transfer or secondment of employees from a Venturer or any of its Affiliates to the Operator.

5.	[NO CLAUSE]

6.	JOINT VENTURE COMMITTEE

6.1	Formation

As soon as possible after the Commencement Date, the Venturers must establish a Joint Venture Committee in accordance with this clause 6.

6.2	Appointment of Representatives
(a)	Each Venturer which holds a Participating Interest of 10% or more must nominate 2 Representatives to the Joint Venture Committee.

(b)	Any Venturer which holds a Participating Interest of 5% or more but less than 10% may nominate one Representative to the Joint Venture Committee.
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(c)	A Representative appointed by a Venturer is to vote and act on behalf of the appointing Venturer and a Representative’s actions are binding on the Venturer which appointed him or her in relation to all matters dealt with in this document as being within the scope of the Joint Venture Committee.

(d)	The identity of each Representative so nominated by a Venturer must be notified to the Operator and to each other Venturer immediately following his or her nomination.

(e)	A Venturer may, at any time, and from time to time, by notice to the Operator and to each other Venturer:
(i)	remove any Representative it nominates under this clause 6.2 and nominate a different person to be its Representative entitled to vote on its behalf; and

(ii)	nominate an alternate to act in the place of any of its Representatives.
(f)	A notice of nomination or removal must be in writing and, in the case of a notice of nomination, specify the full name and address of each Representative or alternate and an address for the service of notices on him or her.
6.3	Power of Representatives

Subject to this document, the Representatives participating at meetings of the Joint Venture Committee or as otherwise permitted by this document, have a duty to make all elections and determinations which the Joint Venture Committee is required or permitted to make in this document.

Nothing in this document confers any authority on any Representative to bind his or her appointing Venturer to any action resulting in or which requires an amendment to this document.

6.4	Role of Joint Venture Committee

The Joint Venture Committee’s role is to consider and decide in relation to any matter which has a material or significant effect on the Joint Venture. Except where the Venturers have by written instrument signed by their Representatives unanimously determined otherwise, the following matters are taken to have a material or significant effect on the Joint Venture:
(a)	acquiring any property or committing to any other expenditure exceeding $500,000 (other than as approved in a Budget);

(b)	disposing of any property whose book value or fair market value exceeds $500,000 (other than as approved in a Budget);

(c)	variation of any contract (which is Joint Venture Property) material to the Joint Venture;

(d)	relinquishing, surrendering or otherwise disposing of, or acquiring, all or any part of a Tenement;

(e)	the Operator contracting with a Venturer or an Affiliate of a Venturer where the payments or Liabilities under the Contract exceeds or are likely to exceed $500,000;

(f)	commencing or materially expanding mining operations, or suspending or materially curtailing mining operations except for:
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(i)	repairs or maintenance; or

(ii)	other normal industry activities;
(g)	permanently or indefinitely ceasing all Joint Venture activities;

(h)	instituting or defending legal or other proceedings where the claim exceeds $100,000;

(i)	a reorganisation of the Joint Venture or a decision affecting the structure of the Joint Venture or any of the Joint Venture Property;

(j)	approving any Operating Program and Budget; and

(k)	approving any amendment of the Services Agreement.
6.5	Convening Meetings
(a)	The Joint Venture Committee must hold:
(i)	its initial meeting as soon as possible after the Commencement Date; and

(ii)	all its other meetings at least once each calendar quarter.
(b)	A Venturer’s advisers may attend any Joint Venture Committee meeting and:
(i)	the advisers are permitted a limited right to speak (but must not vote) on behalf of the Venturer inviting them; and

(ii)	any Venturer may require the advisers to leave a meeting while confidential or commercially sensitive matters are being discussed.
(c)	On and after the Farmin Completion Date, the Operator must call meetings of the Joint Venture Committee to consider the Operating Program and proposed Budget prepared and distributed by the Operator in accordance with clause 7.5.

(d)	The Operator must call a special meeting at any time, if so requested by any Venturer, on not less than 5 Business Days’ notice and if the notice containing the request specifies the matters to be placed on the agenda for the meeting.

(e)	Any Venturer may itself call a meeting of the Joint Venture Committee by giving not less than 5 Business Days’ notice to the Operator and to the other Venturers, specifying the matters to be placed on the agenda. Additional agenda items may be submitted as provided in clause 6.7(b).
6.6	Location of meetings

Each meeting is to be held at the offices of the Operator in Papua New Guinea or at such other place as may be agreed upon in writing by the Representatives representing the Venturers holding between them at least a 70% Participating Interest.

6.7	Notice and agenda for meetings
(a)	The Operator must prepare and send to each Representative a copy of the proposed agenda specifying each matter to be considered at the meeting (including appropriate supplementary information) for every meeting of the Joint Venture Committee, together with notice of the date, time and place of the meeting at least 5 Business Days in advance of the date of the meeting.
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(b)	The Operator may have an additional matter placed on the agenda of any meeting by notice (including appropriate supplementary information) to all other Venturers not less than 3 Business Days before the date of the meeting.

(c)	Unless the Joint Venture Committee determines otherwise by Super Majority Vote, the Joint Venture Committee may consider and pass resolutions at the Joint Venture Committee meeting only on those matters specified in the agenda for the meeting or any additional matters put on the agenda under clause 6.7(b).
6.8	Meetings in case of emergency
(a)	Despite clauses 6.5 and 6.6, in the event of an emergency which, in the Operator’s judgment reasonably exercised, requires a meeting to be held without the notice and agenda provided for in clauses 6.5 and 6.6, a meeting called by the Operator is deemed as properly called and held on notice given by the Operator by any means and with whatever notice the Operator reasonably considers to be adequate under the circumstances.

(b)	The Operator must prepare and give to each Representative a copy of the proposed agenda specifying each matter to be considered at the meeting (including appropriate supplementary information) at or before the meeting.
6.9	Chairman of meeting of Joint Venture Committee
(a)	From the Commencement Date and until the Farmin Completion Date, MCG must appoint the chairman of the Joint Venture Committee.

(b)	On and from the Farmin Completion Date:
(i)	for as long as the Participating Interests of MCG and Newcrest (taken in aggregate with their respective Affiliates) are equal, MCG and Newcrest must appoint the chairman of the Joint Venture Committee in turn, commencing with Newcrest appointing the first chairman; and

(ii)	if the Participating Interests of MCG and Newcrest (taken in aggregate with their respective Affiliates) are not equal, the Venturer with the greater Participating Interest must appoint the chairman.
(c)	Each appointment of a chairman under this clause 6.9 is to be for a period of 12 months from the date of appointment. Any appointment may be renewed for further periods of 12 months.

(d)	If at any duly convened meeting of the Joint Venture Committee at which a quorum is present the chairman is not present, the Representatives of the Venturer who nominated that chairman and who are present must elect a chairman from amongst their number.
6.10	Quorum
(a)	A quorum at meetings of the Joint Venture Committee is constituted if at least one nominated Representative of Venturers (or an alternate) holding 70% or more of the total Participating Interests is in attendance.

(b)	A Representative who has cast a vote on any matter coming before the meeting by notice delivered to the Operator under clause 6.14 is deemed to be present at that meeting.

(c)	If:
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(i)	within half an hour from the time appointed for a meeting of Representatives a quorum is not present, the meeting must automatically be adjourned to the next Business Day at the same time and place; and

(ii)	at the adjourned meeting a quorum is not present within half an hour from the time appointed, the Representatives present or casting a vote by notice delivered to the Operator under clause 6.14 constitute a quorum.
6.11	Voting on resolutions
(a)	All decisions of the Joint Venture Committee must be passed by Super Majority Vote of the Representatives.

(b)	The Representatives representing each Venturer on the Joint Venture Committee may collectively cast the same percentage votes on a resolution as Participating Interest held by the Venturer they represent.

(c)	The chairman does not have a second or casting vote on any resolution of the Joint Venture Committee.

(d)	For the purposes of clause 6.11(a), any instruction or direction provided by the Joint Venture Committee to the Operator is a decision.
6.12	Procedural rules

The Joint Venture Committee may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

6.13	Minutes and records
(a)	The Operator must prepare written minutes of each meeting of the Joint Venture Committee and distribute copies to all Representatives within 5 Business Days after the meeting.

(b)	The minutes must include details of each resolution passed at the meeting and must be signed by the chairman of the meeting.

(c)	Every Representative must notify the Operator within 5 Business Days of receipt of the minutes whether or not the Representative approves or disapproves of them. A Representative who fails to do so is deemed to have approved the minutes.

(d)	If any Representative disapproves the minutes, the Operator must endeavour to resolve the issue before the next meeting of the Joint Venture Committee, and if the Operator fails to do so, the question is to be an agenda item for resolution by a vote at the next meeting of the Joint Venture Committee.

(e)	Minutes of the meeting approved or deemed approved by all Representatives in accordance with this clause 6.13 are prima facie evidence of the matters discussed and resolutions passed at the meeting to which they relate and bind the Venturers.

(f)	The approval or disapproval of minutes does not affect the validity of decisions of the Joint Venture Committee at the meeting to which the minutes relate.
6.14	Vote without attending meeting

A Representative who is entitled to vote but who is unable to attend a meeting, may vote on any matter which may property come before that meeting by notice delivered to the Operator at or before the meeting.
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6.15	Vote without a meeting
(a)	The Venturers may consider, without holding a meeting, any matter capable of being considered by the Joint Venture Committee at a meeting if:
(i)	a request outlining the relevant matters for determination is made in a written notice from the Operator or a Venturer to all other Venturers for action;

(ii)	the Venturers consider and determine the relevant issue within 5 Business Days after receipt of the request; and

(iii)	one Representative who is entitled to vote on behalf of each Venturer gives notice of his or her decision to the Operator in writing on the matter.
(b)	Any submission which receives the affirmative vote of Representatives of the Venturers whose Participating Interests aggregate 70% or more is deemed to be a decision of the Joint Venture Committee, binding on all Venturers to the same effect as if made at a meeting of the Joint Venture Committee.

(c)	The Operator must notify the Venturers of the results of the decision within 2 Business Days after the expiry of the period of 5 Business Days referred to above and must prepare and circulate a minute of the decision as if a meeting of the Joint Venture Committee had been held, under clause 6.16.
6.16	Mode of meeting
(a)	A Joint Venture Committee meeting may be held:
(i)	in person;

(ii)	by using any means of audio or audio-visual communication by which each Representative participating can hear and be heard by each other Representative participating; or

(iii)	by using any other technology consented to in writing by all the Representatives.
(b)	A Representative’s consent under clause 6.16(a)(iii) may be:
(i)	a standing one; and

(ii)	withdrawn within a reasonable time before the Joint Venture Committee meeting.
(c)	A Joint Venture Committee meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Representatives present at the meeting is located or, if an equal number of Representatives is located in each of 2 or more places, at the place where the chairman of the meeting is located.
7.	OPERATOR AND OPERATING PROGRAMS AND BUDGETS

7.1	Appointment
(a)	As soon as possible after the Commencement Date, MCG and Newcrest must take all steps necessary to bring about their joint ownership and control of the Operator of the Joint Venture including:
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(i)	executing a shareholders agreement in relation to the Operator, substantially in the form of the document annexed as Annexure B;

(ii)	arranging for the Operator to adopt a constitution, substantially in the form of the document annexed as Annexure C;

(iii)	procuring that all the issued shares of the Operator are held by MCG and Newcrest in proportion to their respective Participating Interests in the Joint Venture (or in such other proportion as MCG and Newcrest may agree); and

(iv)	executing the Services Agreement with the Operator.
(b)	The Operator may propose that it charges a management fee for performing the services as Operator under this document and the Services Agreement. The proposed fee will be payable as part of the Joint Venture Expenditure if the proposal is approved by the Joint Venture Committee.

(c)	In addition to the management fee under clause 7.1(b), the Operator is entitled to recover all of its costs and expenses Incurred for the purposes of achieving the Objects of the Joint Venture (including the items referred to in the sections 3.2 to 3.17 of Schedule 2) as authorised by this document or the Services Agreement.

(d)	The management fee (if any) under clause 7.1(b) and the costs and expenses under clause 7.1(c) form part of Joint Venture Expenditure and the Venturers must pay those fees, costs and expenses to the Operator in accordance with the terms of the Services Agreement.
7.2	Agency of the Operator

Subject to the terms of the Services Agreement and this document:
(a)	the Operator is the agent of the Venturers; and

(b)	in that capacity, the Operator is in charge of all Operating Programs and other activities conducted, or a substantial part of which is conducted, in the JV Area for the purposes of the Joint Venture.
7.3	Supervision by Joint Venture Committee

The Operator:
(a)	is subject to the supervision of the Joint Venture Committee; and

(b)	must carry out any instruction properly given to it by the Joint Venture Committee following a decision made in accordance with clause 6.11 or clause 6.15.
7.4	Operating Program and Budget during Farmin Period

During the Farmin Period, the Operating Program and Budget shall, subject to clause 6.2 of the Master Purchase and Farmin Agreement, be as set out in Schedule 2 and Annexure B of the Master Purchase and Farmin Agreement.
7.5	Operating Programs and Budgets after the Farmin Period

On and after the Farmin Completion Date, the Operator must:
(a)	prepare a proposed Operating Program and Budget (including detailed supporting data) concerning operations in the JV Area proposed:
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(i)	for the first Operating Program and Budget, in respect of the period from the Farmin Completion Date until 30 June; and

(ii)	thereafter, for all subsequent periods ending on 30 June; and
(b)	distribute that proposed Operating Program and Budget to all Venturers within 30 Business Days before the proposed commencement of the Operating Program and Budget.
7.6	Substitute Operating Programs and Budgets
(a)	On and after the Farmin Completion Date, the Joint Venture Committee must meet to consider and vote on each proposed Operating Program and Budget at least 20 Business Days before their commencement.

(b)	If the Joint Venture Committee does not approve a proposed Operating Program and Budget, it will be treated as having approved an Operating Program and Budget, during the period for which the Proposed Operating Program and Budget is prepared to:
(i)	keep each Tenement in good standing;

(ii)	satisfy any applicable work and expenditure obligations in relation to each Tenement; and

(iii)	progress the Objects of the Joint Venture at a level that a reasonably prudent operator in like circumstances would advance them to retain the maximum value of the project while preserving working capital, using the last approved Operating Program and Budget as a guide.
7.7	Amendment of Operating Programs

The Joint Venture Committee may amend any approved Operating Program and Budget.

7.8	Ownership of property
(a)	Except as otherwise provided in this document:
(i)	all Tenements and other Joint Venture Property are beneficially owned by the Venturers in undivided shares as tenants-in-common in proportion to their respective Participating interests; and

(ii)	each Venturer waives its rights of partition and sale in lieu of partition in those Tenements and any other Joint Venture Property.
(b)	It is the intention that the Venturers will hold the legal title to all Tenements and (wherever practical) all other Joint Venture Property as tenants-in-common in proportion to their respective Participating Interests. If at any time any of the Joint Venture Property is held by less than all the Venturers, the Venturer (or Venturers) which holds the legal title will do so in trust for all Venturers as tenants-in-common in proportion to their respective Participating Interests. Where it is not practical, for the Venturers to hold the legal title to any Joint Venture Property as tenants-in-common, the Operator is to hold legal title to that Joint Venture Property in trust for all Venturers as tenants-in-common in proportion to their respective Participating Interests.

(c)	The Operator may only purchase property for the Joint Venture that is required to meet the reasonably anticipated needs of the currently approved Operating Program, unless the Joint Venture Committee approves otherwise.
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(d)	If the Operator declares any property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both to be surplus, that property may be disposed of:
(i)	if, and in the manner, the Joint Venture Committee approves; and

(ii)	in accordance with the Accounting Procedure.
7.9	Access to site and information
(a)	Subject to clauses 7.9(c), 7.9(d) and 7.9(e), if the Operator receives reasonable notice from a Venturer that the Venturer wishes a third party which is not an Affiliate of the Venturer to access the site, it must give any person who has the Venturer’s written authority;
(i)	access to the site of any Tenement; and

(ii)	any information relating to the Joint Venture,
and allow any of those persons to:
(iii)	observe and inspect the conduct of the operations of the Joint Venture; and

(iv)	examine and, if desired, copy at the Venturer’s expense any record of the Joint Venture, collectively called Access.
(b)	The Operator must only grant access in accordance with clause 7.9(a), if the Venturer verifies, in the form of written authority, that the purpose of the Access sought is required:
(i)	to facilitate financing of the Venturer’s Participating Interest;

(ii)	to restate reserves held by the Venturer; or

(iii)	directly in connection with a proposed sale of part or all of the Venturer’s Participating Interests, and that any information derived from the Access is to be used for those purposes only.
(c)	The person with the Venturer’s written authority must deliver to the Operator:
(i)	a duly executed confidentiality agreement, substantially in the form of the document attached as Schedule 7; and

(ii)	such other indemnities and undertakings as the Operator (acting reasonably) may require.
(d)	All site visits are at the sole risk and cost of the Venturer and the Operator is not in any way responsible for that Venturer’s personnel conduct, safety or expenses during the visit.

(e)	The Venturer’s personnel must comply with all reasonable directions given by or on behalf of the Operator and comply with safety procedures on the site.
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8.	INTELLECTUAL PROPERTY AND INFORMATION
(a)	If a Venturer or an Affiliate of a Venturer has proprietary technology applicable to operations which the Venturer or its Affiliate desires to make available to the Joint Venture on terms and conditions other than as specified in this clause 8, the Venturer or Affiliate may, with the prior approval of the Joint Venture Committee, make that proprietary technology available on terms to be agreed.

(b)	If the proprietary technology is made available, then any inventions, discoveries or improvements that relate to such proprietary technology and which result from Joint Venture expenditures belongs to the Venturer or the Affiliate. In each such case, each other Venturer has a non-exclusive, irrevocable, royalty-free world-wide licence, with rights to sub-licence to related corporations, in relation to such inventions, discoveries or improvements.
9.	INSURANCE AND LITIGATION

9.1	Insurance obligations
(a)	The Venturers and the Operator must procure and maintain in force:
(i)	all insurances required by applicable law in connection with operations under this document and the Services Agreement; and

(ii)	any additional Insurance the Joint Venture Committee requires.
(b)	In addition to the insurance cover referred to in clause 9.1(a), a Venturer may at its own cost have its own insurance cover for any Liabilities it may incur because it is a Venturer.

(c)	If neither the Joint Venture nor any other Venturer is disadvantaged or otherwise penalised, a Venturer may elect not to participate in an insurance taken out by the Operator under clause 9.1(a)(ii). If a Venturer does so, it must:
(i)	notify the Operator of that fact; and

(ii)	give the other Venturers evidence satisfactory to each of them that it is effectively self-insured or otherwise covered by a suitable policy of insurance, in either case, for the same risk.
9.2	Cost of insurance

The Operator must charge the cost of all:
(a)	insurances referred to in clause 9.1(c) to each Venturer participating in those insurances in proportion to its Participating Interest; and

(b)	other insurances as Joint Venture Expenditure.
9.3	Operator’s obligations

The Operator must:
(a)	promptly inform each Venturer participating in any insurance when cover has been taken out;

(b)	supply a Venturer participating in any insurance with a copy of the relevant policies if requested to do so by that Venturer;
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(c)	arrange for each Venturer participating in any insurance, in proportion to its Participating Interest, to be named as a co-insured on the relevant policies with waivers of subrogation in favour of that Venturer; and

(d)	file all claims and take all necessary steps to collect the proceeds of any insurance and:
(i)	if all Venturers have participated in that insurance, credit the proceeds of that insurance to the Joint Account; or

(ii)	if all Venturers have not participated in that insurance, credit the proceeds of that insurance to each Venturer participating in that insurance in proportion to its contribution to the premium for that insurance.
9.4	Independent contractors’ insurance

The Operator must
(a)	take all reasonable steps to ensure that all independent contractors (including subcontractors) performing work for the Joint Venture obtain and maintain all Insurances required by applicable law or the conditions of their respective engagements; and

(b)	if reasonably possible, obtain a waiver of subrogation in favour of the Operator and the Venturers from the insurers of those independent contractors.
9.5	Notice of litigation

The Operator must promptly notify each Venturer of any claim, dispute, litigation, arbitration, mediation, conciliation, administrative proceeding, lien, demand, judgement or order relating to operations under this document if the total amount in dispute or the total amount of damages and expenses is estimated to exceed:
(a)	$100,000; or

(b)	any other amount the Joint Venture Committee decides.
9.6	Litigation against third parties
(a)	The Operator may prosecute, defend or settle any claim, dispute, litigation, arbitration, mediation, conciliation, administrative proceeding, lien, demand, judgement or order relating to this document or operations under this document (except as between Venturers) unless the total amount in dispute or the total amount of damages and expenses is estimated to exceed:
(i)	$100,000; or

(ii)	any other amount the Joint Venture Committee decides,
in which case clause 9.6(b) applies.

(b)	If the total amount in dispute or the total amount of damages and expenses is estimated to exceed an amount referred to in 9.6(a), the Operator must not do anything referred to in that paragraph without the Joint Venture Committee’s approval.

(c)	Each Venturer may participate in any prosecution, defence or settlement relating to this document or operations under this document at its own expense.
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9.7	Litigation against a Venturer

Each Venturer must, at its own expense:
(a)	separately compromise, defend or settle any claim made or action brought against it personally regarding this document or operations under this document; and

(b)	keep all other Venturers fully informed of the nature, status and particulars of any claim or action referred to in clause 9.7(a), unless all Venturers agree otherwise.

10.	REHABILITATION

10.1	Rehabilitation Obligations

The Venturers and the Operator must comply with all their obligations under the Mining Act, the Tenements and Authorisations, and all applicable statutory and contractual obligations relating to the rehabilitation, restoration, revegetation and cleaning up of all Joint Venture Property during and following the conduct of activities under the Joint Venture.

10.2	Rehabilitation Program

In order to meet the obligations referred to in clause 10.1, a rehabilitation program must be formulated, maintained and updated and carried out by the Operator.

10.3	Rehabilitation Fund
(a)	From the Commencement Date, the Venturers must establish a rehabilitation fund which fund and all interest earned by the fund must be applied towards meeting the obligations referred to in clause 10.1.

(b)	The amounts, investments, sureties or securities to be paid into the fund, and the schedule on which such payments are to be made, must be approved by the Joint Venture Committee.

(c)	All amounts to be paid into the fund must be paid by the Venturers in proportion to their Participating Interests at the time that each payment is due.
11.	CROSS CHARGE

11.1	Venturers’ obligations

Each Venturer must at its own cost:
(a)	execute and deliver to the other Venturers a deed of charge at the time of executing this document or any Assumption Deed;

(b)	ensure that the charge is registered (and not just provisionally) under the Companies Act, and approved and registered under the Mining Act;

(c)	ensure that the charge is registered in any other places which any other Venturer notifies to it if any other Venturer is reasonably satisfied that registration is necessary or desirable to perfect the security created by that charge or to protect the rights of any other Venturer under that charge;
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(d)	obtain all necessary Authorisations in relation to that charge and lodge them for registration in each jurisdiction required to perfect the security created by that charge;

(e)	ensure that the charge is stamped; and

(f)	do everything necessary in each jurisdiction required to perfect the security created by that charge.
11.2	Purpose, form and substance

The Cross Charge must be:
(a)	for the purpose of better securing:
(i)	payment of all Called Sums under this document; and

(ii)	payment of any amount due and payable to each Venturer under this document; and
(b)	substantially in the form set out in Schedule 5.
12.	JOINT VENTURE EXPENDITURE

12.1	Financing policy

The Venturers agree that, after the Farmin Completion Date, the financing policy for funding Joint Venture Expenditure will be to adopt the following order of choice, in order from first choice to last choice:
(a)	use of the Operator’s funds;

(b)	use of funds available under the Joint Account; and

(c)	use of Called Sums from Venturers.
12.2	Settlement and payment
(a)	All Joint Venture Expenditure incurred by or on behalf of the Operator in the conduct of operations under this document must be decided and settled in accordance with this document (including the Accounting Procedure).

(b)	Each Venturer must contribute to Joint Venture Expenditure in proportion to its Participating Interest in accordance with this document, including clauses 13 and 14 but subject to clause 15. As between MCG and Newcrest, this is subject to the provisions of the Master Purchase and Farmin Agreement.
12.3	Current statements

The Operator must give each Venturer a current statement showing in reasonable detail:
(a)	the total estimated cash expenditure and accrued liabilities on each currently approved Operating Program and Budget for the preceding, current and next month;

(b)	all charges and credits to the Joint Account that have occurred since the last statement and the nature of those items;
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(c)	all unusual charges and credits that have occurred since the last statement that must be separately identified and described in detail;

(d)	the unexpended balance of funds from each Venturer’s earlier advances to the Joint Account, and the extent to which the expenditure and liabilities referred to in clause 12.3(a) can be satisfied from that balance; and

(e)	the amount required to be paid by each Venturer in accordance with that statement (or in the case of MCG, before the Farmin Completion Date, to be paid by Newcrest on MCG’s behalf in accordance with the terms of the Master Purchase and Farmin Agreement), at least 10 Business Days before the beginning of each month.

12.4	Notice of Intention to pay Called Sum

Within 10 Business Days of receipt of the current statement in clause 12.3, each Venturer must notify the Operator whether or not it intends to pay the Called Sum as and when required (Notice of Intention). If the Venturer fails to notify the Operator, the Venturer is deemed to have given a Notice of Intention to pay the Called Sum.

12.5	Called Sums paid in advance of expenditure

A Venturer may pay the Operator its Called Sum in advance of the Due Date for such payment, in which event the Operator must:
(a)	keep each Called Sum paid by a Venturer in advance of expenditure in a separate Joint Venture interest bearing trust account with a financial institution the Joint Venture Committee approves; and

(b)	credit all interest to the Joint Account for a Venturer that pays a Called Sum in advance of expenditure having regard to the date of payment by that Venturer and its Participating Interest.
13.	INTEREST

13.1	Payment of Interest
(a)	A Venturer must pay interest on each amount that is not paid when due, from (and including) the Due Date to (but excluding) the day on which it is paid in full, at the rate calculated in accordance with clause 13.1(b). This interest must be paid on demand.

(b)	Interest on an unpaid amount accrues each day at a rate equal to the sum of the indicator lending rate charged by Westpac Bank (PNG) Limited on overdrafts of K100,000 for that day and 3% per annum, and is capitalised (if not paid) every 5 Business Days.

(c)	This clause 13.1 does not affect a Venturer’s obligation to pay each amount under this document when it is due.
13.2	Interest after judgment

If a Liability of a Venturer becomes merged in a judgment or order, that Venturer, as an independent obligation, must pay interest on the amount of that Liability, from (and including) the date of the judgment or order until it is paid in full, at the higher of the rate that applies under the judgment or order and the rate calculated in accordance with clause 13.1.
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13.3	Accrual and calculation of Interest

Interest under this clause:
(a)	accrues daily; and

(b)	is calculated on the basis of the actual number of days on which Interest has accrued and a 365 day year.
14.	PAYMENTS

14.1	Payment of Called Sums and Interest
(a)	If a Venturer gives or is deemed to have given a Notice of Intention under clause 12.4 to pay a Called Sum, the Venturer must pay to the Operator the Called Sum required to be paid by it in accordance with the statement under clause 12.3:
(i)	by the Due Date for payment of that Called Sum; and

(ii)	in accordance with this clause 14.1 and clause 14.2.
(b)	If a Venturer does not comply with clause 14.1 (a):
(i)	it must pay Interest to the Operator for the benefit of the other Venturers’ accounts;

(ii)	that Interest is to be calculated from (and Including) the Due Date for payment of that Called Sum to (but excluding) the date of actual payment; and

(iii)	expenses attributable to or arising from that Called Sum will be treated as part of that sum.
14.2	How payments must be made

A Venturer must make each payment to the Operator under this document:
(a)	by delivering an unendorsed bank cheque to the Operator at the place, or by direct transfer of cleared funds to the credit of the account, that the Operator nominates at least 5 Business Days before the payment is made; and

(b)	without any set-off or counterclaim and (to the extent permitted by law) free and clear of, and without deduction or withholding for or on account of, any Taxes (other than Excluded Taxes).
14.3	Deductions and withholdings

If at any time an applicable law obliges a Venturer to make a deduction or withholding in respect of Taxes from a payment to the Operator under this document, that Venturer:
(a)	must notify the Operator of the obligation promptly after that Venturer becomes aware of it;

(b)	must ensure that the deduction or withholding does not exceed the minimum amount required by law;

(c)	must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to the Operator a copy of any receipt, certificate or other proof of payment; and
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(d)	unless the Tax is an Excluded Tax, must indemnify the Operator against the deduction or withholding by paying to the Operator, at the time that the payment to the Operator is due, an additional amount that ensures that, after the deduction or withholding is made, the Operator receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.
14.4	Currency Indemnity

If, for any reason (including as a result of a judgment or order), an amount payable by a Venturer under or in respect of this document (Relevant Amount) is received by the Operator in a currency (Payment Currency) that is not the currency in which the amount is expressed to be payable under this document (Required Currency) then that Venturer, as an independent obligation, must indemnify the Operator against, and must pay the Operator on demand the amount of, any shortfall between:
(a)	the amount of Required Currency which the Operator receives on converting the amount it received in the Payment Currency into an amount in the Required Currency in accordance with its usual practice; and

(b)	the relevant amount in the Required Currency.
15.	DILUTION

15.1	Consequences of non-payment
(a)	If a Venturer (other than Newcrest in respect of Joint Venture Expenditure from the Commencement Date up to and including the Farmin Completion Date) gives a Notice of Intention under clause 12.4 not to pay a Called Sum and it subsequently fails to pay that Called Sum, the Operator must notify that Venturer (the Notifying Venturer) and the other Venturers of the failure (Notice of Failure to Pay), specifying details of the failure.

(b)	If the Notifying Venturer does not rectify the failure within 15 Business Days after issue of a Notice of Failure to Pay:
(i)	within 7 days after the expiry of the 15 Business Day rectification period, the Operator must further notify all other Venturers of the failure to rectify; and

(ii)	within 7 days after the date of further notice from the Operator, the other Venturers may pay the Notifying Venturer’s contribution in proportion to their respective Participating Interests (or in such other proportions or manner as they may agree).
(c)	For the purposes of this clause 15, a Notifying Venturer becomes a Diluting Venturer when any other Venturer meets the Notifying Venturer’s contribution under clause 15.1(b)(ii).

(d)	On payment by any other Venturer of all or part of the Diluting Venturer’s contribution under clause 15.1(b)(ii), the Participating Interests of the Venturers shall be adjusted in accordance with clause 15.2.

(e)	A Diluting Venturer may attend meetings of the Joint Venture Committee and the Operator must provide a Diluting Venturer with any approved Operating Program and Budget until the Diluting Venturer withdraws or is deemed to have withdrawn.
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15.2	Calculation of Participating Interests

The Participating Interest of a Venturer is to be calculated according to the following formula:

PI =	A	X 100

A + B
Where:

PI = the Participating Interest of the Venturer

A = the actual and deemed contributions of the Venturer at the relevant time

B = the actual and deemed contributions by all other Venturers at the relevant time

For the purposes of the formula, deemed contributions are as set out in Schedule 3.

15.3	Minimum Participating Interest

A Venturer may not hold a Participating Interest of less than 5%. Accordingly:
(a)	the Operator must give notice to a Venturer whose Participating Interest reduces to less than 5%; and

(b)	on delivery of the notice to the Venturer, the Venturer will be deemed to be a Defaulting Party for the purposes of clause 17.4,17.5 and 17.6 and its Participating Interest will be sold in accordance with those provisions.
15.4	Withdrawal
(a)	A Venturer (Withdrawing Party) may at any time after the Farmin Completion Date withdraw as a Venturer by giving the other Venturers and the Operator notice of withdrawal at least 20 Business Days before the effective date of withdrawal.

(b)	The date (Withdrawal Date) must be specified in the notice and be no more than 30 Business Days after the date of the notice.

(c)	From the Withdrawal Date, the Representatives of the Withdrawing Party are no longer entitled to a vote on the Joint Venture Committee on any matter arising for determination after the Withdrawal Date.

(d)	On or before the Withdrawal Date, the Withdrawing Party must:
(i)	transfer all of its Participating Interest to the other Venturers (Remaining Parties) by documents acceptable in form and substance to the Remaining Parties; and

(ii)	if it holds shares in the Operator, transfer all of its shares in the Operator to the other remaining shareholders of the Operator in the proportions that these other remaining shareholders, Participating Interests bear to each other, free from any Encumbrances and for no consideration or compensation.

(e)	Each Remaining Party will share in the transfer in the proportion that its Participating Interest at the date of the transfer bears to the sum of the Participating Interests of all of the Remaining Parties at that date (or in any other proportions the Remaining Parties may otherwise agree).
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(f)	The Withdrawing Party must pay all costs of the transfer (including duty and registration fees).

(g)	The Withdrawing Party must do anything reasonably necessary or convenient to render the transfer effective under applicable law (including execute and deliver all documents acceptable in form and substance to each Remaining Party and obtain all Authorisations).

(h)	Each Withdrawing Party irrevocably appoints and constitutes every Remaining Party and, where a Remaining Party is a corporation, every director and secretary for the time being of that corporation severally, as its true and lawful attorney in its name and on its behalf to do anything reasonably necessary or convenient to render the transfer effective under applicable law (including execute and deliver all documents and obtain all Authorisations).

(i)	Irrespective of any transfer under this clause, the Withdrawing Party remains liable for all:
(i)	obligations imposed on it under this document and the Transaction Documents and by operation of law; and

(ii)	costs and expenses:
(A)	incurred or intended to be incurred under an approved Operating Program and Budget current as at the Withdrawal Date; or

(B)	accrued in the conduct of operations under this document before the Withdrawal Date, but the Withdrawing Party is not under any further liability for the costs and expenses of the Joint Venture.
(j)	The Withdrawing Party must join in any acts required for the maintenance of its Participating Interest until all legal and other requirements are met in relation to the transfer.

(k)	If the Participating Interest of a party seeking to become a Withdrawing Party is subject to an Encumbrance, that party:
(i)	is not permitted to withdraw until all Encumbrances to which the Participating interest is subject have been discharged; and

(ii)	remains liable for all obligations imposed on it under this document until all Encumbrances to which the Participating Interest is subject have been discharged.
(l)	When all Encumbrances have been discharged the Withdrawing Party must give each Remaining Party a notice that includes evidence of the discharge reasonably acceptable to each Remaining Party.

(m)	Each Remaining Party must no later than 10 Business Days after the date of the notice in clause 15.4(l) notify the Withdrawing Party whether or not the evidence of discharge is acceptable to it. In default of any notice, the evidence of discharge is treated as being acceptable. If the notice indicates that the evidence of discharge is unacceptable, the Withdrawal Date is postponed to a date that is 5 Business Days after receipt by each Remaining Party of evidence of discharge reasonably acceptable to it.
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(n)	A Withdrawing Party must deliver to each Remaining Party all copies of confidential information referred to in clause 24 (Confidentiality) in the possession of any of the Withdrawing Party, its agents, employees or Affiliates.
15.5	Dilution where State acquires Interest

If the State (or its nominee) or any Landowners (or their nominee) exercise any option which they may have to acquire a Participating Interest in the Joint Venture, the Venturers agree that they will each sell down their respective Participating Interests in the proportions that their respective Participating Interests bear to each other as at:
(a)	the date of exercise of the option, if the option is exercised after the Farmin Completion Date; or

(b)	at the Farmin Completion Date, if the option is exercised prior to the Farmin Completion Date, and in doing so the Venturers agree that the provisions of clause 26 (Assignment and Amendment) do not apply in respect of that sale except that the Venturers will procure that the State or its nominee or the Landowners or their nominee (as the case may be) complies with clause 26.8 (Conditions of Assignment).

16.	DEFAULT

16.1	Default Event

Each of these events or circumstances is a Default Event:
(a)	if, after the Farmin Completion Date, a Venturer:
(i)	having given or been deemed to have given a Notice of intention under clause 12.4 to pay a Called Sum, fails to pay the Called Sum by its Due Date; or

(ii)	fails to pay any other amount that is due and payable under this document;
(b)	if a Venturer creates or permits to exist any Encumbrance other than a Permitted Encumbrance over all or any of its Participating Interest in breach of clause 25;

(c)	if a Venturer Assigns any of its Participating Interest in breach of clauses 26; or

(d)	If an Insolvency Event occurs in respect of a Venturer.
16.2	Default Notice
(a)	The Operator must notify a Defaulting Venturer, its Encumbrancee (if the Operator has notice of its address for service), and the other Venturers of that Defaulting Venturer’s Default Event, and require that:
(i)	if the Default Event is under clauses 16.1(a), the outstanding amount be paid;

(ii)	for those Default Events other than under clause 16.1(a), the Default be otherwise remedied (if possible), within 15 Business Days of receipt of the Default Notice and in accordance with clause 14.
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(b)	If the Operator is an Affiliate of a Defaulting Venturer, another Venturer may notify that Defaulting Venturer, its Encumbrancee (if that other Venturer has notice of its address for service), and the other Venturers of that Defaulting Venturer’s default, and require that the Default Event be remedied in accordance with clause 16.2(a).
16.3	Consequences of Default Notice
(a)	Subject to clause 16.3(b), with effect from the date which is one Business Day after a Default Notice is served on that Defaulting Venturer until all defaults by a Defaulting Venturer are remedied in accordance with clause 16.6 (Default Period):
(i)	the Representatives appointed by that Defaulting Venturer cannot vote on any matter before the Joint Venture Committee; and

(ii)	that Defaulting Venturer is not entitled to its Share of Production which must be dealt with in accordance with clause 17.
(b)	If the Default Event is an event set out in clause 16.1(d), in addition to the consequences set out in clause 16.3(a), during the Default Period, the representatives of the Defaulting Venturer appointed to the board of directors of the Operator are not entitled to vote on any resolution before the board.
16.4	Contributing Venturers
(a)	If the Default Event is default under clause 16.1(a) and it is not remedied in accordance with clause 16.2(a), the Venturers other than the Defaulting Venturer (the Contributing Venturers) must pay to the Operator, in proportion to their respective Participating Interests (unless otherwise agreed between them), the Unpaid Called Sum on behalf of the Defaulting Venturer.

(b)	A Venturer that does not comply with clause 16.4(a) will be regarded as a Defaulting Venturer.

(c)	The amount paid to the Operator by a Contributing Venturer under clause 16.4(a):
(i)	must be paid within 20 Business Days after it receives a statement from the Operator specifying all necessary details; and

(ii)	will:
(A)	constitute a debt due and payable by the Defaulting Venturer to the Contributing Venturer; and

(B)	include any expenses arising from payment by the Contributing Venturer and Interest on the debt in accordance with clause 16.5, until paid by that Defaulting Venturer.

(d)	For the purposes of clause 16.4(c)(i), the Operator may give a Venturer a statement before or after the procedures specified in clause 17.1 have been followed if:

(i)	amounts available because of those procedures do not satisfy the Defaulting Venturer’s obligations when those procedures are applied; or

(ii)	those procedures are inapplicable for any reason.
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16.5	Interest

A Defaulting Venturer must pay to the Contributing Venturer Interest on the amount of the debt referred to in clause 16.4(c)(ii). That Interest is to be calculated from the date the Contributing Venturer made the payment to the Operator to the date the Contributing Venturer receives reimbursement from the Defaulting Venturer.

16.6	Remedy of defaults

A default by a Defaulting Venturer in the payment of any Unpaid Called Sum will only be regarded as remedied if the Defaulting Venturer paid the Operator the Unpaid Called Sum and Interest on that Unpaid Called Sum to the payment date.

16.7	Failure to remedy

Any or all of the Venturers (other than a Defaulting Venturer) may exercise its rights under the Cross Charge if:
(a)	a Venturer:
(i)	becomes a Defaulting Venturer in the payment of Called Sums or Interest accrued on those Called Sums on 3 occasions in any 12 month period;

(ii)	received a Default Notice in relation to the first and second defaults; and

(iii)	received a Default Notice in relation to the second default at least 10 Business Days before the Due Date for payment of the Called Sum or Interest accrued on that Called Sum in relation to which the third default occurred.
(b)	a Venturer becomes a Defaulting Venturer by committing a Default Event or a Default Event occurs in relation to the Venturer, and has not remedied that default (if possible) within 15 Business Days of receipt of the Default Notice under clause 16.2.
Clause 16.7(a) applies even if the defaults are remedied.

17.	CONSEQUENCES OF DEFAULT

17.1	Share of Production on trust for sale
(a)	When a Venturer becomes a Defaulting Venturer:
(i)	its right to take delivery of its Share of Production under clause 3.6 ceases immediately; and

(ii)	the Venturer’s Share of Production vests in the Operator on trust for sale.
(b)	Until a Defaulting Venturer ceases to be a Defaulting Venturer:
(i)	the Operator (on behalf of, and as agent for, the Defaulting Venturer) must sell the Share of Production to which that Defaulting Venturer would have been entitled if it had not become a Defaulting Venturer in accordance with a sales agreement (if any) entered into by the Defaulting Venturer before the time of its default; and

(ii)	if there is no sales agreement referred to in clause 17.1, the Operator may (on behalf of, and as agent for, the Defaulting Venturer) sell the Share of
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Production to which that Defaulting Venturer would have been entitled if it had not become a Defaulting Venturer, but the Operator must:
(A)	use reasonable endeavours to obtain the best competitive price available on an arm’s length basis; and

(B)	consider relevant factors (including transportation, processing and penalty costs).
17.2	Application of sale proceeds

The proceeds of all sales under clause 17.1 must be applied in the following order:
(a)	first in payment or reimbursement of all expenses that the Operator incurs in or incidental to the taking delivery of, and selling the Share of Production to which the Defaulting Venturer would have been entitled if it had not become a Defaulting Venturer;

(b)	then in payment of any Interest that has accrued under clause 14.1(b);

(c)	then in payment to discharge any other obligations of the Defaulting Venturer under this document; and

(d)	then in payment to the Defaulting Venturer.
17.3	No Liability or entitlement to Defaulting Venturer
(a)	Neither the Operator nor any Continuing Venturer will be liable to a Defaulting Venturer for anything arising because of the sale of the Defaulting Venturer’s Share of Production if that share was sold in accordance with clause 17.1.

(b)	When a Defaulting Venturer ceases to be a Defaulting Venturer, it is not entitled to an additional Share of Production in replacement of the Share of Production delivered to the Operator under clause 17.1 while the Defaulting Venturer was in default.
17.4	Participating Interest on trust for sale

If, irrespective of any action taken under clause 17.1:
(a)	a Defaulting Venturer continues to be in default;

(b)	the Cross Charge has become enforceable against the Defaulting Venturer; and

(c)	one of the Non-Defaulting Venturers notifies the Operator that it wishes to enforce the Cross Charge by exercising the power to sale under it in respect of the Defaulting Venturer’s Participating Interest, then:
(i)	the Operator must notify all Venturers (including the Defaulting Venturer) that the event has occurred;

(ii)	a Defaulting Venturer’s Participating Interest (including its right to collection or transportation at the Delivery Point of its Participating Interest Share of Production) automatically vests in the Operator on trust for sale, and any trust for sale under clause 17.1 ceases; and

(iii)	at the time of vesting referred to in clause 17.4(ii), a Defaulting Venturer:
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(A)	ceases to have further rights or interests in the Joint Venture except those under clause 17.5; but

(B)	continues to be liable for any antecedent default and Interest on the amount of that default to the extent not satisfied under clause 17.5(g); and

(C)	if it holds shares in the Operator, must transfer its shares in the Operator to the other remaining shareholders of the Operator in the proportions that these other remaining shareholders’ Participating Interests bear to each other, for no consideration or compensation.
17.5	Terms of trust for sale

If a trust for sale arises under clause 17.4:
(a)	clauses 17.1 and 17.2 apply to the Share of Production attributable to the Participating Interest on trust for sale;

(b)	the Operator must:
(i)	try to agree with the Defaulting Venturer on a value for the Participating Interest held on trust for sale, but if the Operator is an Affiliate of the Defaulting Venturer, it must try to agree on that value with the other Venturers; and

(ii)	have that value independently decided in accordance with clause 17.6 if the Operator and the Defaulting Venturer or if applicable the other Venturers cannot agree on that value within 20 Business Days after the trust for sale arose;
(c)	each Continuing Venturer has an option to purchase the Participating Interest held on trust for sale. This option is exercisable:
(i)	by one or more of the Continuing Venturers that will then be liable for the purchase price in proportion to their respective Participating Interests;

(ii)	by each Continuing Venturer that wishes to exercise this option notifying the Defaulting Venturer within 20 Business Days after the Operator has notified all the Continuing Venturers that the value of the Participating Interest held on trust for sale has been agreed or independently decided (as the case may be);

(iii)	at a price:
(A)	subject to clause 17.5(e), equal to the value agreed or independently decided (as the case may be); and

(B)	payable to the Operator as cash consideration (and not for any other consideration) as trustee under the trust for sale; and
(iv)	by the payment to the Operator as trustee under the trust for sale of a deposit of 50% of the price referred to in clause 17.5(c)(iii) within 10 Business Days after this option is exercised;
(d)	the unpaid balance of the amount payable under clause 17.5(c) carries Interest in accordance with clause 13 calculated from the date for payment of the deposit;
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(e)	if the option under clause 17.5(c) is not exercised, the Operator must use its best endeavours to dispose of the Participating Interest held on trust for sale for the best competitive price reasonably obtainable from a purchaser that complies with clause 26.8(d) but, if that price is below the value agreed or independently decided (as the case may be) under clause 17.5(b), each Continuing Venturer has a further option to purchase the Participating Interest at that price on the terms of clause 17.5(c);

(f)	a purchaser of the Participating Interest held on trust for sale will take it free from any Encumbrance other than a Permitted Encumbrance;

(g)	the sale proceeds of the Participating Interest held on trust for sale (and the balance of the sale proceeds of Mineral Products forming part of that Participating Interest) must be applied in accordance with clause 17.2; and

(h)	each Venturer irrevocably appoints and constitutes the Operator its true and lawful attorney in its name and on its behalf to do anything reasonably necessary to vest the Participating Interest held on trust for sale in the purchaser of that Participating Interest (including execute any transfer or other document in blank).
17.6	Independent value

The value of a Participating Interest held on trust for sale must be independently decided in accordance with the following procedures if the Operator and the Defaulting Venturer cannot agree on a value under clause 17.5(b)(i):
(a)	the Operator must:
(i)	request the President of each of the Australasian Institute of Mining and Metallurgy and the Australian Mining Industry Council to nominate an independent expert and the Operator must nominate one Independent expert (who is a recognised expert in valuing mining operations and properties) to value that Participating Interest; and

(ii)	promptly notify all Venturers of the names of the independent experts nominated; and
(b)	each independent expert:
(i)	must act as an expert only and not as an arbitrator;

(ii)	may consult with the Operator and independent contractors engaged by the Operator in connection with the Joint Venture;

(iii)	is entitled to rely in good faith on the opinions of any expert or other persons (including the Operator and independent contractors engaged by the Operator in connection with the Joint Venture) consulted;

(iv)	must consider submissions about value that a Venturer may make to him or her within 15 Business Days of the Venturer or the Defaulting Venturer receiving notice of the independent experts nominated;

(v)	must make his or her valuation independently, without consultation with other independent experts and on the basis of:
(A)	a willing but not anxious purchaser; and

(B)	a willing but not anxious vendor;
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(vi)	must not consider the Defaulting Venturer’s Liabilities except as required by clause 17.6(b)(x);

(vii)	may consider whether or not the Defaulting Venturer’s Participating interest carries with it an entitlement to a measure of control of the Joint Venture;

(viii)	must use his or her best endeavours to complete his or her valuation within 30 Business Days of his or her nomination;

(ix)	must disregard the value of Mineral Products derived from the Participating Interest independently sold under clause 17.5(g);

(x)	must fully deduct the amount of the Defaulting Venturer’s Liabilities under or secured by all Encumbrances; and

(xi)	must deliver a copy of his valuation to all Venturers when completed; and
(c)	if an independent expert fails to complete his or her valuation within the time prescribed by clause 17.6(b)(viii):
(i)	the Operator may, before completion of his or her valuation, declare that the independent expert ceased to be an independent expert for the purposes of this clause by notifying all Venturers; and

(ii)	if the Operator makes a declaration in accordance with clause 17.6(c)(i), it must then immediately request the President of the Australasian Institute of Mining & Metallurgy or the Australian Mining Industry Council (whichever of those Presidents appointed the expert concerned) to nominate or must itself nominate (as the case requires) another independent expert in place of the one who ceased to be an independent expert for the purposes of this clause; and
(d)	the independent value of a Participating Interest held on trust for sale is:
(i)	the average of the amounts of the valuations of the 2 independent experts whose valuations are closest to each other; or

(ii)	if the difference between the highest and the median valuations is the same as the difference between the median and the lowest valuations, the median valuation.
18.	CHANGE OF CONTROL

18.1	Meaning of Control

For the purposes of this clause 18 an entity controls a second entity if the first entity:
(a)	has the capacity to determine the outcome of decisions about the second entity’s financial and operating policies;

(b)	has the capacity to influence decisions about the second entity’s financial and operating policies; or

(c)	an Affiliate or Affiliates (or any combination thereof) has an aggregate relevant interest in at least 50% of the voting shares of the second entity.
In determining whether the first entity has this capacity:
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(d)	the practical influence the first entity can exert (rather than the rights it can enforce) is the issue to be considered; and

(e)	any practice or pattern of behaviour affecting the second entity’s financial or operating policies is to be taken into account (even if it involves a breach of an agreement or a breach of trust).
The first entity does not control the second entity merely because the first entity and a third entity jointly have the capacity to determine the outcome of decisions about the second entity’s financial and operating policies.

18.2	Meaning of Change of Control
(a)	Subject to clause 18.2(b), a Change of Control occurs in relation to a body corporate or entity (the body) where:
(i)	an entity that Controls the body ceases to Control the body; or

(ii)	an entity that does not Control the body comes to Control the body.
(b)	No Change of Control occurs if:
(i)	the entity that ceases to Control the body under clause 18.2(a) was, immediately beforehand, Controlled by a body corporate that Controls the body;

(ii)	the entity that comes to Control the body under clause 18.2(a) is, immediately afterward, a wholly-owned subsidiary of a body corporate that previously Controlled and continues to Control the body;

(iii)	it results from a Change in Control of a listed entity; or

(iv)	it results from a Change of Control which MCG and Newcrest have by written instrument signed by their Representatives unanimously approved in advance.
18.3	Consequences of Change of Control

If there is a Change of Control of a Venturer, the Venturer must immediately give the other Venturers a notice setting out full details of the change and, whether or not the Venturer does so, unless the other Venturers unanimously decide otherwise:
(a)	the Venturer’s Participating Interest including its right to collection or transportation at the Delivery Point of its Participating Interest’s Share of Production automatically vests in the Operator on trust for sale and any trust for sale under clause 17.1 ceases;

(b)	at the time of vesting referred to in clause 18.3(a), the Venturer:
(i)	ceases to have further rights or interests in the Joint Venture except those under this clause and clause 17.5;

(ii)	continues to be liable for any antecedent default and Interest on the amount of any default;

(iii)	if it holds any shares in the Operator, must transfer all of its shares in the Operator to the other remaining shareholders of the Operator in the proportions that these other remaining shareholders’ Participating Interests bear to each other for no consideration or compensation; and
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(c)	clauses 17.5 and 17.6 apply to that trust for sale created under clause 18.3(a) as if the Venturer were a Defaulting Venturer.

19.	TENEMENT RELINQUISHMENT

19.1	Procedure and consequences

If the Joint Venture Committee, decides that a Tenement should be relinquished, surrendered or otherwise disposed of because it is not required for the Joint Venture:
(a)	that Tenement must, before its relinquishment, surrender or disposal, be offered (for no consideration or compensation) to each Venturer individually in proportion to its Participating Interest at the date of that offer;

(b)	if a Venturer does not accept the offer referred to in clause 19.1(a) in relation to all of that Tenement within 20 Business Days, its Participating Interest entitlement is treated as being offered for a further period of 20 Business Days to each other Venturer in the proportion that the Participating Interest of that Venturer bears to the total of the Participating Interests of the other Venturers on the date that offer is treated as being offered;

(c)	if a Venturer does not accept the offers referred to in:
(i)	clause 19.1(a) in relation to all of that Tenement within 20 Business Days; or

(ii)	clause 19.1(b) in relation to all of that Tenement within the time prescribed by that clause,

those offers will automatically lapse and the Operator must proceed to relinquish, surrender or otherwise dispose of, that Tenement; and
(d)	that Tenement ceases to form part of, and is excluded from the definition of, the Tenements when it is relinquished, surrendered or disposed of.
19.2	Expenses
(a)	Subject to clause 19.2(b) below, the Operator must charge the expenses of any relinquishment, surrender or other disposal to the Joint Account.

(b)	The transferee must pay all expenses of and incidental to any transfer in accordance with clause 19.1 (including legal expenses and any duty or registration fees).
20.	GOODS AND SERVICES TAX

20.1	Venturer is member of GST group

If a Venturer is registered as part of a group of companies, references to GST which the Venturer must pay and to input tax credits to which the Venturer is entitled include GST which the representative member of the group of companies must pay and deductions of input tax credits to which the representative member is entitled.

20.2	GST exclusive amounts

All amounts payable under or in connection with this document are exclusive of GST unless indicated otherwise.
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20.3	Payment of GST
(a)	A recipient of a taxable supply under or in connection with this document must pay to the supplier, in addition to the consideration for the taxable supply, an amount equal to any GST paid or payable by the supplier in respect of the taxable supply.

(b)	The recipient must make that payment to the supplier as and when the consideration or part of it is provided, except that the recipient need not pay unless the recipient has received a tax invoice (or a credit note or a debit note) for that taxable supply.
20.4	Reimbursements

Where a supplier incurs a cost or expense for which it may be reimbursed by, indemnified against, claim against or set-off against another Venturer under this document, the amount to be paid or credited is the cost or expense (reduced by the deduction of input tax that the supplier is entitled to claim in relation to that cost or expense) plus the amount in relation to GST payable by the recipient as calculated under this clause.

20.5	Indemnities
(a)	If a release of an indemnity under or in connection with this document gives rise to a liability to pay GST, the indemnified amount must include that GST.

(b)	If a Venturer has a claim under or in connection with this document whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).
20.6	GST returns

If the GST Law requires the Joint Venture to register, the Operator must register the Joint Venture under the GST Law and prepare and lodge a GST return for each taxable period applying to the Joint Venture on the Joint Venture’s behalf.

20.7	Registration

The Operator and each Venturer warrants that it is registered for GST for the taxable activity carried on by the Joint Venture.

20.8	Indemnity

Each Venturer must indemnify each other Venturer against, and must pay each other Venturer on demand the amount of, all losses and liabilities incurred by each other Venturer in connection with any failure by the indemnifying party to comply with any requirement of this clause or the GST Law.

21.	FORCE MAJEURE

21.1	Notice and suspension of obligations

If a party is affected, or likely to be affected, by a Force Majeure Event:
(a)	that party must immediately give the other parties prompt notice of that fact including:
(i)	full particulars of the Force Majeure Event;
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(ii)	an estimate of its likely duration;

(iii)	the obligations affected by it and the extent of its effect on those obligations; and

(iv)	the steps taken to rectify it; and
(b)	the obligations under this document of the Venturer giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.
21.2	Effort to overcome

A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to:
(a)	settle any industrial dispute in any way it does not want to; or

(b)	enter into any agreement relating to the rights of Landowners on terms not acceptable to it for the sole purpose of removing the Force Majeure Event.
21.3	Alternative supply

During any period in which a party is not performing obligations because of a claimed Force Majeure Event, the other parties may make alternative arrangements for the performance, whether by another person or otherwise, of any obligation which the party claiming the Force Majeure Event is not performing without incurring any Liability to that party.

22.	DISPUTE RESOLUTION

22.1	Application

Any dispute or difference between the Venturers arising under or in connection with the Transaction Documents (other than the Master Purchase and Farmin Agreement), including any dispute or difference as to the formation, validity, existence or termination of any of the Transaction Documents (Dispute) must be resolved as set out in this clause 22.

For the avoidance of uncertainty, this clause will not apply to any decisions validly made by the Joint Venture Committee in accordance with the terms of this document

22.2	Notice of dispute or difference
(a)	If a Dispute arises a party must commence the process contained in this clause for its resolution by giving notice (Dispute Notice) to the other party. The party sending the Dispute Notice is the Referring Party.

(b)	The Dispute Notice must:
(i)	be in writing;

(ii)	state that it is given pursuant to this clause 22.2;

(iii)	include or be accompanied by reasonable particulars of the Dispute including:
(A)	a brief description of the circumstances in which the Dispute arose;
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(B)	references to any:
(I)	provisions of the relevant document;

(II)	information, whether written or in any other form; and

(III)	acts or omissions of any person,
relevant to the Dispute;

(C)	the amount in dispute (whether monetary or any other commodity) and if not known, the best estimate available; and
(iv)	be given within 10 Business Days of the Referring Party first becoming aware of the circumstances giving rise to the Dispute.
22.3	Negotiation between Representatives
(a)	Within 10 Business Days of the Referring Party giving a Dispute Notice, the Representatives of the parties to the Dispute must meet to attempt to resolve the Dispute.

(b)	The meeting must take place in person. The parties are not permitted to delegate this function to any other person.

(c)	The parties to the Dispute must ensure that their Representatives at this meeting make a genuine effort to resolve any Dispute.

(d)	If, and to the extent that, the Dispute is resolved, the Representatives of the parties to the Dispute must immediately detail their agreement in writing. This document must clearly state which parts of the Dispute are resolved, and the agreed basis for its resolution.

(e)	If a written agreement is not produced pursuant to clause 22.3(d) in relation to all or part of the Dispute within 10 Business Days after the Dispute Notice has been given, the Dispute, or the part of the Dispute in respect of which there is no written agreement produced, is deemed to be unresolved.
22.4	Negotiation by senior management
(a)	If, 10 Business Days after the Dispute Notice has been given:
(i)	the meeting required by clause 22.3 has not been held; or

(ii)	the agreement has not been recorded in accordance with clause 22.3(d); or

(iii)	the Dispute (or any part of it) is otherwise unresolved,

the Referring Party must give notice to the other party that it requires the Dispute (or the parts of it that have not been resolved or have not been recorded in accordance with clause 22.3(d)) to be referred to senior management for resolution in accordance with clause 22.4(b).
(b)	The notice referred to in clause 22.4(a) must:
(i)	be in writing;

(ii)	state that it is made pursuant to clause 22.4(a);
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(iii)	annex a copy of the Dispute Notice (and any accompanying documents) given pursuant to clause 22.2 together with any documents which the Referring Party considers would further assist senior management in resolving the Dispute;

(iv)	if part of the Dispute has been resolved, annex a copy of the document prepared pursuant to clause 22.3(d); and

(v)	be given no later than 5 Business Days after the Dispute Notice has been given.
(c)	Within 20 Business Days of the Referring Party giving notice pursuant to clause 22.4(a), senior management representatives (SMR) from each of the parties to the Dispute (including the chief executive officer or equivalent from each such party) must meet to attempt to resolve the Dispute. The parties are not permitted to delegate this function to any other person.

(d)	The SMRs may meet more than once within the period referred to in clause 22.4(c) to resolve any Dispute. The SMRs may meet in person, via telephone, videoconference, internet-based instant messaging or any other means of instantaneous communication.

(e)	Each party to the Dispute must ensure that their SMR:
(i)	has full authority to resolve the Dispute; and

(ii)	makes a genuine effort to resolve the Dispute.
(f)	The outcome of the SMR meeting must be reduced to writing and signed by the SMR for both parties to the Dispute (SMR Outcome Document). The SMR Outcome Document must clearly state in respect of the Dispute or any part of the Dispute whether it is resolved or unresolved (clearly stating if the Dispute is only partly resolved, which part is resolved, and which part remains unresolved).

(g)	If:
(i)	an SMR Outcome Document:
(A)	is not produced or is not produced within whichever is the later to occur of:
(I)	20 Business Days of the notice being given pursuant to clause 22.4(a); or

(II)	35 Business Days of the Dispute Notice being given; or
(B)	states that the Dispute (or any part of the Dispute) is unresolved; or

(C)	is silent in respect of any part of the Dispute which was unresolved after the meeting held pursuant to clause 22.3(a); or
(ii)	the Dispute or any part of the Dispute is otherwise unresolved within 35 Business Days of the Dispute Notice being given, the Dispute or the relevant part of the Dispute is deemed to be unresolved and thereafter the Dispute or the relevant part of the Dispute shall be referred to arbitration in accordance with clause 22.5.
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22.5	Arbitration

Any Dispute, or part of a Dispute that is deemed to be unresolved under clause 22.4(g) shall be resolved by arbitration in accordance with the UNCITRAL Rules which are current as at the date on which the Dispute Notice was given. The seat of the arbitration will be Brisbane, Australia and the language of the arbitration will be English.

22.6	Continuance of performance

Despite the existence of a Dispute, the parties must continue to perform their respective obligations under the Transaction Documents.

22.7	Summary or urgent relief

Nothing in this clause 22 prevents a party from instituting court proceedings to seek enforcement of any payment due under the Transaction Documents or to seek urgent injunctive, interlocutory or declaratory relief in respect of a Dispute.

23.	TERMINATION

23.1	Term

This document and the Joint Venture will continue until:
(a)	terminated by the agreement of all parties;

(b)	there is only one Venturer;

(c)	there are no further Objects of the Joint Venture to pursue; or

(d)	none of the Venturers has any further rights to develop or produce Mineral Products from the JV Area, whichever occurs first, and the activities of the Joint Venture are properly wound up.

23.2	Realisation of property

If the Joint Venture terminates in accordance with clause 23.1(a), (b), (c) or (d), the Operator must:
(a)	(on behalf of, and as agent for, each Venturer) realise all property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both;

(b)	rehabilitate the Tenements (if required);

(c)	complete the winding up of the Joint Venture; and

(d)	distribute the net proceeds of the realisation referred to in clause 23.2(a) to each Venturer in proportion to that Venturer’s Participating Interest.
23.3	Survival of claims and obligations

The termination of this document does not affect any Liability that a party may have at the date of termination.
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23.4	Perpetuity period

Despite any other provision of this document, if any right, power, interest or authority of any person in, over or in connection with any property (including Joint Venture Intellectual Property) held for the purposes of this document or the Joint Venture or both would, but for this provision, violate the “rule against perpetuities”, that right, power, interest or authority (and the interest created by it) vests absolutely in:
(a)	the then holder of it; or

(b)	the person with the most immediate entitlement to it (as tenants in common if more than one of them),
(as the case may be), at the end of the period commencing on the date of this document and ending on the 21st anniversary of the death of the last lineal descendant of Her Majesty Queen Elizabeth II living at the date of this document.

24.	CONFIDENTIALITY

A Venturer must not disclose, and must procure that the Operator does not disclose, any information concerning the contents of, or the transactions contemplated by, this document to any person who is not a Venturer, except to the extent that:
(a)	the disclosure is expressly permitted by this document;

(b)	the other Venturers consent to the disclosure;

(c)	the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by the Venturer;

(d)	the disclosure is made on a confidential basis to the Venturer’s or any of its Affiliates, officers, employees, agents, financiers or professional advisers, and is necessary for the business of the Venturer or its Affiliates;

(e)	the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal or the rules of any stock exchange;

(f)	the disclosure is necessary to comply with a directive or request of any Government Agency or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	the disclosure is necessary or desirable to obtain an Authorisation from any Government Agency or stock exchange;

(h)	the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Agency or stock exchange; or

(i)	the disclosure is made on a confidential basis to a prospective Assignee or financier of the Venturer’s Participating Interest, or to any other person approved by the Joint Venture Committee who:
(i)	proposes to enter into contractual relations with the Venturer; and

(ii)	agrees to keep the disclosure confidential in accordance with this clause.
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25.	ENCUMBRANCES

25.1	Dealings requiring Venturers’ consent

A Venturer must not create, attempt to create or permit to exist, and must ensure that none of its related corporations creates, attempts to create or permits to exist, any Encumbrance other than a Permitted Encumbrance over all or any of its:
(a)	rights under this document;

(b)	Participating interest; or

(c)	rights to take its Share of Production,
without the consent of the other Venturers.
25.2	Permitted Encumbrances

A Venturer may create an Encumbrance over all (but not part) of its rights under this document, Participating Interest or rights to take its Share of Production if:
(a)	the amount secured by each Encumbrance is for:
(i)	financing the performance of that Venturer’s obligations under this document; or

(ii)	risk management of forward sales of Mineral Products; or

(iii)	financing any other activities of the Venturer or a related corporation of the Venturer.
(b)	each Encumbrance expressly provides that:
(i)	each Encumbrances will not seek partition of or foreclosure of jointly owned property in which the party granting the Encumbrance has an interest;

(ii)	the Cross Charge takes priority over it; and

(iii)	each person exercising a power of sale or enforcing other rights arising under this document or conferred by law or by the document creating the Encumbrance must:
(A)	comply with clauses 26.2 to 26.7 (inclusive) as if it were a party to this document;

(B)	obtain the covenants required by clause 25.3 from the purchaser of the Participating Interest; and

(C)	cause that purchaser to comply with clause 26.8;
(c)	the rights of each Encumbrancee on the exercise of the power of sale or the enforcement of other rights conferred by law or by the document creating the Encumbrance are made expressly subject to this document and

(d)	the Encumbrance operates as a fixed charge to no greater extent than the Cross Charge.
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25.3	Deed of covenant to be executed

To give full effect to clause 25.2, the Venturer proposing the creation of a Permitted Encumbrance must ensure that each Encumbrancee:
(a)	executes concurrently with the execution of the document evidencing the Encumbrance, a deed of covenant which must be substantially in the form set out in Schedule 4;

(b)	will then be bound by this document; and

(c)	expressly acknowledges that its charge ranks behind the security granted in the Cross Charge.
25.4	Notice of proposed Permitted Encumbrance

A party proposing the creation of a Permitted Encumbrance must give:
(a)	at least 15 Business Days’ notice of its intention to create that Encumbrance; and

(b)	a copy of the instrument intended to create that Encumbrance (including the name and address of the proposed Encumbrancee), to all other Venturers, and Encumbrancees of which that party has notice.
25.5	Objection to proposed Permitted Encumbrance

A Venturer may object to the form of a proposed Permitted Encumbrance within 10 Business Days after receipt of the notice referred to in clause 25.4(a) if that proposed Permitted Encumbrance does not comply with clauses 25.1 to 25.4. The form of a proposed Permitted Encumbrance will be treated as complying with those clauses if an objection to it is not received in accordance with this subclause.

25.6	Set off by Venturer purchasing under Encumbrance

Each Venturer (other than a Defaulting Venturer) that purchases all or part of a Participating Interest sold by or on behalf of an Encumbrancee may without notice to the Encumbrancee or the Defaulting Venturer combine any account that the Encumbrancee holds with that Venturer with, or set off any amount that is or may become owing by that Venturer to the Encumbrancee against any amount owing by the Defaulting Venturer to that Venturer under this document if the amount owing by the Defaulting Venturer is referrable to the Participating Interest purchased. For this purpose that Venturer may:
(a)	change the terms (including the repayment date) of any account or other payment obligation between the Venturers;

(b)	convert amounts into different currencies in accordance with that Venturer’s usual practice; and

(c)	do anything (including execute any document) in the name of the Encumbrancee which that Venturer considers necessary or desirable.
This subclause overrides any other document or agreement to the contrary.

25.7	Application of surplus

Except to the extent of the set off referred to in clause 25.6, the Encumbrancee must apply the sale proceeds in accordance with clause 17.2, but any surplus to which clause 17.2(d) would, except for this clause, apply must be applied in the following order
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(a)	first in payment of the Encumbrancee’s expenses of sale;

(b)	then in payment to discharge the encumbering Venturer’s obligations to the Encumbrancee; and

(c)	then in payment to the encumbering Venturer.
25.8	Encumbrancee’s rights

An Encumbrancee that becomes a mortgagee in possession, or becomes or appoints a receiver, of a Venturer’s Participating Interest, and notifies the Operator of that fact, is entitled to:
(a)	receive all statements, notices and reports that a Venturer is entitled to receive; and

(b)	appoint and remove a representative on the Joint Venture Committee in place of the representative of that Venturer, as if it were that Venturer.

26.	ASSIGNMENT AND AMENDMENT

26.1	Assignment to related corporations

Subject to clause 26.3, a Venturer may Assign all or part of its Participating Interest to any related corporation if:
(a)	that related corporation agrees in writing with the other Venturers to reassign the Participating Interest to the Assignor if for any reason the Assignee ceases to be a related corporation of the Assignor;

(b)	the Assignor agrees with the other Venturers to accept the reassignment; and

(c)	the Assignment does not result in any person having a Participating Interest of less than that permitted in accordance with clause 15.3.
26.2	Assignment to others

Subject to clause 26.3, a Venturer may also Assign all or part of its Participating Interest (Assignment Interest) to any person at the price and on the terms of a bona fide offer if that offer is in writing:
(a)	relates only to the Assignment Interest and on the basis that acceptance must be for all of the Assignment Interest offered;

(b)	is for cash and not for any other consideration;

(c)	is subject to the condition precedent that all necessary Authorisations from Government Agencies will be obtained;

(d)	would not result, if accepted, in any person having a Participating Interest of less than that permitted in accordance with clause 15.3; and

(e)	is not accepted by a Continuing Venturer within the time prescribed for acceptance by a Continuing Venturer by clause 26.7.
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26.3	Restrictions on Venturer’s entitlement to Assign

Despite clauses 26.1 and 26.2, a Venturer must not Assign all or any part of its Participating Interest or any of its rights under the Transaction Documents until on and after the Farmin Completion Date.

26.4	Notice of offer

If a Venturer proposes to accept an offer in accordance with clause 26.2 that Venturer:
(a)	if it is a Founding Venturer, must notify only the other Founding Venturer (and not any other Continuing Venturer); or

(b)	if it is not a Founding Venturer or if it is a Founding Venturer but clause 26.6(b) applies, it must notify all the Continuing Venturers (including, as applicable, the other Founding Venturer), of an offer referred to in clause 26.2 that it wishes to accept.

The notice must set out full details of the offer (including the consideration and the name and address of the offeror), and a copy of the offer documents must be attached to the notice.

26.5	Offer to Founding Venturer

If:
(a)	clause 26.4(a) applies, the notice given under that clause constitutes an offer by the Selling Venturer to sell the Assignment Interest to the other Founding Venturer at the price and subject to the terms of the offer referred to in clause 26.2, and is open for acceptance for a period of 60 Business Days after the date the notice under clause 26.4(a) is given;

(b)	the Founding Venturer referred to in paragraph 26.5(a) does not accept that offer in relation to all the Assignment Interest offered by notice within the period specified in clause 26.5(a), then the Selling Venturer must give notice of the offer referred to in clause 26.2 in accordance with clause 26.4(b).
26.6	Notice constitutes offer

If:
(a)	a Selling Venturer gives notice under clause 26.4(b) or clause 26.5(b), that notice constitutes an offer by the Selling Venturer to sell the Assignment Interest to the Continuing Venturers at the price and subject to the terms of the offer referred to in clause 26.2;

(b)	there is more than one Continuing Venturer, the Selling Venturer must offer the Assignment Interest to each Continuing Venturer on the basis that acceptance must be for all of the Assignment Interest except in accordance with clause 26.6(c); and

(c)	more than one Continuing Venturer accepts the offer, they will purchase all the Assignment Interest offered in the proportions that their respective Participating Interests bear to each other (or in any other proportions they agree).
26.7	Duration of offer

A Selling Venturer can accept an offer referred to in clause 26.2 within 60 Business Days of the date of the offer if a Continuing Venturer does not or if the Continuing Venturers do
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not accept the offer made in accordance with clause 26.6 in relation to all the Assignment Interest offered by notice within 30 Business Days after a notice under clause 26.4(b) or clause 26.5(b) was given.

26.8	Conditions of Assignment

An Assignment in accordance with this clause to a person who is not a Continuing Venturer is conditional on:
(a)	the Assignee entering into a deed substantially in the form set out in Schedule 6;

(b)	unless the Assignee has already given a Cross Charge under clause 11.1, the Assignee:
(i)	executing and giving all Continuing Venturers a Cross Charge;

(ii)	ensuring that the Cross Charge is registered (and not just provisionally) under the Companies Act;

(iii)	ensuring that the Cross Charge is registered in any other places which a Continuing Venturer notifies to the Assignee if any Continuing Venturer is reasonably satisfied that registration is necessary or desirable to perfect the Cross Charge or to protect the rights of any Continuing Venturer under the Cross Charge;

(iv)	obtaining all necessary Authorisations in relation to the Cross Charge and lodging them for registration in each jurisdiction required to perfect the Cross Charge;

(v)	ensuring that the Cross Charge is stamped for the proper amount in each jurisdiction in which the cross charge is required to be stamped; and

(vi)	doing everything necessary in each jurisdiction required to perfect the Cross Charge;
(c)	obtaining the consent of all Continuing Venturers (not to be unreasonably withheld or delayed); and

(d)	the Assignment being to a person who is, in each Continuing Venturer’s reasonable opinion, financially responsible and technically competent.
26.9	Exceptions

Clauses 26.1 to 26.8 do not apply to Assignments:
(a)	constituted in an Encumbrance created in accordance with clauses 25.1 and 25.2; or

(b)	made in accordance with clause 17.5(e).
26.10	Amendment

This document can only be amended, supplemented, replaced or novated by another document signed by the Venturers.
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27.	NOTICES

27.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
27.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail:
(i)	within Papua New Guinea — 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea — 7 Business Days after posting.
27.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

MCG
Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary

Newcrest
Address:	Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:	+61 3 9521 3564
Attention:	Bernard Lavery

Operator
Address:	Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary
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28.	GENERAL

28.1	Governing law
(a)	This document is governed by the law in force in Papua New Guinea.

(b)	Each Venturer submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

(c)	To the extent that any of the Venturers has or in the future acquires any immunity from the jurisdiction of any court or from any legal process (whether through suit, service of notice, attachment before judgment, attachment in aid of execution, any other enforcement or otherwise) with respect to itself or its property, each Venturer irrevocably waives that immunity in respect of its obligations under this document or otherwise in respect of the joint venture.
28.2	Expenses and Stamp Duty

Each Venturer must bear its own costs arising out of the negotiation, preparation and execution of this document. All stamp duty (including fines, penalties and interest) and other taxes and charges that may be payable on or in connection with the transfer of any Participating Interest in the Joint Venture must be borne by the transferor of the Participating Interest.

28.3	Giving effect to this document

Each Venturer must do anything (including execute any transfer or other document in blank), and must ensure that its employees and agents do anything (including execute any transfer or other document in blank), that any other Venturer may reasonably require to:
(a)	give full effect to this document; and

(b)	better secure the payment of all Called Sums and amounts due and payable to each Venturer under this document.
28.4		Waiver of rights

	.	A right may only be waived in writing, signed by the party giving the waiver, and:
(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
28.5	Operation of this document
.	(a)	This document and the Transaction Documents contain the entire agreement between the Venturers about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.
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(b)	Any right or remedy that a person may have under this document is in addition to, and does not replace or limit, any other right or remedy that the person may have.

(c)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

(d)	Without limiting clause 28.5(a) to (c), clauses 1 (Interpretation), 4.3 (Venturer’s liability), 8 (Intellectual Property and Information), 10 (Rehabilitation), 23.3 (Survival of claims and obligations), 24 (Confidentiality), and this clause 28 (General) remain in full force and continue to bind each Venturer despite any transaction or other thing (including the expiry or termination of this document or a Venturer ceasing to be a Venturer).
28.6	Operation of Indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A person may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.
28.7	Consents

Where this document contemplates that the Venturer may agree or consent to something (however it is described), the Venturer may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.
28.8	Statements

A statement by an authorised representative of a Venturer on any matter relating to this document (including any amount owing by the Venturer) is evidence of its contents.

28.9	No merger

Nothing in this document merges with any other Security Interest or any guarantee, judgment or other right or remedy, that a Venturer may hold at any time.

28.10	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a Venturer, or the exercise by a Venturer of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

28.11	Inconsistencies
(a)	If this document is inconsistent with any other document or agreement between the Venturers, this document prevails to the extent of the inconsistency, unless the inconsistency is with the Master Purchase and Farmin Agreement in which case the Master Purchase and Farmin Agreement prevails to the extent of the inconsistency.

(b)	If a schedule or annexure to this document is inconsistent with any provision of this document the provision prevails to the extent of the inconsistency.
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28.12	Counterparts

This document may be executed in counterparts.

28.13	Attorneys

Each person who executes this document on behalf of a Venturer under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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Schedule 1
JOINT VENTURE PROPERTY
The following items are included in “Joint Venture Property:”
A.	Hidden Valley Tenements

Tenement No.	Title

ML 151	Hidden Valley
LMP 80	Repeater Tower
ME 82	Access Road
B.	Plant, equipment and other property

Item	Description

Motor Vehicles
CHVP081	Toyota 10 Seater Tro
CHVP200	TOYOTA LANDCRUISER U
CHVP201	TOYOTA LANDCRUISER P
CHVP202	TOYOTA LANDCRUISER P/
CHVP203	TOYOTA LANDCRUISER P/
CHVP204	TOYOTA LANDCRUISER P/
CHVP205	TOYOTA LANDCRUISER P/
CHVP206	TOYOTA LANDCRUISER P/
CHVP207	TOYOTA LANDCRUISER P/
CHVP208	TOYOTA LANDCRUISER P
CHVP209	TOYOTA LANDCRUISER P/
CHVP210	TOYOTA LANDCRUISER P/
CHVP211	TOYOTA LANDCRUISER P/
CHVP212	TOYOTA LANDCRUISER P/
CHVP213	TOYOTA LANDCRUISER P/
CHVP214	TOYOTA LANDCRUISER P
CHVP215	TOYOTA LANDCRUISER P/
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Item	Description
CHVP216	TOYOTA LANDCRUISER P/
CHVP217	TOYOTA LANDCRUISER P/
CHVP225	TOYOTA LANDCRUISER U
CHVP226	TOYOTA LANDCRUISER U
CHVP227	TOYOTA LANDCRUISER U
CHVP228	TOYOTA LANDCRUISER U
CHVP229	TOYOTA LANDCRUISER U
CHVP230	TOYOTA LANDCRUISER U
CHVP231	TOYOTA LANDCRUISER U
CHVP232	TOYOTA LANDCRUISER U
CHVP233	TOYOTA LANDCRUISER U
CHVP234	TOYOTA LANDCRUISER U
CHVP235	TOYOTA LANDCRUISER U
CHVP236	TOYOTA LANDCRUISER U
CHVP237	TOYOTA LANDCRUISER U
CHVP250	HINO GT1JHPA 4X4 6.0

Office Equipment
CHVP048	COMMUNICATIONS UPGRA
CHVP158	HP LASERJET 4350N PR
CHVP159	LATITUDE D620 LAPTOP
CHVP244	MULTI FUNCTION PRINT
CHVP519	HAMS SERVER, HIDDEN
CHVP522	COMBO PRINTER/SCANNE
CHVP135	COMPUTERS FOR TECHNI
CHVP136	SURPAC FOR TECHNICAL
CHVP176	WHITTLE LICENSE FOR
CHVP179	GEOTECHNICAL SOFTWAR
CHVP106	Dell laptop for Logi
CHVP107	2xAO-745SF — Dell
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Item	Description

CHVP530	DELL LATITUDE D630 L
CHVP080	LEICA GS20 DIFFERENT
CHVP095	COMPUTERS FOR ACCESS
CHVP098	CANON IMAGE CLASS MF
CHVP101	5 X LAPTOPS FOR PROJ
CHVP249	GPS AND LASER SURVEY
CHVP300	HIDDEN VALLEY MINING
CHVP520	LAPTOP REPLACEMENT

Plant/Machinery & Equipment
10129	MINOLTA SLR CAMERA
10130	MINOLTA SLR CAMERA
C032	POWERMATE WATER PUMP
C067	3xSOLAR PANELS — MT
C094	CURRENT METER AND AC
CHVP049	PRIMAVERA PROJECT PL
CHVP050	ENVIRONMENT OFFICE U
CHVP057	Range Gas 6 Burner O
CHVP078	CLOTHES WASHING MACH
CHVP093	DISHWASHER
CHVP099	SIMPSON 36S550 W/MAC
CHVP100	2 PAD DEEP FRYER MOD
CHVP103	REFRIGERATOR — ENVIR
CHVP104	GM HOUSE UPGRADE
CHVP108	2 Freezer and 2 chil
CHVP133	FG Wilson Generator
CHVP141	HV LAUNDRR — 3 ONLY
CHVP241	SATELLITE DISHES FOR
CHVP501	HAMATA CAMP WATER PU
HVSAT	HIDDEN VALLEY VSAT
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Item	Description

CHVP134	BAIN MARIE FOR ACCES
CHVP164	TRAFFIC RADAR — ASSE
CHVP165	FIT FOR WORK KITS —
CHVP539	5 KVA GENSET FOR BOO
CHVP182	GEOTECHNICAL EQUIPME
CHVP183	PRISMS FOR GEOTECHNI
CHVP184	GEOTECHNICAL EQUIPME
CHVP092	26 SEA CONTAINERS
CHVP188	8 SHIPPING CONTAINER
CHVP243	28 SHIPPING CONTAINE
CHVP166	LAPTOP FOR MOBILE MA
45COMMS	COMMUNICATIONS HIDDE
C099	STIHL 0 70 CHAINSAW—
C103	STUBBIE CORE SAW-T
CHVP026	SURVEY EQUIPMENTS
CHVP027	RADIOS
CHVP028	LIGHTING SETUP
CHVP029	FUEL SETUP
CHVP033	Hidden Valley Contai
CHVP046	GPS SYSTEM
CHVP052	W-450-1 BUCKET
CHVP053	350 LT CEMENT MIXTUR
CHVP054	LINCOLN WELDER
CHVP079	SIMULATOR — MINING E
CHVP091	6X THROAT OPERATED C
CHVP094	ROCK GRAPPLE AND QUI
CHVP102	15 KW GENSET ELECTRI
CHVP140	SURVEY EQUIPMENT
CHVP167	AUTO WEATHER STN (AW
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Item	Description

CHVP180	2 X DIESEL POWERED F
CHVP185	SURVEY EQUIPMENT FOR
CHVP187	MINING SOFTWARE REQU
CHVP367	2 X CHAINSAWS, 36”B
CHVP518	DIESEL POWERED WATER

Property, Plant & Equipment
CHVP001	KOMATSU PC400 — EXC.
CHVP002	KOMATSU PC400 — EXC
CHVP003	KOMATSU PC400 — EXCA
CHVP004	PC400 KOMATSU EXCAVA
CHVP005	KOMATSU PC300 — EXCA
CHVP006	KOMATSU PC200 — EXCA
CHVP007	KOMATSU PC200 — EXCA
CHVP008	KOMATSU D65EX BULDOZ
CHVP009	KOMATSU D85 BULDOZER
CHVP010	KOMATSU D85 BULDOZER
CHVP011	KOMATSU D155 BULDOZE
CHVP012	KOMATSU D155 BULDOZE
CHVP013	KOMATSU D275 BULDOZE
CHVP014	KOMATSU HM300 DUMP T
CHVP015	KOMATSU HM300 DUMP T
CHVP016	KOMATSU HM300 DUMP T
CHVP017	KOMATSU HM300 DUMP T
CHVP018	KOMATSU HM300 DUMP T
CHVP019	KOMATSU HM300 DUMP T
CHVP020	KOMATSU HM300 DUMP T
CHVP021	KOMATSU WA450 — WHEE
CHVP022	KOMATSU GD655 — MOTO
CHVP023	JQ 1175 JAW CRUSHER
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Item	Description

CHVP024	SD100-DC DRUM ROLLER
CHVP025	SD100-DC DRUM ROLLER
CHVP034	TOYOTA L/C P/CARRIER
CHVP035	TOYOTA L/C P/CARRIER
CHVP036	TOYOTA L/C P/CARRIER
CHVP037	TOYOTA L/C P/CARRIER
CHVP038	TOYOTA L/C P/CARRIER
CHVP039	TOYOTA L/C PICKUP 5S
CHVP040	TOYOTA L/C P/CARRIER
CHVP042	AL-D610 — DELL LATIT
CHVP045	KOMATSU GD655-3A MOT
CHVP084	KOMATSU TRACKED DOZE
CHVP085	KOMATSU EXCAVATOR, P
CHVP086	INGERSOLL RAND SURFA
CHVP087	KOMATSU ARTICULATED
CHVP088	KOMATSU ARTICULATED
CHVP090	KOMATSU EXCAVATOR, P
CHVP111	KOMATSU D155a CRAWLE
CHVP112	KOMATSU EXCAVATOR, P
CHVP113	KOMATSU EXCAVATOR, P
CHVP114	KOMATSU EXCAVATOR, P
CHVP115	KOMATSU EXCAVATOR, P
CHVP116	KOMATSU ARTICULATED
CHVP117	KOMATSU ARTICULATED
CHVP118	KOMATSU ARTICULATED
CHVP119	KOMATSU ARTICULATED
CHVP120	KOMATSU ARTICULATED
CHVP121	KOMATSU ARTICULATED
CHVP109	KOMATSU TRACKED DOZE
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Item	Description
CHVP110	KOMATSU TRACKED DOZE
CHVP125	KOMATSU EXCAVATOR, P
CHVP126	KOMATSU EXCAVATOR, P
CHVP127	KOMATSU TRACKED DOZE
CHVP128	KOMATSU TRACKED DOZE
CHVP129	KOMATSU TRACKED DOZE
CHVP130	KOMATSU ARTICULATED
CHVP131	KOMATSU ARTICULATED
CHVP132	KOMATSU ARTICULATED
B.	Hidden Valley Contracts Schedule

Dataroom
Reference	Description	Entity	Third Party
01.05.007	Morobe — Power Supply Agreement	MCG	PNG Power Ltd

01.05.008	Power Supply Agreement	MCG	PNG Power Ltd

12.01.05.002	Deed of Charge June 1997	MCG	Rio Tinto Limited

12.01.05.003	Financing of Mining Fleet for the Hidden Valley Project	MCG	ANZ Harmony Gold Australia Limited

12.01.05.007	ISDA 2002 Master Agreement (Schedule)	MCG	Mitsui & Co Precious Metals Inc

12.01.05.008	Letter of Guarantee	MCG	Mistui & Co Precious Metals Inc

12.01.05.009	Letter — Australian Goldfields NL (Administrators Appointed) Morobe Goldfield	MCG	Australian Gold Fields NL Commonwealth Development Corporation Aurora Gold Ltd

12.01.05.010	Deed of Termination and Release related to the Wau Sale Agreement	MCG	Goldfields PNG Mining Limited Goldfields Porgera Limited
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Dataroom
Reference	Description	Entity	Third Party
Australian Goldfields NL

12.01.05.011	Deed of Termination and Release	MCG	Goldfields PNG Mining Limited Australian Gold Fields NL

12.01.05.013 (12.03.05.012) (12.03.05.013)	Deed of Release and Indemnity	MCG	CDC Financial Services (Mauritius) Ltd Kula Fund Limited CDC Group pic Aurora Gold Ltd Aurora Gold PNG Pty Limited

12.01.05.014 (12.03.05.014) (12.03.05.017)	Deed of Accession and Adherence 6 December 1999	MCG	Aurora Gold Ltd Aurora Gold PNG Pty Limited

12.01.05.015	Notice of Assignment 17 December 1999	MCG	CDC Financial Services (Mauritius) Ltd Kula Fund Limited

12.01.05.016 (12.03.05.006)	Deed of Assignment	MCG	CDC Financial Services (Mauritius) Ltd Aurora Gold PNG Pty Limited Kula Fund Limited

12.01.05.018	Letter — Acceptance of Exchange Control Conditions	MCG	Exchange Control Department, Bank of Papua New Guinea

12.01.05.019	Master Lease Facility Agreement	MCG	Westpac Bank PNG Limited

12.01.05.020	Letter — Confirmation of Financial Support to Hidden Valley Project	MCG	Harmony Gold Mining Company Limited

12.01.05.021	Letter — Master Lease Agreement	MCG	Westpac Bank PNG Limited

12.01.05.022	Terms and Conditions	MCG	Westpac Bank PNG Limited UMW Nuigini Limited

12.01.07.002	Catering, General Maintenance and Cleaning Services Agreement	MCG	NCS (Hidden Valley) Limited
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Dataroom
Reference	Description	Entity	Third Party
12.01.07.003	Supply of Office Cleaning Maintenance Services	MCG	Pro-Clean Limited

12.01.07.005	Customer Agreement	MCG	Telikom PNG Limited

12.01.05.029	Deed of Guarantee and Indemnity	MCG	Harmony Gold Mining Company Limited Orica Australia Pty Ltd

12.01.06.007	Agreement for the Provision of Personal Protective Equipment	MCG Wafi	Bishop Brothers Engineering Pty Ltd

12.01.07.010	Supply of Domestic and International Air Travel and Accommodation Services	Wafi HGA	Corporate Travel Management Harmony Gold (PNG Services) Pty Limited Harmony Gold Operations Ltd

12.01.07.011	Agreement for the Provision of Light Vehicle Tyres	MCG	Bridgestone Tyres (PNG) Ltd

12.01.07.012	Bus Services — Variation of Contract	MCG	NKW Holdings Limited

12.01.07.013	Invitation to Become an Approved Service Provider HT1003 — Contract for Supply of Bus Service Between Hidden Valley and Lae	MCG	NKW Holdings Limited

12.01.07.014	Award for Workwear — Morobe and Wafi	MCG Wafi	FRG Clothing Ltd

12.01.07.015	Invitation to Become an Approved Service Provider HT1008 — Storage and Maintenance of Generators	MCG	Hastings Deering Pty Ltd

12.01.07.016	Invitation to Become an Approved Service Provider HT1010 — Revegetation of Access Road	MCG	NKW Holdings Limited

12.01.07.018	Contract for Construction Management Services	MCG	Ausenco International Pty Ltd

12.01.07.019	Contract for	MCG	Ausenco International
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Dataroom
Reference	Description	Entity	Third Party
	Engineering, Procurement and Management Services — Gold Plant		Pty Ltd

12.01.07.020	Maintenance of Mining and Construction Equipment.	MCG	UMW Nuigini limited

12.01.07.021	Customer Support Agreement	MCG	Immersive Technologies Pty Ltd

12.01.07.022	Invitation to become an Approved Service Provider — Labour Hire	MCG	NKW Holdings Ltd

12.01.07.023	Invitation to Become an Approved Service Provider HT1078 — Supply of Medical Services	MCG	JTA Corporate Pty Ltd

12.01.07.026	Award of HT1017 — Fuel and Lubricants Contract Including Disposal of Waste Oil if Required	MCG	Interoil Products Limited

12.01.07.027	Buloio Airport Licence	MCG	PNG Forest Productions Limited

12.01.07.028	Air Charter Award	MCG Wafi	Airlines PNG

12.01.07.029	Catering and General Maintenance Contract for the Morobe Compound and offices of Wau	MCG	NKW Holdings Limited

12.01.07.03	Sodium Cyanide Supply Agreement	MCG	Orica Australia Pty Ltd

12.01.07.030	Award for HT1097 Hidden Valley Sample Prep Facility & Grade Control Assays	MCG	ITS PNG Ltd

12.01.10.002 (12.03.10.006)	Share Sale Agreement	MCG	Pacific Minerals Pty Limited CRA Limited CRA Exploration Pty Limited Australian Gold Fields NL
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Dataroom
Reference	Description	Entity	Third Party

12.01.10.003	Wau Sale Agreement	MCG	Goldfields PNG Mining Pty Limited Goldfields Porgera Pty Limited Australian Gold Fields NL

12.01.10.004 (12.03.10.008) (12.03.10.010)	Shareholders Agreement	MCG	Commonwealth Development Corporation Aurora Gold Ltd Aurora Gold PNG Pty Limited

12.01.10.006	Formal Instrument of Agreement	MCG Wafi	Richard Jackson

12.01.10.007	Agreement to Engage Firm for Tax Services	MCG Wafi	PriceWaterhouseCoopers

12.02.10.002 (12.02.10.032) (12.04.10.001)	Share Sale Agreement	Wafi	Rio Tinto Minerals (PNG) Limited Rio Tinto Exploration Pty Limited

12.02.10.004 (12.02.10.031) (12.04.10.002)	Wafi Share Sale Agreement and Consent Deed	Wafi	Rio Tinto Minerals (PNG) Limited Rio Tinto Exploration Pty Limited

Abelle Limited

12.01.10.016	Compensation Agreement (Review)	Wafi	Rio Tinto Pty Ltd

12.01.10.016	Compensation Agreement for the Hidden Valley Project	MCG	The Landowners of Mining Easement No. 82

12.01.10.016	Compensation Agreement	MCG	The Landowners of the Project Tenements Mining Lease No. 151 and the Lease for Mining Purposes No. 80

12.01.10.016	Environment Compensation Agreement	MCG	Landowner Leaders of Nauti, Pararamanga, Manki and Biangai Villages
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Dataroom
Reference	Description	Entity	Third Party

12.01.10.016	Memorandum of Agreement	MCG	The Independent State of Papua New Guinea
The Morobe Provincial Government
The Nakuwi Association Inc
The Wau Rural Local Level Government
The Watut Rural Local Level Government
The Wau Bulolo Urban Local Level Government

12.01.10.018	Memorandum of Understanding and Agreement on Projects for Hidden Valley Landowners January 1997	—	The Morobe Administration Hidden Valley Gold Landowners CRA Minerals (PNG) Pty Limited

12.01.10.024	Mutual Non-Disclosure and Non-Circumvention Agreement 14 February 2006	MCG	EPac-Acron Pty Ltd

12.02.10.017 (12.01.18.003)	Corporate Advisory Role — PNG Royalties	Wafi MCG	Standard Bank Plc

12.01.10.034	Supply of Mining Equipment — Hidden Valley Project	MCG	UMW Nuigini Limited

12.02.10.024 (12.03.07.001)	Logistic Services Agreement	MCG Wafi	Toll North Pty Ltd

12.01.10.036	Co-Siting & Distribution Agreement	MCG	Security Systems Ltd

12.01.10.037	Deed of Termination and Release of Charge upon MCG	MCG	Rio Tinto Limited

12.01.10.040	Co-Siting and Distribution Agreement	MCG	Telikom PNG Limited

12.01.10.042	Agreement for the Transportation of Dry Goods and General Commodities	MCG	Pagini Transport Limited
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Dataroom
Reference	Description	Entity	Third Party
12.01.10.043	Agreement for the Provision of Security Services	MCG	Kuima Security Services Limited

12.01.10.044	Agreement to use Aggregate Hopper	MCG	Morobe Concrete Productions Ltd

12.01.10.045	Contract Variation -Dyno Nobel Asia Limited	MCG	Dyno Nobel Asia Pacific Limited

12.01.10.047	Award for HT1080 Hidden Valley Gold Project Road Maintenance	MCG	HBS Machinery Ltd NKW JV trading as Hidden Valley Contractors Limited

12.01.10.048	Consulting Services Agreement	MCG	ProMet101 Consulting PtyLtd

12.01.10.049	Award for Light Maintenance Lae	MCG	Highway Truck & Car Repairs Ltd

12.01.12.001	Award of Administrative Assistance/Support to the PNG Manager Corporate Affairs	MCG	Simon Anakapu

12.01.18.001 (12.03.18.001)	Royalty Deed June 1997	MCG	Rio Tinto Limited Pacific Minerals Pty
Limited Australian Gold Fields NL

12.01.18.002 (12.03.18.002)	Royalty Deed July 1997	MCG

12.01.18.004	Agreement of Sale of Interest in Royalty Deed	MCG	Harmony Gold Mining Company Rio Tinto Limited Rio Tinto Minerals (PNG) Limited

12.01.18.005	Deed of Assignment, Assumption and Release Royalty Deed	MCG	Harmony Gold Mining Company Harmony Gold (PNG Services) Pty Limited Rio Tinto Limited Rio Tinto Minerals (PNG) Limited Abelle Limited

12.01.18.006	Deed of Termination and Release	MCG	Goldfields PNG Mining Limited
Hidden Valley Joint Venture Agreement

Blake Dawson

Dataroom
Reference	Description	Entity	Third Party
Australian Gold Fields NL (Administrators Appointed)

12.01.18.007	Extension to Sale and Purchase of Hidden Valley Royalty	MCG	Rio Tinto Limited Rio Tinto Minerals (PNG) Limited

12.01.18.008	Deed of Termination and Release of Charge	MCG	Rio Tinto Limited

12.01.18.009	Deed of Termination and Release of Charge	MCG	Rio Tinto Limited

12.01.18.010	Deed of Assignment, Assumption Royalty Deed	MCG	Rio Tinto Limited Rio Tinto Minerals (PNG) Limited Harmony Gold Mining Company Limited Abelle Limited Harmony Gold (PNG Services) Pty Limited

12.01.19.001	Compensation Agreement 5 August 2005	MCG	The Landowners of ME 82

12.01.19.002	Compensation Agreement 5 August 2005	MCG	The Landowners of ML 151 and LMP 80

12.01.19.003	Tenement Sale Agreement	MCG	Yuan Otei

12.01.19.004	Tenement Sale Agreement Letter	MCG	Yuan Otei

12.01.21.003	Letter of Termination Pine Lodge 7 February 2005	MCG	Jabanardi Limited

12.01.21.015	Contract for Sale of Land Pine Lodge Bulolo	MCG	Jabanardi Limited

12.03.05.009	Intercreditor Agreement	MCG	HGM (lsle of Man) Pty Ltd Westpac Banking Corporation Westpac Bank PNG Limited Harmony Gold (PNG Services) Pty Limited
Hidden Valley Joint Venture Agreement

Blake Dawson

Dataroom
Reference	Description	Entity	Third Party
Harmony Gold Mining Company Limited

12.01.21.007	Agreement of Lease	MCG	Consort Express Lines Limited
C.	Leased Plant and Equipment

ITEM	DESCRIPTION

CHVP058	KOMATSU HAUL TRUCK,
CHVP059	KOMATSU HAUL TRUCK,
CHVP060	KOMATSU HAUL TRUCK,
CHVP061	KOMATSU HAUL TRUCK,
CHVP062	KOMATSU HAUL TRUCK,
CHVP063	KOMATSU HAUL TRUCK,
CHVP064	KOMATSU HAUL TRUCK,
CHVP065	KOMATSU HD785-7 DUMP
CHVP066	KOMATSU EXCAVATOR, P
CHVP067	KOMATSU EXCAVATOR, P
CHVP068	ATLAS COPCO ECM 720
CHVP069	ATLAS COPCO ECM 720
CHVP070	ATLAS COPCO ECM 720
CHVP071	ATLAS COPCO ECM 720
CHVP072	KOMATSU WATER TRUCK,
CHVP073	KOMATSU SERV TRUCK,
CHVP074	KOMATSU TRACKED DOZE
CHVP075	KOMATSU TRACKED DOZE
CHVP076	KOMATSU SURFACE GRAD
CHVP077	KOMATSU SURFACE GRAD
CHVP143	KOMATSU EXCAVATOR, P
CHVP144	KOMATSU HD785 DUMP T
CHVP145	KOMATSU HD785 DUMP T
Hidden Valley Joint Venture Agreement

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ITEM	DESCRIPTION

CHVP146	KOMATSU HD785 DUMP T
CHVP147	KOMATSU HD785 DUMP T
CHVP148	KOMATSU HD785 DUMP T
CHVP149	KOMATSU HD785 DUMP T
CHVP150	KOMATSU HD785 DUMP T
CHVP151	KOMATSU D275A TRACK
CHVP152	KOMATSU GD825A MOTOR
Hidden Valley Joint Venture Agreement

Blake Dawson
Schedule 2
ACCOUNTING PROCEDURE
1.	GENERAL

1.1	Definitions

The following definitions apply in this document:

Audit means an audit of the Joint Account and the Operator conducted in accordance with section 2.5, and Auditor means the registered company auditor appointed to conduct that audit.

Cost has the meaning given to that term in section 4.

Joint Account means the accounts maintained by the Operator in accordance with the Joint Venture Agreement and section 2, and for the Joint Account or to the Joint Account means for the account, expense, risk or benefit of each Venturer in accordance with its Participating Interest.

Statement means a statement given under clause 12.3 and section 2.2.

1.2	Joint Venture Agreement definitions

Any term used in this document that is not defined in this document but is defined in the Joint Venture Agreement has the meaning given to it in the Joint Venture Agreement unless it is specifically defined in this document.

1.3	Rules for interpreting this schedule
(a)	All rules for interpreting the Joint Venture Agreement apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to sections are references to sections in this document.

(c)	All references to clauses are references to clauses in the Joint Venture Agreement.

(d)	If anything in this document is inconsistent with any established accounting practice or principle prevailing in the mining industry in Australia, Papua New Guinea and South Africa, the practice or principle prevails to the extent of the inconsistency.
2.	FINANCIAL MATTERS

2.1	Joint Account

The Operator must keep and maintain separate books of account that record all:
(a)	charges and credits made by the Operator or any Venturer conducting operations under the Joint Venture Agreement that are chargeable to the Venturer

(b)	funds received by the Operator from any Venturer; and
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(c)	receipts obtained by the Operator in connection with operations conducted under the Joint Venture Agreement.
2.2	Statements and billings

The Operator must send a statement to each Venturer every month that includes:
(a)	the matters specified in clause 12.3; and

(b)	details in relation to that month concerning:
(i)	charges and credits to the Joint Account summarised by appropriate classifications indicating the nature of those charges and credits; and

(ii)	any other charges and credits.
2.3	Payments by Venturers

Each Venturer must pay its proportion of all expenses specified in a Statement in accordance with the Joint Venture Agreement.

2.4	Adjustments
(a)	If a Venturer pays an amount specified in a Statement, that payment does not prejudice its right to protest or question the correctness of all or any part of the Statement.

(b)	A Statement sent by the Operator on any matter relating to this document or the Joint Venture Agreement (including amounts owing) will be conclusive unless:
(i)	an exception specified in section 2.4(c) or section 2.6(a) applies; or

(ii)	a Venturer:
(A)	gives the Operator notice of its opinion within 12 months after the end of month in which that Statement is sent; and

(B)	requests the Operator to make an adjustment to that Statement.
(c)	Adjustments resulting from:
(i)	a physical stocktake of Joint Venture Property in accordance with section 7; or

(ii)	the discovery by a Venturer of the Operator’s Wilful Misconduct or manifest error, are permissible.
2.5	Audits
(a)	The Joint Venture Committee must appoint an Auditor to conduct an Audit at least once every financial year or at any other intervals the Joint Venture Committee decides.

(b)	An Audit must be limited to 2 financial years of the Joint Venture ending on the last day of the most recent complete financial year.
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(c)	A Venturer may, at its own expense, cause an Audit to be conducted by notifying the Operator at least 20 Business Days before the commencement of the Audit.

(d)	If more than one Venturer requires an Audit, each Venturer requiring the Audit must make every reasonable effort to conduct joint or simultaneous Audits that will cause the Operator minimum inconvenience.

(e)	If a material discrepancy is disclosed by an Audit, the Operator must charge the expense of that Audit to the Joint Account.
2.6	Claims
(a)	A Venturer may protest or question the correctness of, or make a claim on the Operator for, any discrepancy or irregularity disclosed by an Audit within 6 months after completion of that Audit.

(b)	An Audit will be regarded as complete when a copy of the Auditor’s report is delivered to each Venturer.
3.	DEVELOPMENT AND OPERATING CHARGES

3.1	Charges to Joint Account

The Operator is responsible for the payment of, and may charge the Joint Account with, all costs incurred or to be incurred for the purpose of achieving the Objects of the Joint Venture (including the items referred to in sections 3.2 to 3.17) if those costs:
(a)	have been or are to be incurred in accordance with an Operating Program and a Budget; or

(b)	are otherwise authorised by the Joint Venture Agreement.
3.2	Tenement costs
(a)	Rentals, rates, compensation and all other costs relating to the Tenements.

(b)	Royalties relating to Mineral Products produced.

(c)	Any charge, fee, payment or other consideration payable in relation to any Authorisation required for the purposes of the Joint Venture Agreement or the Joint Venture or both.
3.3	Labour
(a)	Salaries and wages of employees and amounts to or on account of consultants of a Venturer or the Operator who are directly engaged on any Operating Program (including salaries and wages paid to employees and amounts to or on account of consultants who are temporarily assigned to, and directly employed in, any Operating Program.)

(b)	Salaries and wages of employees and amounts to or on account of consultants of a Venturer or the Operator who the Operator uses to perform or supervise operations under the Joint Venture Agreement and whose time is not charged to the Joint Venture/who are not engaged in operations under the Joint Venture Agreement full time, must be charged proportionately to the time actually devoted to those operations.
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(c)	Reasonable travelling and living expenses of employees and consultants referred to in sections 3.3(a) and (b) when occupied with operations under the Joint Venture Agreement away from their usual place of employment.

(d)	Holiday leave, long service leave, workers’ compensation, sickness and disability benefits, and other customary allowances applicable to:
(i)	the salaries and wages chargeable under sections 3.3(a) and (b); or

(ii)	the engagement of consultants in accordance with those paragraphs.
Those costs are to be reasonably determined by the Operator and may be charged on a “when and as accrued basis” on the salaries, wages and other amounts chargeable under paragraphs (a) and (b) and apportioned over the period the relevant services are provided to the Joint Venture.
(e)	Costs imposed by any Government Agency that apply to the salaries, wages and other amounts charged under paragraphs (a) and (b) (including salaries and wages tax, fringe benefits tax and superannuation guarantee charge).

(f)	All costs incurred by the Operator in the performance of its duties under the Joint Venture Agreement that are:
(i)	of an overhead nature; and

(ii)	not referred to in sections 3.3(a) to (e) or section 3.4,
apportioned as appropriate between the Joint Venture and the Operator’s other activities but excluding the Operator’s head office administrative expenses, corporate audit expenses, share registry expenses and similar overhead charges on the basis that it is intended and agreed that the Operator should not make a profit or loss by acting in that capacity.
3.4	Employee benefits
(a)	The Operator’s actual cost of employees’ field allowances, bonuses, travelling and living expenses, group life insurance, medical, superannuation, retirement and other benefits of a similar nature.

(b)	Costs imposed by any Government Agency that apply to matters charged under paragraph (a) (including fringe benefits tax and similar Taxes).
3.5	Materials
(a)	Materials, equipment and supplies hired, leased or purchased or supplied by the Operator or any of the Venturers for the purposes of the Joint Venture Agreement or the Joint Venture or both (including surface, underground and shaft equipment, expendable stores and materials, power, water and tools).

(b)	Costs chargeable under section 3.5(a) include costs of installation, loading, unloading and handling.

(c)	The Operator must:
(i)	only acquire quantities of materials that are required for immediate use for the Joint Venture; and

(ii)	avoid the accumulation of surplus stocks,
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to the extent that it is reasonably practical and consistent with efficient and economic operation.
3.6	Transportation
(a)	Transportation costs of or in relation to personnel, equipment, material and supplies necessary for conducting any Operating Program, including the costs of:
(i)	repairs and maintenance of vehicles;

(ii)	vehicles purchased, rented or otherwise obtained for or in connection with operations under the Joint Venture Agreement; and

(iii)	transportation of personnel from their residence to the JV Area.
(b)	If transportation referred to in section 3.6(a) is used partly for the purposes of the Joint Venture and partly for other purposes, the cost of transportation must be rateably apportioned according to usage between the Joint Venture and those other purposes.
3.7	Services
(a)	The cost of services obtained from third parties. These costs include the cost of Audits and amounts paid to or on account of contractors for or in connection with:
(i)	earthmoving;

(ii)	surveying;

(iii)	construction of Joint Venture Facilities;

(iv)	trucking;

(v)	mapping and photography;

(vi)	chartered aircraft (including helicopters);

(vii)	blasting, drilling and dredging;

(viii)	shaft sinking;

(ix)	mining (including site preparation, underground development, open pit development, cutting and drifting, raising and stoping);

(x)	assaying and analysis of samples;

(xi)	processing;

(xii)	geophysics;

(xiii)	metallurgical testing;

(xiv)	water searching and production;

(xv)	food, messing and accommodation;

(xvi)	the provision of water, electricity (including power station management costs) and gas;
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Blake Dawson
(xvii)	security services;

(xviii)	technical services; and

(xix)	other services, if any,
and any other operations conducted in connection with any Operating Program.
(b)	The cost of using the Operator’s exclusively owned equipment and facilities in accordance with section 4.4.
3.8	Damages and losses to Joint Venture Property and equipment
(a)	All costs necessary to replace or repair damage or loss to Joint Venture Property and equipment caused by fire, flood, storm, theft, accident or any other cause.

(b)	The Operator must give each Venturer notice of damage or loss to Joint Venture Property and equipment incurred as soon as practical after the Operator learns of it but only if the damage or loss exceeds $10,000.
3.9	Legal costs

All costs of litigation or other legal services necessary or expedient for the conduct of Joint Venture affairs and protection of Joint Venture Property, including:
(a)	solicitors’ and barristers’ fees and expenses;

(b)	judgments obtained against a Venturer on account of operations under the Joint Venture Agreement in the conduct of those operations); and

(c)	all costs incurred by a Venturer in securing evidence for defending against any action or claim prosecuted or threatened against the Joint Venture, Joint Venture Property or the subject matter of the Joint Venture Agreement.
3.10	Taxes and agency fees

All:
(a)	Taxes paid by the Operator for the benefit of the Venturers (including excise, customs and other duties, goods and services tax, salaries and wages tax, fringe benefits tax and other charges of a similar nature); and

(b)	agency fees payable on or in relation to services contracted and materials purchased for or in connection with operations under the Joint Venture Agreement,

(a)	but excluding Taxes assessed in connection with the ownership and sale of Mineral Products after production and allocation to Venturers.
3.11	Insurance and claims
(a)	Premiums paid for insurance in accordance with the Joint Venture Agreement and all expenditure incurred and paid in settlement of losses, claims, damages or judgments not recovered from an insurer and not excepted in section 3.9.

(b)	if no insurance is required, all actual expenditure incurred and paid by the Operator in settlement of all losses, claims, damages or judgments not excepted in section 3.9.

(c)	The Operator must receive the following for the Joint Account:
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(i)	any payment made by an insurer in settlement of a claim made under an insurance policy carried for the benefit of the Joint Venture; and

(ii)	any award of an arbitrator or court arising out of a claim.
3.12	Shared services
(a)	A proportion of:
(i)	the salaries, wages, fees and expenses of the Operator’s employees and consultants serving the Joint Venture whose time is not allocated directly to the Joint Venture, based on the time spent on operations under the Joint Venture Agreement in the JV Area;

(ii)	the cost of establishing, maintaining and operating:
(A)	a production office in the JV Area; and

(B)	any necessary suboffice maintained in connection with that office, and
(iii)	all necessary camps (including housing facilities for employees and consultants if required), roads, helipads and airstrips established to facilitate the conduct of operations under the Joint Venture Agreement in the JV Area.
(b)	The cost of the facilities referred to in section 3.12(a) is to be calculated by:
(i)	deducting revenue from those facilities; and

(ii)	including depreciation or a fair monthly rental in lieu of depreciation where those facilities serve more than one project.
(c)	Charges must be apportioned to each project served on an equitable basis consistent with the Operator’s accounting practice but subject to section 1.3(d).

(d)	Costs charged under this section include the cost of:
(i)	office supplies, telephone, email and facsimile charges and other operating costs of the production office referred to in section 3.12(a); and

(ii)	shared transport costs including chartered aircraft and helicopters; and

(iii)	construction, maintenance and operation of stores, machine shops and other facilities.
3.13	Depreciation
(a)	In relation to plant and equipment actually owned by the Operator and used for the purposes of the Joint Venture, depreciation at rates:
(i)	in accordance with the Operator’s usual practice; and

(ii)	consistent with what is permitted under the Income Tax Act 1959 (as amended), jointly, as applicable,
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but excluding:
(iii)	any item whose cost has been charged under any other section of this document); and

(iv)	the amount of any depreciation charged under section 3.12; and

(v)	the amount of any depreciation charged under sections 4.4(a)(ii) and 4.4(a)(iii).
(b)	If an item is used partly for the purposes of the Joint Venture and partly for other purposes, the depreciation charged must be rateably apportioned according to usage between the Joint Venture and those other purposes.

(c)	If the Operator receives rent for a depreciable item, depreciation cannot be charged under this subsection.
3.14	Rehabilitation costs
(a)	Any amounts the Operator reasonably estimates (by applying prudent accounting principles) are required to make provision for estimated rehabilitation costs arising due to operations under the Joint Venture Agreement in the JV Area.

(b)	The Venturers authorise the Operator to pay those amounts as and when they arise using capital and accrued interest in that sinking fund.
3.15	Capital usage charges

To the extent that the Operator or a Venturer makes property or other capital items available for use by the Joint Venture, a reasonable amount representing:
(a)	rent or hire charge for that property or other capital item; or

(b)	the net cost (based, where appropriate, on the cost of borrowings equivalent to the cost price of that property or other capital item) to the Operator or that Venturer of acquiring and managing that property or capital item, after taking into account:
(i)	any receipts received from third parties; and

(ii)	any outgoings together with administration costs incurred by that Venturer (including overheads).
3.16	Cost of securities

If the Operator or a Venturer provides a security deposit, bond or other security in connection with any Authorisation or Joint Venture Asset, an amount representing the cost of:
(a)	borrowings equivalent to the amount of the security deposit; or

(b)	any other expenses of providing that security deposit, bond or other security.
3.17	Other expenses

Any other expenses not referred to in sections 3.2 to 3.16 properly incurred by the Operator for the conduct of operations under the Joint Venture Agreement in the JV Area to the extent that those expenses are included in an Operating Program and a Budget (including first aid and safety expenses).
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4.	BASIS OF CHARGES TO THE JOINT ACCOUNT

4.1	Purchases
(a)	Services obtained by the Operator for the Joint Venture must be charged at the price actually paid by the Operator after deducting all discounts actually received.

(b)	Materials, equipment and supplies purchased or supplied by the Operator for the Joint Venture must be charged on the basis of Cost.
For the purposes of this document Cost means the actual, current local or landed costs determined as follows:
(c)	(Class A) for imported materials, equipment and supplies, Cost includes:
(i)	net invoice prices of manufacturers (after deducting all trade and cash discounts actually received) plus goods and services and other Taxes (if any), fees or costs paid to third parties for purchasing, shipping, insurance premiums, transportation to the loading place, crating and handling costs;

(ii)	transportation to port of entry, customs fees and similar importation costs;

(iii)	any other applicable duties; and

(iv)	unloading of ships and aeroplanes to the customs warehouse and handling transportation from the customs warehouse to the Operator’s warehouse or the JV Area; and
(d)	(Class B) for materials, equipment and supplies acquired in Papua New Guinea, Cost includes:
(i)	the net invoice price of manufacturers (after deducting all trade and cash discounts actually received) plus goods and services and other Taxes (if any); and

(ii)	transportation and other costs incurred from the time and place of purchase until delivery to the Operator’s warehouse or the JV Area.
4.2	Prices

Materials specified in section 4.1 as Class “A” or “B” required for operations under the Joint Venture Agreement in the JV Area must be purchased for direct charge to the Joint Account when practical, but the Operator may apply those materials from its own stocks on the following conditions:
(a)	new materials: at Cost (condition “A”);

(b)	second hand and used materials: (conditions “B” and “C”);
(i)	material that is in sound and serviceable condition and is suitable for reuse without reconditioning is to be classed as condition “B” and priced at 75% of Cost; and

(ii)	material that cannot be classified as condition “B” but:
(A)	after reconditioning at the cost of the Joint Account will be serviceable for its original function as good second hand material; or
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(B)	is serviceable for its original function but is substantially unsuitable for reconditioning, is to be classed as condition “C” and priced at 50% of Cost;
(c)	material that cannot be classified as condition “B” or condition “C” is to be priced at a value commensurate with its use; and

(d)	tanks, buildings and other equipment involving erection costs must be charged at “knocked down” cost.
4.3	Warranty of materials supplied by the Operator

The Operator does not warrant materials supplied by it beyond any dealer’s or manufacturer’s warranty.
4.4	Operator’s exclusively owned equipment and facilities
(a)	The following rates apply to services rendered to the Joint Venture for equipment and facilities owned exclusively by the Operator.
(i)	water, fuel, power, compressor and other auxiliary services: at rates equal to the cost of providing them to the Joint Venture;
(ii)	automotive equipment: at rates equal to the cost of ownership and operation. (Automotive rates may include the cost of fuel, lubricants, repairs, insurances, other operating expenses, depreciation and wages and expenses of drivers other than those chargeable under sections 3.3 and 3.4);
(iii)	use of other items of machinery or equipment sufficient to cover maintenance, repairs, depreciation and running costs: at a fair rate but the charges must not exceed those currently prevailing in the district where the JV Area is located; and

(iv)	laboratory services performed or provided by the Operator (including water, core, assay and any other analyses and tests): at a fair rate but the charges must not exceed those currently prevailing among outside service laboratories performing comparable services.
(b)	The Operator must inform each Venturer in advance of the rates it proposes to charge.

(c)	Rates must be revised and adjusted when found to be excessive or insufficient.
5.	DISPOSAL
5.1	Operator’s rights

The Operator is not obliged to purchase a Venturer’s interest in surplus, new or second hand material.

The Operator may dispose of surplus material in accordance with its mandate approved by the Joint Venture Committee.
5.2	Material purchased by a Venturer

The proceeds of sale of surplus material purchased by a Venturer must be credited to the Joint Account in the month that material is sold.
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5.3	Division in kind
(a)	The division of surplus material in kind must be in proportion to each Venturer’s Participating interest.

(b)	Each Venturer must be charged severally with the value of the material received or receivable by it Corresponding credits must be made by the Operator to the Joint Account.
5.4	Sales to third parties

In relation to sales of jointly owned Joint Venture Property to third parties, the Operator must:
(a)	credit the Joint Account with the net amount received from the purchaser; and

(b)	charge any claim by the purchaser for defective material or otherwise back to the Joint Account if and when paid.
6.	PRICING MATERIAL TRANSFERRED
6.1	Bases of pricing material

Material purchased by a Venturer or divided in kind must be valued on the bases specified in sections 6.2 to 6.7 unless all Venturers agree otherwise.
6.2	New Material

New Material obtained for the Joint Venture but never used: at 100% of Cost.
6.3	Good used material

Good used material that is in sound and serviceable condition and suitable for reuse without reconditioning:
(a)	at 75% of Cost if that material was charged to the Joint Venture under section 4.2(a) as new; or

(b)	at 65% of Cost if that material was originally charged to the Joint Venture under section 4.2(b) as second hand at 75% of Cost.
6.4	Other used material

Used material that:
(a)	after reconditioning at the purchaser’s cost will be serviceable for its original function as good second hand material; or

(b)	is serviceable for its original function but is substantially unsuitable for reconditioning, at 50% of Cost
6.5	Bad order material

Used material that is no longer useable for its original purpose without excessive repair cost but is useable for any other purpose is to be priced on a comparable basis with items normally used for that purpose.
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6.6	Junk

Junk that is obsolete and scrap material is to be priced at prevailing prices.
6.7	Temporarily used material

If material was used temporarily and its service to the Joint Venture does not justify the reduction in price to the level specified in section 6.3(b), that material is to be priced on a basis that will leave a net charge to the Joint Account consistent with the value of the service provided.
7.	STOCKTAKE
7.1	Periodic stocktake

The Operator must do a stocktake of all Joint Venture Property ordinarily considered controllable by Operators of mining properties annually.
7.2	Notice to Venturers

The Operator must give notice of its intention to stocktake to all Venturers 20 Business Days before any stocktake is to begin so that a Venturer may be represented when the stocktake is taken.
7.3	Representation of Venturers

If:
(a)	a Venturer is not represented at a stocktake; and

(b)	the Operator has given that Venturer notice in accordance with section 7.2, that Venturer is bound to accept that stocktake except in the case of the Operator’s Gross Negligence, Wilful Misconduct or manifest error.
7.4	Copies to Venturers

The Operator must give each Venturer a copy of a summary of the stocktake results.
7.5	Reconciliation and adjustment of stock
(a)	The Operator must:
(i)	reconcile stock with charges to the Joint Account (including a list of surpluses and shortages) after a stocktake; and

(ii)	make stock adjustments for surpluses and shortages.
(b)	The Operator will only be held accountable for shortages due to its Gross Negligence, Wilful Misconduct or manifest error. (Shortages aggregating $5,000 will be considered to be due to lack of reasonable diligence).
7.6	Special stocktakes
(a)	A special stocktake may be taken, at the request and expense of the Assignee, if there is a change of Participating Interest in the Joint Venture or in the Joint Venture Property.
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(b)	The Assignor and the Assignee may be represented at a special stocktake and will be bound by the result of that stocktake except in the case of the Operator’s Gross Negligence, Wilful Misconduct or manifest error.
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Schedule 3
DEEMED CONTRIBUTION
The following terms apply in this Schedule.
Farmin Milestone has the meaning given to it in the Master Purchase and Farmin Agreement.
Harmony Expenditure has the meaning given to it in the Master Purchase and Farmin Agreement.
Hidden Valley Project has the meaning given to it in the Master Purchase and Farmin Agreement.
Stage 2 Project Expenditure means the amount paid by Newcrest to the Operator under clause 6.1 of the Master Purchase and Farmin Agreement.

A	If the Master Purchase and Farmin Agreement is terminated before Newcrest achieves the Farmin Milestone:

MCG:	(69.99% minus the applicable aggregate percentage earned by Newcrest in accordance with clause 11.5 of the Master Purchase and Farmin Agreement)

of the aggregate which is

($400 million plus Harmony Expenditure in relation to the Hidden Valley Project plus Stage 2 Project Expenditure in relation to the Hidden Valley Project up to the date of termination of the Master Purchase and Farmin Agreement).

Newcrest:	(30.01% plus the applicable aggregate percentage earned by Newcrest in accordance with clause 11.5 of the Master Purchase and Farmin Agreement)

of the aggregate which is

($400 million plus Harmony Expenditure in relation to the Hidden Valley Project plus Stage 2 Project Expenditure in relation to the Hidden Valley Project up to the date of termination of the Master Purchase and Farmin Agreement).

B	If Newcrest achieves or is deemed to have achieved the Farmin Milestone under clause 6.1(c) of the Master Purchase and Farmin Agreement:

MCG:	50%

of the aggregate which is

($400 million plus Harmony Expenditure in relation to the Hidden Valley Project plus Stage 2 Project Expenditure in relation to the Hidden Valley Project).

Newcrest:	50%

of the aggregate which is

($400 million plus Harmony Expenditure in relation to the Hidden Valley Project plus Stage 2 Project Expenditure in relation to the Hidden Valley Project).
Hidden Valley Joint Venture Agreement

Blake Dawson
Schedule 4
PRIORITY DEED
Hidden Valley Joint Venture Agreement

Priority Deed
[Name of Chargor]
[Name of Financier]
[Name of Cross Chargee]
[Name of Cross Chargee]
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 617 3259 7000
F 617 3259 7111
Reference
RAF MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION	4

	1.1 Definitions	4
	1.2 Joint Venture definitions apply	5
	1.3 Rules for interpreting this document	5

2.	PRIORITY	6

3.	NOTICE OF DEFAULT	6

	3.1 Notice of default under Cross Charge	6
	3.2 Notice of default under Financier’s Charge	7
	3.3 Money secured becomes due and payable	7
	3.4 Enforcing a Security	7
	3.5 Crystallisation	7

4.	ENFORCING FINANCIERS’ CHARGE	7

5.	ENFORCING CROSS CHARGE	9

6.	TERM	9

7.	ASSIGNMENT OF RIGHTS	9

	7.1 Assignment by Financier	9
	7.2 Assignment by Cross Chargees	9

8.	LIABILITY FOR EXPENSES	10

9.	GST	10

	9.1 GST indemnity	10
	9.2 GST on claims	10

10.	NOTICES	11

	10.1 How to give a notice	11
	10.2 When a notice is given	11
	10.3 Address for notices	11

11.	GENERAL	12

	11.1 Governing law	12
	11.2 Giving effect to documents	12
	11.3 Waiver of rights	12
	11.4 Operation of this document	12
	11.5 Operation of indemnities	13
	11.6 Operation of relevant provisions	13
	11.7 Consents	13
	11.8 Exclusion of contrary legislation	13
Priority Deed

Blake Dawson

11.9 Inconsistency with other documents	13
11.10 Counterparts	13
Priority Deed

Blake Dawson
Priority Deed
DATE
PARTIES
[Name of Party] (Chargor)

[Name of Party] (Financier)

[Name of Party]

[Name of Party] (together referred to as Cross Chargees)
RECITALS
A.	The Chargor, the Operator and the Cross Chargees have entered into the Joint Venture Agreement.

B.	Under the terms of the Joint Venture Agreement, each party must perform certain obligations. The Chargor and each Cross Chargee has executed a Cross Charge in favour of each other to secure the performance of those obligations.

C.	The Chargor proposes charging its Participating Interest in favour of the Financier and is required by the Joint Venture Agreement to enter into this document.

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Assign means to sell, transfer, assign or make a gift of, lease, license or part possession with, declare a trust over or in any other way dispose of, deal with or create an interest in a party’s interest (or, if applicable, any interest in it) or to agree to do any of those things other than by creating an Encumbrance.

Companies Act means the Companies Act 1997.

Cross Charge means any cross charge granted, or to be granted, by the Chargor in accordance with the terms of the Joint Venture Agreement.

Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

Excluded Tax means a Tax on net income in any jurisdiction, other than:
(a)	a Tax that is calculated on or by reference to the gross amount of any payment derived by a party under this document or the transactions that this document contemplates (unless the Tax is imposed because the party has not given its tax file number to the person who made the payment); or
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(b)	a Tax that is imposed because a party is regarded as being subject to tax in a jurisdiction solely because it is a party or because it is participating in the transactions that this document contemplates.
Financier’s Charge means any Security Interest granted, or to be granted, by the Chargor to the Financier that is a Permitted Encumbrance.

Government Agency means:
(a)	a government or government department or other government body;

(b)	a governmental, semi-governmental or judicial person; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.
GST means a goods and services tax or similar value added tax levied on or imposed under the GST Law or otherwise on a supply.

GST Law means the Goods and Services Tax Act 2003.

Joint Venture Agreement means the joint venture agreement between Morobe Consolidated Goldfields Limited, Newcrest PNG 1 Limited and Hidden Valley Services Limited dated [insert date and reference to any amending deeds and assumption deeds].

Permitted Encumbrance means an Encumbrance expressly permitted pursuant to clause 25.2 of the Joint Venture Agreement.

Security Interest means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.

Transaction Documents means the Joint Venture Agreement, the Services Agreement, the Cross Charge and [insert other relevant documents].

Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or a Government Agency, together with any related interest, penalty, fine or other charge.

Venturer means a party to the Joint Venture Agreement, excluding the Operator.

1.2	Joint Venture definitions apply

Any term used in this document that is not defined in this document but is defined in the Joint Venture Agreement has the meaning given to it in the Joint Venture Agreement.

1.3	Rules for interpreting this document
(a)	All rules for interpreting the Joint Venture Agreement set out in clause 1.2 to 1.3 of that document apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to clauses are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.
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2.	PRIORITY

The Financier acknowledges to and agrees with each Cross Chargee that, as between each Cross Chargee and the Financier:
(a)	the order of priority will be:
(i)	first, the security constituted by the Cross Charge; and

(ii)	then, the security constituted by a Financier’s Charge;
(b)	the order of priority set out in clause 2(a) applies despite anything that, but for this clause, would affect that order or priority, including:
(i)	the respective dates or order of execution or registration of the Cross Charge and a Financier’s Charge;

(ii)	the respective dates on which any money secured by the Cross Charge or a Financier’s Charge is advanced or becomes owing or payable;

(iii)	any change in the amount of money secured by the Cross Charge or a Financier’s Charge;

(iv)	any change in the amount of the Chargor’s indebtedness or liability to any Cross Chargee;

(v)	the grant by a Cross Chargee or any other person of any time, waiver or other indulgence or concession;

(vi)	the full or partial discharge or release of the Chargor or any other person;

(vii)	the failure by a Cross Chargee to give notice to the other Cross Chargees or the Chargor of any default by any person;

(viii)	any laches, acquiescence, delay, act, omission or mistake on the part of or suffered by a Cross Chargee or any other person in relation to this document, the Cross Charge or a Financier’s Charge, any other Security Interest or any other document or agreement;

(ix)	anything that is done or omitted to be done under or in relation to the Cross Charge or a Financier’s Charge, or any money secured by either of them;

(x)	anything contained in the Cross Charge or a Financier’s Charge; and

(xi)	anything or any rule of law or equity to the contrary; and
(c)	the Financier’s powers, rights, discretions and remedies under a Financier’s Charge must be and are subject to, and rank subsequent to, all the Cross Chargees’ powers, rights, discretions and remedies under the Cross Charge.
3.	NOTICE OF DEFAULT

3.1	Notice of default under Cross Charge

The Cross Chargees must or must cause the Operator to:
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(a)	promptly give the Financier a copy of any notice served on the Chargor under clause 16.2 (Default Notice) of the Joint Venture Agreement; and

(b)	notify the Financier of service of that notice.
3.2	Notice of default under Financier’s Charge

The Financier must promptly give the Operator and the Cross Chargees:
(a)	notice of any breach or default under a Financier’s Charge (whether or not the Financier has waived any right it may have acquired because of that breach or default); and

(b)	a copy of any notice or demand it has served on or given to the Chargor in relation to any breach or default by the Chargor.
3.3	Money secured becomes due and payable

If the money secured by the Cross Charge or a Financier’s Charge (each a Security) becomes due and payable or capable of being declared due and payable before the stated date of maturity (other than through the exercise by the Chargor of an optional right of prepayment in the absence of default):
(a)	the money secured by the other Security will, at the option of the chargee or chargees under that Security, become immediately due and payable; and

(b)	the other Cross Chargees and the Financier will, where practical, consult in good faith to decide what action will be taken to enforce their respective powers, rights, discretions and remedies under each Security.
3.4	Enforcing a Security
(a)	Nothing in clause 3.1, 3.2 or 3.3 requires or prevents the exercise by the Cross Chargees or the Financier of any power, right, discretion or remedy.

(b)	Neither the Cross Chargees nor the Financier may exercise any power, right, discretion or remedy under or in relation to a Security unless it gives each other party to this document at least [5] Business Days’ notice before doing so.
3.5	Crystallisation
(a)	If a Security that ceased to operate as a floating charge in relation to any property crystallises and operates as a fixed charge in relation to that property, the other Security will, if it creates a floating charge over that property, automatically and immediately crystallise and operate as a fixed charge in relation to that property.

(b)	Clause 3.5(a) applies despite anything contained in either a Security or any other document or agreement.
4.	ENFORCING FINANCIERS’ CHARGE

The Financier covenants with each Cross Chargee that, so long as the Chargor is a Venturer:
(a)	the powers, rights, discretions and remedies conferred by the Financier’s Charge must be and are subordinate to the Cross Chargee’s powers, rights, discretions and remedies;
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(b)	the Financier’s Charge will in no way affect the Participating Interests of the Venturers other than the Chargor;

(c)	it must not enforce or exercise or take any action to enforce or exercise any of its rights, powers, discretions or remedies under the Financier’s Charge in a manner that would (or would be likely to) impede, obstruct or adversely affect the level of output from any operations contemplated or conducted by the Joint Venture under the Joint Venture Agreement.

(d)	the exercise or enforcement of any:
(i)	power of sale or administration; or

(ii)	other power, right, discretion or remedy contained in or conferred under the Financier’s Charge, by the Financier or any person (including any receiver (as defined in the Companies Act) or an analogous person) claiming through the Financier, are subject to the Joint Venture Agreement as if the person exercising that power, right, discretion or remedy were a Venturer and, in particular:
(iii)	if that person lakes possession of any right or benefit under the Joint Venture Agreement (including the Chargor’s Participating Interest) that is subject to the Financier’s Charge, it will be bound by the provisions of the Joint Venture Agreement; and

(iv)	that person will not exercise any power of sale under the Financier’s Charge, except on terms the same as those contained in clause 17 (Consequence of Default) of the Joint Venture Agreement;
(e)	without limiting the generality of clause 4(d):
(i)	the constituent parts of a Participating Interest may not be sold or taken possession of on the enforcement of a Financier’s Charge, but all or a fractional part may be;

(ii)	no part of a Participating Interest may be sold or taken possession of on the enforcement of a Financier’s Charge if it would result in any party holding a Participating Interest of less than 5%;

(iii)	neither the Financier, nor any person (including any receiver (as defined in the Companies Act) or an analogous person) claiming through him or her, may:
(A)	seek partition or take any action (whether by any court order or otherwise) for partition or sale in lieu of partition (and the Financier waives any rights it may have under any applicable law to seek and do any of those things and acts), during the continuance of the Joint Venture Agreement, of any Joint Venture Property or any other property in which the Chargor or any other person has or may have or acquire by any means an interest with the other Joint Venturers under the Joint Venture Agreement; or

(B)	waive, release, surrender or forfeit all or part of the Chargor’s Participating Interest, without the prior consent of all Cross Chargees;
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(f)	it must apply the proceeds of the exercise of any power of sale under a Financier’s Charge in the following order:
(i)	first in payment of all the Chargor’s debts under clause 16.2 (Default Notice) of the Joint Venture Agreement to:
(A)	the Operator, to the extent that contributions have not been made to the Operator under clause 16.4 of the Joint Venture Agreement; and

(B)	each other Cross Chargee, to the extent that the Cross Chargee has made a contribution under that clause; and
(ii)	then in payment of all other amounts owing by the Chargor to any Venturer, and, to the extent of the application of proceeds, the Financier must be and is subrogated to the rights of the Operator, the Cross Chargees or the Venturers (as the case may be);
(g)	the Financier’s Charge must be automatically and immediately released when the Chargor ceases to be a Venturer; and

(h)	the covenants contained in this clause must be terms of the Financier’s Charge. To the extent that they are not expressly included in the Financier’s Charge, they must be and are regarded by this clause as being included in and incorporated into the Financier’s Charge.
5.	ENFORCING CROSS CHARGE

Each Cross Chargee covenants with the Financier that it will not seek to enforce the Charge until at least 10 Business Days after the Financier has been given notice under clause 3.
6.	TERM

The rights and obligations under this document begin on [insert date], even if this document is executed at a later date and terminate when the Chargor ceases to be a Venturer under the Joint Venture Agreement or a party to a Cross Charge or when each Security referred to in clause 3.3 has been finally and irrevocably discharged.
7.	ASSIGNMENT OF RIGHTS

7.1	Assignment by Financier

The Financier covenants with each Cross Chargee that it will not Assign any of its rights under the Financier’s Charge unless:
(a)	the Assignment is made expressly subject to the terms of this document; and

(b)	the Assignee binds itself to the terms of this document (or substantially to those terms) to the satisfaction of each Cross Chargee.
7.2	Assignment by Cross Chargees

Each Cross Chargee covenants with each other and with the Financier that it will not Assign any of its rights under the Cross Charge unless:
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(a)	the Assignment is made expressly subject to the terms of this document; and

(b)	the Assignee binds itself to the terms of this document (or substantially to those terms) to the satisfaction of each other Cross Chargee and the Financier.
8.	LIABILITY FOR EXPENSES

The Chargor must indemnify each Cross Chargee and the Financier against, and must pay each Cross Chargee and the Financier on demand the amount of, all Taxes (other than Excluded Taxes) and reasonable costs and expenses incurred in connection with:
(a)	the negotiation, preparation, execution, stamping and registration of this document;

(b)	the transactions that this document contemplates; and

(c)	any amendment to, or any consent, approval, waiver, release or discharge of or under, this document, including legal expenses on a full indemnity basis and expenses incurred in engaging consultants.
9.	GST

9.1	GST indemnity

If the Financier or the Cross Chargees must pay GST on any supply under or in connection with this document, then:
(a)	the Chargor must
(i)	indemnify the Financier and each of the Cross Chargees from that GST; and

(ii)	pay to the Financier or each Cross Chargee, as the case may be, an amount equal to that GST within 5 Business Days of a request by the Financier (or the Cross Chargee) for payment for the GST, which may be in the form of a tax invoice; and
(b)	the Financier (or the Cross Chargee) need not refund to the Chargor any amount for GST paid to the [Commissioner of Taxation] unless the Financier (or the Cross Chargee) received a refund or credit for that amount.
9.2	GST on claims
(a)	If a payment to satisfy a claim or a right to claim under or in connection with this document (for example, for misleading or deceptive conduct or for misrepresentation or for a breach of any warranty or for indemnity or for reimbursement of any expense) gives rise to a liability to pay GST, the payer must pay, and indemnify the payee on demand against the amount of that GST.

(b)	If a party has a claim under or in connection with this document for a cost on which that party must pay GST, the claim is for the cost plus all GST (except any GST for which that party is entitled to an input tax credit).

(c)	If a party has a claim under or in connection with this document whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as
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reimbursement for GST (whether that amount is separate or included as part of a larger amount).
10.	NOTICES

10.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
10.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail:
(i)	within Papua New Guinea — 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea — 7 Business Days after posting.
10.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

Chargor
Address:	[address]
Fax number:	[number]
Attention:	[name]

Financier
Address:	[address]
Fax number:	[number]
Attention:	[name]

[Cross Chargee]
Address:	[address]
Fax number:	[number]
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Attention:	[name]

[Cross Charges]
Address:	[address]
Fax number:	[number]
Attention:	[name]
11.	GENERAL

11.1	Governing law
(a)	This document is governed by the laws of Papua New Guinea.

(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

(c)	To the extent that any party has or in the future acquires any immunity from the jurisdiction of any court or from any legal process (whether through suit, service of notice, attachment before judgment, attachment in aid of execution any enforcement or otherwise) with respect to itself or its property, each party irrevocably waives that immunity in respect of its obligations under this document or otherwise in respect of the joint venture
11.2	Giving effect to documents

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

11.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:
(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
11.4	Operation of this document
(a)	Any right that a person may have under this document and the Transaction Documents is in addition to, and does not replace or limit, any other right that the person may have.

(b)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.
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11.5	Operation of Indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

(c)	if a provision of this document is expressed to:
(i)	indemnify;

(ii)	exclude or limit any liability of; or

(iii)	otherwise benefit,
a person who is not a party to this document, the parties agree that the party holds the benefit of that indemnity, exclusion, limitation or other benefit on trust for that person and may enforce this document on their behalf and for their benefit.
11.6	Operation of relevant provisions

Clauses 1 (Interpretation), 8 (Liability for expenses), 10 (Notices), 11 (General) survive the expiry or termination of this document.

11.7	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.
11.8	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

11.9	Inconsistency with other documents

If there is a conflict between provisions in this document and any of the Transaction Documents then, unless otherwise expressly agreed in writing by the parties, they rank in order of precedence as follows:
(a)	first, the Joint Venture Agreement including any amendment;

(b)	second, the Deed of Cross Charge;

(c)	third, this document; and

(d)	fourth, the other Transaction Documents.
11.10	Counterparts

This document may be executed in counterparts.
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Executed as a deed

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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Schedule 5
CROSS CHARGE
Hidden Valley Joint Venture Agreement 87

Cross Charge
[name of Venturer]
[name of Venturer]
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference RAF MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Joint Venture Agreement definitions	3
	1.3	Rules for interpreting this document	3

2.	CREATION OF CHARGE		3

	2.1	Charging provision	3
	2.2	Fixed and floating charge	4
	2.3	Priority	4
	2.4	Licence to deal with Floating Charge Property	4
	2.5	Crystallisation	4
	2.6	Floating nature of charge restored	5

3.	PROSPECTIVE LIABILITY		5

4.	ENFORCEMENT OF CHARGE		5

5.	APPOINTMENT OF RECEIVER		5

	5.1	Power to appoint and remove	5
	5.2	After commencement of winding up	6

6.	AGENCY		6

	6.1	Agent of Defaulting Venturer	6
	6.2	Ceasing to be agent	6

7.	POWERS OF ENFORCING PARTY		6

	7.1	Enforcing Party’s powers	6
	7.2	Construction of Enforcing Party’s powers	7
	7.3	Sale of Defaulting Venturer’s Participating Interest	8

8.	PROTECTION OF THIRD PARTIES		8

	8.1	Dealing with Enforcing Party	8
	8.2	Dealing deemed to be authorised and valid	8
	8.3	Receipt of money by Enforcing Party	8

9.	POWERS EXERCISABLE BY NON-DEFAULTING VENTURER		8

	9.1	Exercise of powers	8
	9.2	Protection of Non-Defaulting Venturer	8
	9.3	Several or joint exercise	9

10.	REALISATION		9

11.	APPLICATION OF MONEY		9

	11.1	Order of application of money	9
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	11.2	Pari passu	9

12.	CONTINUING SECURITY		10

13.	INDEMNITY		10

14.	ENFORCEMENT SUBJECT TO JOINT VENTURE AGREEMENT		10

15.	NO MARSHALLING		10

16.	AUTHORITY TO GRANT CHARGE		10

17.	NO PAYMENT AVOIDANCE		10

18.	POWER OF ATTORNEY		11

	18.1	Appointment of attorney	11
	18.2	General	11

19.	DISCHARGE		12

20.	REGISTRATION AND STAMPING		12

21.	LIABILITY FOR EXPENSES		13

22.	GST		13

23.	NOTICES		13

	23.1	How to give a notice	13
	23.2	When a notice is given	13
	23.3	Address for notices	14

24.	GENERAL		14

	24.1	Governing law	14
	24.2	Giving effect to documents	14
	24.3	Waiver of rights	14
	24.4	Severance	15
	24.5	Operation of indemnities	15
	24.6	Consents	15
	24.7	Exclusion of contrary legislation	15
	24.8	Inconsistency with other documents	15
	24.9	Counterparts	15
Cross Charge

Blake Dawson
Cross Charge
DATE
PARTIES
[name of Venturer] of [address] (Venturer 1)
[name of Venturer] of [address] (Venturer 2)
RECITALS
A.	Each party has entered into the Joint Venture Agreement.

B.	Under the terms of the Joint Venture Agreement, each party must perform certain obligations. Each party is entering into this document in favour of each other party to secure the performance of those obligations.

C.	This document is the Cross Charge required by the Joint Venture Agreement.
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Charge means the charge created by clause 2.

Charged Property means, in relation to a Venturer, at any time:
(a)	its Participating interest in all the Joint Venture Property;

(b)	its rights and benefits under the Transaction Documents;

(c)	its Share of Production;

(d)	its rights and benefits under any sales contracts for the sale of its Share of Production; and

(e)	the insurance proceeds (present and future) receivable by it from insurance taken out in relation to any Joint Venture Property.
Companies Act means the Companies Act 1997.
Default Event means, in relation to a Venturer, if a Default Event (as defined in the Joint Venture Agreement) happens or occurs in relation to that Venturer.
Defaulting Venturer means a Venturer who commits a Default Event.
Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation, or an
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easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.
Enforcing Party means:
(a)	a Venturer entitled under clause 4 to take action to enforce the Charge; and

(b)	a Receiver entitled under clause 5 to take action to enforce the Charge.
Fixed Charge Property means, in relation to a Venturer, all its right, title and interest (legal or equitable, present and future) in:
(a)	the Tenements;

(b)	all real property included in the Joint Venture Property (including the rights to enter and occupy lands the subject of the Tenements) and any buildings and fixtures on the real property;

(c)	all Joint Venture Intellectual Property;

(d)	all fixed plant, machinery and equipment that are held or acquired as Joint Venture Property; and

(e)	the goodwill of the Joint Venture.
Floating Charge Property means all Charged Property that is not Fixed Charge Property.
Government Agency means:
(a)	a government or government department or other government body;

(b)	a governmental, semi-governmental or judicial person; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.
GST means goods and services tax or similar value added tax levied or imposed under the GST Law or otherwise on a supply.
GST Law means the Goods and Services Tax Act 2003.
Indebtedness means, in relation to a Venturer, any amount (including any Unpaid Called Sum and interest) that is owing by that Venturer (whether alone or with any other person) to another Venturer under the Joint Venture Agreement, and any Liability including any right of contribution or indemnity arising under any Transaction Document.
Joint Venture Agreement means the joint venture agreement between Morobe Consolidated Goldfields Limited, Newcrest PNG 1 Limited and Hidden Valley Services Limited dated [Insert date and reference to any amending deeds and assumption deeds].
Liability means a claim, demand, proceeding, cost, loss, expense, obligation and liability, arising under statute or common law or in equity, and arising in contract or in tort or otherwise.
Non-Defaulting Venturer means a Venturer that is not a Defaulting Venturer.
Other Obligations means, in relation to a Venturer, all its covenants, agreements, obligations (other than the obligation to pay Indebtedness) and Liabilities arising under, from or in connection with any Transaction Document.
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Priority Deed means a deed between the parties to this document and the lenders or other persons taking security from any one of the Venturers.
Receiver means a receiver (as defined in the Companies Act) or an analogous person appointed under clause 5.
Security Interest means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.
Taxes means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or a Government Agency, together with any related interest, penalty, fine or other charge.
Transaction Documents means:
(a)	this document;

(b)	the Joint Venture Agreement;

(c)	the Services Agreement; and

(d)	any Priority Deed.
Venturer means each party to the Joint Venture Agreement for the time being, including any person which becomes a party by assignment and assumption, but excluding the Operator.
1.2	Joint Venture Agreement definitions

Any term used in this document that is not defined in this document but is defined in Joint Venture Agreement has the meaning given to it in Joint Venture Agreement.

1.3	Rules for Interpreting this document
(a)	All rules for interpreting the Joint Venture Agreement set out in clauses 1.2 and 1.3 of that document apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to clauses are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.

(c)	If a person is registered as part of a group of companies, references to GST which that person must pay and to input tax credits to which that person is entitled include GST which the representative member of the group of companies must pay and deductions of input tax credits to which the representative member is entitled.
2.	CREATION OF CHARGE

2.1	Charging provision

Each Venturer as beneficial owner, subject to the terms of the Joint Venture Agreement, charges all its Charged Property in favour of each other Venturer severally to secure:
(a)	the payment of its Indebtedness; and

(b)	the performance of its Other Obligations.
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2.2	Fixed and floating charge

The Charge operates:
(a)	as a fixed charge over all Fixed Charge Property; and

(b)	subject to clause 2.5, as a floating charge over all Floating Charge Property.
2.3	Priority
(a)	The Charge is a first ranking equitable charge. The Charge takes priority over all and any other Encumbrances whether fixed or floating, created, attempted to be created or permitted to exist by a Venturer or any related corporation in relation to the whole or any part of its Charged Property.

(b)	Each Venturer covenants for the benefit of each other Venturer that it will not:
(i)	create, attempt to create or permit to exist, any Encumbrance over all or any of its rights or interests referred to in clause 25 (Encumbrances) of the Joint Venture Agreement; or

(ii)	Assign its Participating Interest,

except as permitted by clause 25 (Encumbrances) or clause 26 (Amendment and Assignment) of the Joint Venture Agreement.
2.4	Licence to deal with Floating Charge Property

Subject to clauses 2.3(b) and 2.5, each Venturer licenses each other Venturer to dispose of or otherwise deal with its Floating Charge Property in the ordinary course of its ordinary business.

2.5	Crystallisation

The Charge will cease to operate as a floating charge and will operate as a fixed charge, and the licence under clause 2.4 will automatically and immediately terminate:
(a)	in relation to all of a Venturer’s Floating Charge Property, if:
(i)	a Default Event occurs; or

(ii)	a Non-Defaulting Venturer takes action to enforce the Charge as contemplated under clause 4;
(b)	in relation to part of a Venturer’s Floating Charge Property, if:
(i)	that Venturer breaches clause 2.3(b) in relation to that part of the Floating Charge Property;

(ii)	any step is taken to levy or enforce any distress or other execution on or against that part of the Floating Charge Property or to enforce any Encumbrance relating to that part of the Floating Charge Property; or

(iii)	after a Default Event, a Non-Defaulting Venturer gives notice to that Venturer that the Charge is to crystallise in relation to that part of the Floating Charge Property; or
(c)	in relation to any proceeds of any debt or other money included in the Floating Charge Property that may be or become payable for any reason to a Venturer, if
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any other Venturer gives notice to a Venturer that the Charge is to crystallise in relation to those proceeds; or

(d)	in relation to any money included in the Floating Charge Property that may now or in the future be or become due to or held for the Venturer, or any other part of the Floating Charge Properly that any Government Agency may in any way rank for payment of Taxes ahead of a floating charge, when the Venturer fails to pay any Taxes.
2.6	Floating nature of charge restored

If the Charge has become a fixed charge under clause 2.5 in relation to all or part of a Venturer’s Floating Charge Property then the other Venturers may at any time, restore the licence under clause 2.4 by notice to that Venturer so that the Charge will again operate as a floating charge and not as a fixed charge in relation to that Floating Charge Property.

3.	PROSPECTIVE LIABILITY

The Venturers acknowledge that for the purpose of fixing priorities between the Charge and any subsequent charge registered or registrable under the Companies Act and for no other purposes, the Charge secures each Venturer’s prospective Liability (being the Liability to pay the Indebtedness and to indemnify the Enforcing Party as provided in this document) up to a maximum of $100 million. This clause does not limit the amount secured by or recoverable under this document and does not affect any obligation of any Venturer under any Transaction Document. The Charge may also secure prospective liabilities in excess of this specified maximum amount.

4.	ENFORCEMENT OF CHARGE

A Non-Defaulting Venturer may take action (in its own name) under this document to enforce the Charge and exercise the powers in this document in respect of all Indebtedness and Other Obligations owing to it by the Defaulting Venturer, if permitted to do so under clause 16.7 of the Joint Venture Agreement by written notice to each other Venturer (but without the need for the consent or agreement of any other Venturer).

5.	APPOINTMENT OF RECEIVER

5.1	Power to appoint and remove
(a)	A Venturer entitled under clause 4 to take action to enforce the Charge may at any time after it becomes entitled to enforce the Charge:
(i)	appoint a Receiver of all or part of a Defaulting Venturer’s Charged Property; and

(ii)	remove any Receiver it appointed and appoint another in its place.
(b)	Any appointment or removal under this subclause must be in writing.

(c)	Where more than one Venturer is entitled to appoint and remove the Receiver, the appointment and removal must be made jointly, and in the case of retirement or death of a Receiver, to appoint (and remove) another Receiver in his or her place.
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5.2	After commencement of winding up

The power to appoint a Receiver under clause 5.1 may be exercised even though:
(a)	an order has been passed to wind up the Defaulting Venturer when the Non-Defaulting Venturer becomes entitled to enforce the Charge, or when an appointment is made; or

(b)	a Receiver appointed in the circumstances specified in the preceding paragraph may not, or may not in some respects, act as the Defaulting Venturer’s agent.
6.	AGENCY

6.1	Agent of Defaulting Venturer
(a)	Subject to clauses 6.1(b) and 6.2, every Receiver appointed under clause 5 is taken to be the Defaulting Venturer’s agent, and the Defaulting Venturer alone is responsible for the Receiver’s acts, defaults and remuneration.

(b)	A Non-Defaulting Venturer (or each Non-Defaulting Venturer, if more than one) may by notice to the Receiver and the Defaulting Venturer, require the Receiver to act as its (or their) agent.
6.2	Ceasing to be agent

If for any reason (including operation of law) a Receiver ceases to be the Defaulting Venturer’s agent because of an order passed to wind up the Defaulting Venturer, the Receiver immediately becomes the agent of the Non-Defaulting Venturer (or each Non-Defaulting Venturer, if more than one).

7.	POWERS OF ENFORCING PARTY

7.1	Enforcing Party’s powers

Subject to clause 7.2, the Enforcing Party may exercise any or all of the following powers, rights and discretions and has full power to do all or any of the following:
(a)	take possession of, collect and get in the Charged Property and for that purpose to take any proceedings (in the name of the Defaulting Venturer or otherwise as seems expedient);

(b)	give receipts for all money and other property that may come into the hands of the Enforcing Party in exercise of any power given by this document;

(c)	cause the Defaulting Venturer to continue to be associated with the other Venturers for the purpose of fulfilling its obligations under the Joint Venture Agreement and the other Transaction Documents or concur in the continuance of those documents;

(d)	for the purposes of clause 7.1(c), raise money on the Charged Property in priority to this Charge with the consent of all Venturers;

(e)	let or lease any of the Charged Property for any term;

(f)	sell or concur in selling the Charged Property or any part of interest in the Charged Property, in accordance with the terms of the Joint Venture Agreement and otherwise on such terms as it may be in its absolute discretion think fit and to carry
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any such sale into effect by conveying and transferring in the name and on behalf of the Defaulting Venturer otherwise;
(g)	execute any document (in the name for and on behalf of itself on the Defaulting Venturer or otherwise) for the purpose of carrying into effect any power, right or discretion conferred on the Enforcing Party as it may see fit;

(h)	make any settlements, arrangements or compromise that it thinks fit;

(i)	acquire, in any manner (including, without limitation, to take on a lease of) any property or any interest in any property, which will then be included in the relevant Charged Property;

(j)	commence, defend, prosecute, settle, discontinue and otherwise compromise proceedings in the name of the Defaulting Venturer;

(k)	perform or enforce, to exercise or refrain from exercising the Defaulting Venturer’s rights and powers under, or otherwise to obtain the benefit of, any documents or agreements or rights which form part of the relevant Charged Property and any documents entered into in exercise of any power;

(I)	employ any person as employee, contractor, agent, professional adviser, consultant or auctioneer for any purpose at such salary or remuneration as the Enforcing Party thinks fit;

(m)	delegate to any person for such time as the Enforcing Party approves any of the powers conferred on the Enforcing Party;

(n)	surrender or transfer any of the relevant Charged Property;

(o)	make, enforce, compromise and settle all claims in respect of insurance;

(p)	do anything which the Defaulting Venturer might reasonably do for the protection or improvement of any of the relevant Charged Property or for obtaining income or returns from any of that Charged Property (including, without limitation, by effecting insurance, improvements and repairs or scrapping any property);

(q)	operate any bank account comprising part of the relevant Charged Property and to open any further bank account;

(r)	make debtors bankrupt and to wind up and to do all things in relation to any bankruptcy or winding up which the Enforcing Party thinks necessary or desirable;

(s)	exchange with any person any of the relevant Charged Property for other property;

(t)	have access to and make use of the premises, plant, equipment and accounting and other services of the Defaulting Venturer and the services of its staff;

(u)	do or cause to be done everything with respect to the Charged Property (without being responsible for any resulting loss or damage) that it thinks necessary and which could have been done or caused to be done by the Enforcing Party if it was the absolute owner of the Charged Property; and

(v)	do anything incidental to any power, right or discretion referred to in this clause 7.1.
7.2	Construction of Enforcing Party’s powers

The Enforcing Party’s powers, rights and discretions referred to in clause 7.1:
(a)	must be interpreted separately and not by reference to one another; and
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(b)	are in addition to all other powers, rights and discretions conferred on it by law and subject always to the Joint Venture Agreement.
7.3	Sale of Defaulting Venturer’s Participating Interest

If under clause 7.1(f), the Enforcing Party wishes to exercise the power of sale in respect of the Defaulting Party’s Participating Interest in all of the Joint Venture Property, the Enforcing Party shall give notice to the Operator that it wishes to enforce the Charge in this manner, and clause 17.4, 17.5 and 17.6 of the Joint Venture Agreement will thereupon take effect and the Defaulting Party’s Participating Interest will be dealt with in accordance with those provisions.

8.	PROTECTION OF THIRD PARTIES

8.1	Dealing with Enforcing Party

Any person dealing with (including, without limitation, any sale or disposal) the Enforcing Party is not:
(a)	bound to enquire whether any event has occurred to authorise the Enforcing Party to act, whether there has been a default, whether a Receiver has been properly appointed or about the propriety or regularity of a dealing; or

(b)	affected by express notice that a dealing is unnecessary or improper.
8.2	Dealing deemed to be authorised and valid

Despite any irregularity or impropriety in any dealing, it is to be treated, for the protection of the person, the party to the dealing, as being authorised by this document and valid.

8.3	Receipt of money by Enforcing Party

The receipt of money by any Enforcing Party effectually discharges the person paying any money from being concerned to see to the application, or being liable or accountable for any loss or misapplication, of such money.

9.	POWERS EXERCISABLE BY NON-DEFAULTING VENTURER

9.1	Exercise of powers
(a)	If and when the Charge becomes enforceable under clause 4, a Non-Defaulting Venturer may exercise any power of the Enforcing Party in addition to any power it has as a Non-Defaulting Venturer.

(b)	A Non-Defaulting Venturer may do so even though a Receiver is appointed.
9.2	Protection of Non-Defaulting Venturer

The exercise of any power by a Non-Defaulting Venturer does not cause that Non-Defaulting Venturer to:
(a)	be a mortgagee in possession;

(b)	account as mortgagee in possession; or

(c)	be answerable for any act or omission for which a mortgagee in possession is liable.
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9.3	Several or Joint exercise

Each Non-Defaulting Venturer may exercise its right severally or jointly with any other Non-Defaulting Venturer.

10.	REALISATION

After the Charge has become enforceable, the Defaulting Venturer must do anything, and ensure that its employees and agents do anything, that the Enforcing Party may reasonably require to assist it to realise the Charged Property and exercise any power, right, discretion or remedy including:
(a)	execute any transfer (including any transfer in blank) or other document of or in relation to any Charged Property;

(b)	do anything that the Enforcing Party thinks is necessary or desirable under the law in force in any place where any Charged Property is situated; and

(c)	give any notice, order, direction and consent that the Enforcing Party thinks is necessary or desirable.
11.	APPLICATION OF MONEY

11.1	Order of application of money

Money that the Enforcing Party receives under or because of this document is to be applied in the following order:
(a)	first, in payment of all costs, charges and expenses of and incidental to the:
(i)	appointment of a Receiver; and

(ii)	exercise or attempted exercise by the Enforcing Party of any power, right or discretion referred to in this document (including the Enforcing Party’s reasonable remuneration);
(b)	then, in payment of any other outgoings that the Enforcing Party thinks fit to pay;

(c)	then, in discharging any Security Interest having priority to the Charge;

(d)	then, in payment to each Non-Defaulting Venturer in proportion to any Indebtedness owing to it by the Defaulting Venturer and not otherwise recovered;

(e)	then, in payment to the Enforcing Party of any amount necessary to give effect to any indemnity contained in this document; and

(f)	then, subject to proper claims enforceable under other Encumbrances, any surplus must be paid to the Defaulting Venturer.
11.2	Pari passu

If there is more than one Enforcing Party, claims arising from the priority described in clauses 11.1(a), 11.1(b) and 11.1(e) rank pari passu with the result that if the amount realised is insufficient to discharge all Indebtedness described in these clauses, the amount available is to be apportioned among the claimants in proportion to their respective claims.
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12.	CONTINUING SECURITY

The Charge is a continuing security, and remains in full force in respect of each Venturer until a final irrevocable discharge of the Charge is given to that Venturer by each other Venturer despite any transaction or other thing (including a settlement of account or Intervening payment).

13.	INDEMNITY

The Enforcing Party is entitled to receive all reasonable costs and expenses (including fees of legal advisers) and all Taxes incurred by it in exercising its rights or fulfilling its obligations under this document. The Defaulting Venturer agrees to pay promptly on demand from time to time all amounts which the Enforcing Party is entitled to receive in accordance with this clause and agrees to indemnify the Enforcing Party and each Non-defaulting Venturer for and to hold them harmless against any Liability incurred by the Enforcing Party as a result of enforcing the Charge.

14.	ENFORCEMENT SUBJECT TO JOINT VENTURE AGREEMENT

To the extent that the Charge relates to a Defaulting Venturer’s Participating Interest, the enforcement of the Charge will also be subject to the provisions of the Joint Venture Agreement. In particular, each person exercising a power of sale or enforcing any other right conferred by law or by this document must:
(a)	comply with clauses 26.1 to 26.7 (having regard to the exceptions specified in clause 26.8) of the Joint Venture Agreement as if it were a party to it; and

(b)	cause an Assignee of a Participating interest to comply with clause 26.7 (having regard to the exceptions specified in clause 26.8) of Joint Venture Agreement.
15.	NO MARSHALLING

A Non-Defaulting Venturer is not under any obligation to marshal, appropriate or exercise, apply, perfect or recover any Encumbrance that the Non-Defaulting Venturer holds at any time or any funds or property that the Non-Defaulting Venturer may be entitled to receive or have a claim on.

16.	AUTHORITY TO GRANT CHARGE

Each Venturer warrants to each other Venturer that it has full power to charge the Charged Property as provided in this document and also that, if default is made in payment of the Indebtedness or any part, it is lawful for a Enforcing Party to enter into and upon or receive and quietly hold, occupy, and enjoy, or take, and have the Charged Property or any part thereof, without any lawful interruption or disturbance by the Venturer giving the Charge and freed and discharged from all Encumbrances, claims and demand whatever, other than those subject to which the Charge is expressly given.

17.	NO PAYMENT AVOIDANCE

If any payment by the Defaulting Venturer to a Non-Defaulting Venturer is avoided for any reason (including any legal limitation, disability or incapacity of or affecting the Defaulting Venturer or any other fact or circumstance), and whether or not:
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(a)	the Indebtedness was illegal, void or substantially avoided; or

(b)	any fact or circumstance was or ought to have been within the knowledge of the Non-Defaulting Venturer, the Defaulting Venturer:
(c)	as an additional independent obligation indemnifies the Non-Defaulting Venturer against that avoided payment; and

(d)	acknowledges that any Liability of the Defaulting Venturer under this document is the same as if that payment had not been made.
18.	POWER OF ATTORNEY

18.1	Appointment of attorney

When the Charge becomes enforceable in relation to a Defaulting Venturer, that Defaulting Venturer irrevocably appoints each Non-Defaulting Venturer severally to be its attorney to:
(a)	do anything necessary or desirable in the opinion of the Enforcing Party to:
(i)	give full effect to this document;

(ii)	better secure the payment of the Defaulting Venturer’s Indebtedness, the performance of the Defaulting Venturer’s Other Obligations or both to each Non-Defaulting Venturer;

(iii)	better secure the Charged Property to each Non-Defaulting Venturer in a manner consistent with this document; or

(iv)	assist in the execution or exercise of any power,
including execute any transfer (including any transfer in blank) or other document;
(b)	exercise any power, right, discretion or remedy of the Defaulting Venturer; and

(c)	do anything that the Defaulting Venturer must or may do, or that any Non-Defaulting Venturer may do, under this document or by law, at that Defaulting Venturer’s cost.

Each Non-Defaulting Venturer may appoint and remove substitutes, and may delegate its powers under this clause (including this power of delegation) and revoke any delegation.
18.2	General
(a)	An attorney appointed under clause 18.1 may do anything contemplated by that clause even if the attorney is affected by an actual or potential conflict of interest or duty, or might benefit from doing it.

(b)	An attorney appointed under clause 18.1 may do anything contemplated by that clause in its name, in the name of the Defaulting Venturer or in the name of both of them.

(c)	The Defaulting Venturer must ratify anything done by an attorney under clause 18.1.

(d)	The Defaulting Venturer gives the power of attorney in clause 18.1:
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(i)	to secure:
(A)	performance by the Defaulting Venturer of its other Obligations, payment of its Indebtedness or both to each Non-Defaulting Venturer under this document;

(B)	the Charged Property to each Non-Defaulting Venturer in a manner consistent with this document; and

(C)	any property interest of a Non-Defaulting Venturer under this document; and
(ii)	for valuable consideration, receipt of which is acknowledged by the Defaulting Venturer.
19.	DISCHARGE

Each Venturer acknowledges and agrees that no other Venturer is under any obligation to grant a discharge of the Charge or any other Security Interest granted under it unless:
(a)	the Venturer seeking the discharge has no continuing or subsisting obligations under the Joint Venture Agreement;

(b)	no Indebtedness is owing or Other Obligation is to be performed by the Venturer seeking the discharge; and

(c)	no Indebtedness is contingently owing or Other Obligation is contingently to be performed by the Venturer seeking the discharge (except where there is no reasonable likelihood of the contingent event occurring), at the time that discharge is sought.
20.	REGISTRATION AND STAMPING

Each Venturer must at its own cost:
(a)	use its best endeavours to cause this document to be approved and registered under the Mining Act in respect of the Tenements;

(b)	ensure that this document is registered (and not just provisionally) under the Companies Act;

(c)	ensure that this document is registered in any other places which any other Venturer notifies to it if any other Venturer is reasonably satisfied that registration is necessary or desirable to perfect the Charge or to protect the rights of any other Venturer under this document;

(d)	obtain all necessary Authorisations in relation to this document and lodge them for registration in each jurisdiction required to perfect the Charge;

(e)	ensure that this document is stamped for the proper amount in each jurisdiction in which this document is required to be stamped; and

(f)	do everything necessary in each jurisdiction required to perfect the Charge.
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21.	LIABILITY FOR EXPENSES

Subject to clause 13, each Venturer must bear its own expenses (including fees of legal advice incurred in connection with:
(a)	the negotiation, preparation, execution, stamping and registration of this document;

(b)	the transactions that this document contemplates; and

(c)	any amendment to, or any consent, approval, waiver, release or discharge of or under, this document.
22.	GST

If all or any part of any payment by a Venturer under this document is the consideration for a taxable supply for GST purposes, then:
(a)	subject to the payee first providing a tax invoice to that Venturer, when making the payment the Venturer must pay to the payee an additional amount equal to that payment multiplied by the appropriate rate of GST (currently 10%); and

(b)	to the extent that this clause does not cover a matter between the parties relating to GST, the provisions of the Joint Venture Agreement apply.
23.	NOTICES

23.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
23.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail:
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(i)	within Papua New Guinea — 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea — 7 Business Days after posting.
23.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

MCG
Address:	[address]
Fax number:	[number]
Attention:	[name]

Newcrest
Address:	[address]
Fax number:	[number]
Attention:	[name]
24.	GENERAL
24.1	Governing law
(a)	This document is governed by the laws of Papua New Guinea.

(b)	Each party submits to the jurisdiction of the courts of Papua New Guinea and of any court that may hear appeals from any of those courts, for any proceedings in connection with this document.

(c)	To the extent that any party has or in the future acquires any immunity from the jurisdiction of any court or from any legal process (whether through suit, service of notice, attachment before judgment, attachment in aid of execution any enforcement or otherwise) with respect to itself or its property, each party irrevocably waives that immunity in respect of its obligations under this document or otherwise in respect of the Joint Venture.
24.2	Giving effect to documents

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

24.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:
(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
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24.4	Severance

Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

24.5	Operation of indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.
24.6	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.
24.7	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

24.8	Inconsistency with other documents

If there is a conflict between provisions in any of the Transaction Documents then, unless otherwise expressly agreed in writing by the parties to this document, they rank in order of precedence as follows:
(a)	first, the Joint Venture Agreement;

(b)	second, this document; and

(c)	third, the other Transaction Documents.
24.9	Counterparts

This document may be executed in counterparts.
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EXECUTED as a deed.
Each person who executes this document on behalf of a party under power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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MEMORIAL OF APPROVAL OF AN INSTRUMENT
I, [               ], Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and all other powers me enabling, and after considering the recommendation of the Mining Advisory Council, hereby approve this instrument.
DATED at            this            day of      , 2008.

[ ]
Minister for Mining

To be completed by the Registrar upon the Minister approving an Instrument.
I, [               ], Registrar, pursuant to all powers conferred under the Mining Act 1992, certify that I have this day registered the instrument.

(Registrar’s signature)

(date)

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Schedule 6
ASSUMPTION DEED
Hidden Valley Joint Venture Agreement 88

Assumption Deed
[Name of Outgoing Party]
[Name of New Party]
[Name of Continuing Party]
[Name of Continuing Party]
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3258 7111
Reference
RAF MMR 07 1427 3161
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION		2

	1.1	Definitions	2
	1.2	Joint Venture Agreement definitions apply	4
	1.3	Rules for interpreting this document	4

2.	ASSIGNMENT OF RIGHTS AND ASSUMPTION OF OBLIGATIONS UNDER CERTAIN AGREEMENTS		4

	2.1	Assignment and assumption	4
	2.2	Continuing Parties’ consent	5
	2.3	No further rights and release from obligations	5
	2.4	Continued responsibility for prior obligations	5

3.	EFFECTIVE DATE		6

	3.1	Effective Date	6
	3.2	What must be done on the Effective Date	6
	3.3	Waiver of conditions	6
	3.4	Obligation to satisfy conditions	6
	3.5	Result of non-satisfaction of conditions	7

4.	LIABILITY FOR EXPENSES		7

	4.1	Liability of each party	7
	4.2	Liability of New Party	7

5.	GST		7

	5.1	GST indemnity	7
	5.2	GST on claims	8

6.	NOTICES		8

	6.1	How to give a notice	8
	6.2	When a notice is given	8
	6.3	Address for notices	9

7.	GENERAL		9

	7.1	Governing law	9
	7.2	Giving effect to documents	9
	7.3	Waiver of rights	9
	7.4	Operation of this document	10
	7.5	Operation of indemnities	10
	7.6	Operation of relevant provisions	10
	7.7	Consents	10
	7.8	No merger	10
	7.9	Exclusion of contrary legislation	11
	7.10	Inconsistency with other documents	11
	7.11	Counterparts	11
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ASSUMPTION DEED
DATE
PARTIES
[Name of Party] (Outgoing Party)

[Name of Party] (New Party)

[Name of Party]

[Name of Party] (Operator) (together referred to as the Continuing Parties)
RECITALS
A.	The Continuing Parties and the Outgoing Party are the only parties to the Joint Venture Agreement, the Services Agreement and, among others, are parties to the Master Co-operation Agreement and [specify other transaction documents].

B.	The New Party is to replace the Outgoing Party under the Joint Venture Agreement and the Services Agreement on the terms set out below.

C.	Under the Joint Venture Agreement, it is a condition precedent to the Outgoing Party transferring its Participating Interest to the New Party that the New Party executes an Assumption Deed under which the New Party becomes bound by the Joint Venture Agreement and the Services Agreement.

D.	This document is the Assumption Deed required under clause 27.7(a) of the Joint Venture Agreement.
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Authorisation means:
(a)	an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any mining title, development approval, environmental approval and any renewal or amendment of any of them.
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Business Day means:
(a)	for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Port Moresby and Melbourne, Australia.
Companies Act means the Companies Act 1997.

Effective Date has the meaning set out in clause 3.1.

Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, a notice under section 356 of the Income Tax Act 1959 or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

Excluded Tax means a Tax on net income in any jurisdiction, other than:
(a)	a Tax that is calculated on or by reference to the gross amount of any payment derived by a party under this document or the transactions that this document contemplates (unless the Tax is imposed because the party has not given its tax file number to the person who made the payment); or

(b)	a Tax that is imposed because a party is regarded as being subject to tax in a jurisdiction solely because it is a party or because it is participating in the transactions that this document contemplates.
Existing Cross Charge means the Cross Charge dated [Insert date] between the Outgoing Party and the Continuing Parties (other than the Operator).

Government Agency means:
(a)	a government or government department or other government body;

(b)	a governmental, semi-governmental or judicial person; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.
GST means a goods and services tax or similar value added tax levied or imposed under the GST Law or otherwise on a supply.

GST Law means Goods and Services Tax Act 2003.

Guarantee means a guarantee, indemnity, letter of credit, performance bond, binding letter of comfort, or other undertaking or obligation (whether conditional or unconditional):
(c)	to:
(i)	provide funds (including by the purchase of property), or otherwise to make property available, in or to enable payment or discharge of;

(ii)	indemnify against the consequences of default in the payment or performance of; or

(iii)	otherwise be responsible for,
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an obligation (whether or not it involves the payment of money), or
(d)	otherwise to be responsible for the solvency or financial condition, of any other person.

Joint Venture Agreement means the joint venture agreement between Morobe Consolidated Goldfields Limited, Newcrest PNG 1 Limited and Hidden Valley Services Limited dated [Insert date and reference to any amending deeds and assumption deeds].

Liability means a claim, demand, proceeding, cost, loss, expense, obligation and liability, arising under statute or common law or in equity, and arising in contract or in tort or otherwise.

New Cross Charge means the Cross Charge to be given by the New Party in favour of the Continuing Parties (other than the Operator).

Security Interest means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.

Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or a Government Agency, together with any related interest, penalty, fine or other charge.

Transaction Documents means the Joint Venture Agreement, the Existing Cross Charge, the Services Agreement [any other relevant documents eg Priority Deeds].

Venturer means a party to the Joint Venture Agreement, excluding the Operator.

1.2	Joint Venture Agreement definitions apply

Any term used in this document that is not defined in this document but is defined in the Joint Venture Agreement has the meaning given to it in the Joint Venture Agreement.

1.3	Rules for interpreting this document
(a)	All rules for interpreting the Joint Venture Agreement set out in clauses 1.2 and 1.3 of that document as amended, apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to clauses in this document are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.
2.	ASSIGNMENT OF RIGHTS AND ASSUMPTION OF OBLIGATIONS UNDER CERTAIN AGREEMENTS

2.1	Assignment and assumption

With effect on and from the Effective Date:
(a)	the Outgoing Party assigns all its rights and interests under the Joint Venture Agreement, the Existing Cross Charge and the Services Agreement [any relevant third party agreement including any Priority Deeds] to the New Party;
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(b)	the New Party assumes all of the Outgoing Party’s obligations and Liabilities under the Joint Venture Agreement and the Services Agreement other than obligations and Liabilities that arose before the Effective Date;

(c)	the New Party is bound by and must comply with all of the Outgoing Party’s obligations under the Joint Venture Agreement and the Services Agreement (other than obligations that arose before the Effective Date) as if the New Party were a party to the Joint Venture Agreement and the Services Agreement instead of the Outgoing Party; and

(d)	the New Party agrees to be bound by all valid decisions of the Joint Venture Committee which are applicable to the Outgoing Party.
2.2	Continuing Parties’ consent

Each Continuing Party:
(a)	consents to the Outgoing Party transferring its Participating Interest to the New Party;

(b)	consents to the Outgoing Party assigning its rights and interests under the Joint Venture Agreement, the Existing Cross Charge and the Services Agreement to the New Party under clause 2.1;

(c)	consents to the New Party assuming the Outgoing Party’s obligations and Liabilities under the Joint Venture Agreement and the Services Agreement under clause 2.1;

(d)	acknowledges and agrees that the New Party can exercise all of the rights and benefits of the Outgoing Party under the Joint Venture Agreement, the Existing Cross Charge and the Services Agreement; and

(e)	agree to be bound by the Joint Venture Agreement and the Services Agreement with the New Party as party to it instead of the Outgoing Party.
2.3	No further rights and release from obligations
[Note: This clause 2.3 is not used if an Outgoing Party is transferring its Participating Interest to a related corporation or if it is not assigning all of its Participating Interest].
With effect on and from the Effective Date, each Continuing Party and the Outgoing Party:
(a)	have no further rights against each other under the Joint Venture Agreement and the Services Agreement other than rights that arise before the Effective Date; and

(b)	release each other from all obligations and Liabilities under the Joint Venture Agreement and the Services Agreement other than obligations and Liabilities that arise before the Effective Date.
2.4	Continued responsibility for prior obligations

Each Continuing Party and the Outgoing Party continue to be responsible for all of its obligations and Liabilities under the Joint Venture Agreement and the Services Agreement that arise before the Effective Date.
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3.	EFFECTIVE DATE

3.1	Effective Date

The Effective Date is 5pm on the later to occur of:
(a)	[date]; and

(b)	the next Business Day after the date on which the Continuing Parties notify the other parties that all of the following conditions precedent have been satisfied or otherwise waived:
(i)	this document (including the giving of the New Cross Charge pursuant to clause 3.2(a)) has been approved by the Minister for Mining and is registered pursuant to the Mining Act 1992; and

(ii)	New Party obtains certification under the Investment Promotion Act 1992 on terms acceptable to each Continuing Party.
3.2	What must be done on the Effective Date

On the Effective Date:
(a)	the New Party must execute and deliver the New Cross Charge in accordance with clause 11.1 of the Joint Venture Agreement;

(b)	the Outgoing Party must execute and deliver to New Party an effective assignment or novation of [describe relevant document] and the consent to the assignment of each person, If consent is needed;

(c)	[insert administration documents to be completed, procedures to be performed on the Effective Date to assign the Participating Interest and rights under the JVA and the Services Agreement].
3.3	Waiver of conditions
(a)	The Continuing Parties may, in their sole and absolute discretion, rely on or waive the breach or non fulfilment of a condition referred to in clause 3.1(b) (except that the party must not waive a condition if it would result in a breach of law).

(b)	The breach or non fulfilment of a condition may only be waived in writing.
3.4	Obligation to satisfy conditions

Each party must:
(a)	use its reasonable endeavours (other than waiver) to ensure that each condition referred to in clause 3.1(b) is satisfied on or before the Effective Date;

(b)	promptly give each other party all information reasonably requested by that party in connection with any application required to satisfy a condition;

(c)	keep each other party informed of any circumstances which may result in any of those conditions not being satisfied in accordance with its terms; and

(d)	promptly advise each other party of the satisfaction of a condition.
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3.5	Result of non-satisfaction of conditions
(a)	If the conditions referred to in clause 3.1(b) are not satisfied or waived under clause 3.3 on or before [insert date], then any Continuing Party may, before satisfaction or waiver of those conditions, terminate this document by giving written notice to the other parties.

(b)	If this document is terminated in accordance with clause 3.5(a), then all rights and obligations under this document other than:
(i)	this clause 3 and clauses 1 (Interpretation), 4 (Liability for expenses), 6 (Notices) and 7 (General);

(ii)	any clause which is expressed to survive termination of this document; and

(iii)	rights that accrue before the date on which the notice is given, terminate on the day of the notice.
4.	LIABILITY FOR EXPENSES

4.1	Liability of each party

Subject to clause 4.2 and clause 5.1, each party must pay its own expenses incurred in negotiating, executing and registering this document.

4.2	Liability of New Party

The New Party must indemnify each other party against, and must pay each other party on demand the amount of, all Taxes (other than Excluded Taxes) and reasonable expenses incurred in connection with:
(a)	the negotiation, preparation, execution, stamping and registration of this document and the satisfaction of any conditions precedent (including the stamping and registration of the New Cross Charge);

(b)	the transactions that this document contemplates; and

(c)	any amendment to, or any consent, approval, waiver, release or discharge of or under, this document, including legal expenses on a full indemnity basis, each Continuing Party’s internal administration and legal costs at the rate and on the basis determined by the Continuing Party and expenses incurred in engaging consultants.

5.	GST

5.1	GST Indemnity

If the Outgoing Party or the Continuing Parties must pay GST on any supply under or in connection with this document, then:
(a)	the New Party must:
(i)	indemnify the Outgoing Party and each Continuing Party from that GST; and
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(ii)	pay to the Outgoing Party (or the Continuing Parties) an amount equal to that GST within 5 Business Days of a request by the Outgoing Party (or the Continuing Parties) for payment for the GST, which may be in the form of a tax invoice; and
(b)	the Outgoing Party (or the Continuing Parties) need not refund to the New Party any amount for GST paid to the Commissioner of Taxation unless the Outgoing Party (or the Continuing Parties) received a refund or credit for that amount
5.2	GST on claims
(a)	If a payment to satisfy a claim or a right to claim under or in connection with this document (for example, for misleading or deceptive conduct or for misrepresentation or for a breach of any warranty or for indemnity or for reimbursement of any expense) gives rise to a Liability to pay GST, the payer must pay, and indemnify the payee on demand against the amount of that GST.

(b)	If a party has a claim under or in connection with this document for a cost on which that party must pay GST, the claim is for the cost plus all GST (except any GST for which that party is entitled to an input tax credit).

(c)	If a party has a claim under or in connection with this document whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).
6.	NOTICES

6.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
6.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail:
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(i)	within Papua New Guinea — 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea — 7 Business Days after posting.
6.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender:

Outgoing Party
Address:	[address]
Fax number:	[number]
Attention:	[name]

New Party
Address:	[address]
Fax number:	[number]
Attention:	[name]

Continuing Party
Address:	[address]
Fax number:	[number]
Attention:	[name]

Continuing Party
Address:	[address]
Fax number	[number]
Attention:	[name]
7.	GENERAL

7.1	Governing law
(a)	This document is governed by the laws of Papua New Guinea.

(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

(c)	To the extent that any party has or in the future acquires any immunity from the jurisdiction of any court or from any legal process (whether through suit, service of notice, attachment before judgment, attachment in aid of execution, any enforcement or otherwise) with respect to itself or its property, each party irrevocably waives that immunity in respect of its obligations under this document or otherwise in respect of the joint venture.
7.2	Giving effect to documents

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document

7.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:
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(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right
7.4	Operation of this document
(a)	Any right that a person may have under this document and the Transaction Documents is in addition to, and does not replace or limit, any other right that the person may have.

(b)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document
7.5	Operation of indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

(c)	if a provision of this document is expressed to:
(i)	indemnify;

(ii)	exclude or limit any Liability of; or

(iii)	otherwise benefit,
a person who is not a party to this document, the parties agree that the party holds the benefit of that indemnity, exclusion, limitation or other benefit on trust for that person and may enforce this document on their behalf and for their benefit.
7.6	Operation of relevant provisions

Clauses 1 (Interpretation), 4 (Liability for expenses), 6 (Notices), 7 (General) survive the expiry or termination of this document

7.7	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.

7.8	No merger

Nothing in this document merges with any other Security Interest, or any Guarantee, judgment or other right or remedy that a party may hold at any time.
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7.9	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

7.10	Inconsistency with other documents

If there is a conflict between provisions in this document and any of the Transaction Documents then, unless otherwise expressly agreed in writing by the parties, they rank in order of precedence as follows:
(a)	first, Joint Venture Agreement;

(b)	second, this document;

(c)	third, the Service Agreement; and

(d)	fourth, the other Transaction Documents.
7.11	Counterparts

This document may be executed in counterparts.
EXECUTED as a deed.
Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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MEMORIAL OF APPROVAL OF AN INSTRUMENT
I, [                                 ] Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and all other powers me enabling, and after considering the recommendation of the Mining Advisory Council, hereby approve this instrument.
DATED at                      this            day of                     , 2008.

Minister for Mining

To be completed by the Registrar upon the Minister approving an Instrument.
I, [                    ], Registrar, pursuant to all powers conferred under the Mining Act 1992, certify that I have this day registered the instrument.

(Registrar’s signature)

(date)
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Schedule 7
CONFIDENTIALITY AGREEMENT
To insert onto Operator’s letterhead
[Date]
[Addressee]
PRIVATE AND CONFIDENTIAL
Dear [name]
Hidden Valley Joint Venture — Access to site and information
1.	CONFIDENTIALITY

In accordance with clause 7.9 of the Joint Venture Agreement dated [insert date] relating to the Hidden Valley Joint Venture (Joint Venture), the Venturer has notified that us you wish to gain access to a Joint Venture tenement or information relating to the Joint Venture, or both, for one of the following purposes:
☐	financing of Venturer’s interest in Joint Venture;

☐	restating Venturer’s reserves; or

☐	directly in connection with proposed sale of Venturer’s interests in the Joint Venture.
(tick appropriate box)

each of which purpose is permitted by clause 7.9 (Permitted Purpose). The terms of the JVA require that you to agree to keep strictly confidential all Confidential Information disclosed to you as a consequence of being provided Access.

In consideration of being given the Access sought, you acknowledge that the Confidential Information is secret, confidential and of value to the Joint Venture, and its unauthorised use or disclosure may significantly damage the Joint Venture’s business, and you agree that you must:
(a)	keep the Confidential Information secret and confidential at all times;

(b)	not use the Confidential Information except for a Permitted Purpose;

(c)	not disclose any Confidential Information to anyone except those of your officers, employees, advisers or agents who need to receive that information for the Permitted Purpose, and then only to the extent needed for each such person; and

(d)	ensure that each person to whom you disclose the information makes the same acknowledgment, and agrees to comply with, and does comply with (a), (b) and (c) above.
Hidden Valley Joint Venture Agreement

Blake Dawson
2.	RETURN OF CONFIDENTIAL INFORMATION

On request by us, you must deliver up to us all documents, materials, media or other things recording, containing, setting out or referring to any Confidential Information and all copies of them, or if they are in electronic form, erase or destroy them and provide evidence of erasure or destruction to our satisfaction.

3.	CONTINUING OBLIGATIONS

The obligations set out in this letter continue beyond the period of your Access and continue after return of the Confidential Information.

4.	INTERPRETATION

In this letter:

Affiliates means, in relation to a body corporate:
(a)	that body’s related corporations;

(b)	that body’s directors; and

(c)	the person’s who have a substantial holding in that body.
Confidential Information means all information in any form or medium relating to the Joint Venture, its businesses or affairs which is disclosed to you or your officers, employees, advisers or agents by Hidden Valley Services Limited or the Venturer or any of its officers, employees, advisers or agents, including, without limitation, any information derived in any manner by you or on your behalf from the information disclosed, but does not include any information which you can show:
(a)	is in the public domain, otherwise than as a result of a breach of the contents of this letter; or

(b)	is already known to you prior to the disclosure or which is subsequently known to you as a result of disclosure by another source which was not subject to any agreement for confidentiality.
Venturer means [name of Venturer] and each of its Affiliates.

In this letter the following rules apply, in interpreting the letter, unless the context otherwise requires:
(a)	the terms relevant interest and related corporation have the same meaning as given to those terms in the Companies Act 1997 (PNG); and

(b)	a person has a substantial holding in a body corporate if the total votes attached to the voting shares in the body in which it or its associates have a relevant interest are 5% or more of the total number of votes attached to those shares in the body.
Please indicate your acceptance of these terms by signing the enclosed duplicate of this letter in the space provided, and then returning it to us.
Yours faithfully
Hidden Valley Joint Venture Agreement

Blake Dawson
[Name]
[name of Operator]
[Name of addressee] accepts the obligations imposed by this letter.

Signature of [name]

Name (printed)

Date
Hidden Valley Joint Venture Agreement

Blake Dawson

EXECUTED as an agreement.

THE COMMON SEAL of **MOROBE CONSOLIDATED GOLDFIELDS LIMITED** was affixed with authority of the board of directors in the presence of:

Signature of director

JJ van Heerden

Name

Signature of director/secretary

Gregory John Job

Name

SIGNED by NEWCREST PNG 1 LIMITED by its duly authorised officers:

Signature of director

Name

Signature of director

Name

THE COMMON SEAL of **HIDDEN VALLEY SERVICES LIMITED** was affixed with authority of the board of directors in the presence of:

Signature of director

JJ van Heerden

Name

Signature of director/secretary

Gregory John Job

Name

Hidden Valley Joint Venture Agreement

Blake Dawson
Hidden Valley Joint Venture Agreement

Blake Dawson
MEMORIAL OF APPROVAL OF AN INSTRUMENT
I, Dr Puka Temu, Minister for Mining, by virtue of the powers conferred by the Mining Act 1992 and all other powers me enabling, and after considering the recommendation of the Mining Advisory Council, hereby approve this instrument.
DATED at                      this                day of                      ,2008.

Hon Dr Puka Temu, CMG, MP
Minister for Mining

To be completed by the Registrar upon the Minister approving an Instrument.
I, Stanley Nekitel, Registrar, pursuant to all powers conferred under the Mining Act 1992, certify that I have this day registered the instrument.

(Registrar’s signature)

(date)

Hidden Valley Joint Venture Agreement 93

Blake Dawson
Annexure A
MAP SHOWING JV AREA AND JV NON-COMPETITION AREA
Hidden Valley Joint Venture Agreement

Blake Dawson
Annexure B
SHAREHOLDERS AGREEMENT
Hidden Valley Joint Venture Agreement

Hidden Valley Services
Limited Shareholders
Agreement
Morobe Consolidated Goldfields Limited
Newcrest PNG 1 Limited
Hidden Valley Services Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference
RAF MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION	1

	1.1 Definitions	1
	1.2 Rules for interpreting this document	2

2.	CONDITIONS PRECEDENT	2

	2.1 Conditions precedent to document	2
	2.2 Failure of conditions precedent	3

3.	ESTABLISHMENT OF THE COMPANY	3

	3.1 Name of Company	3
	3.2 Object of the Company	3
	3.3 Obligations on Commencement Date	3

4.	SHAREHOLDING IN THE COMPANY AT THE COMMENCEMENT DATE	3

	4.1 A Class Shares	3
	4.2 B Class Shares	3
	4.3 Shares	3

5.	THE BOARD	3

	5.1 Appointment and removal of Directors	3
	5.2 Directors	4
	5.3 Chairman of Directors	4
	5.4 Shareholders to ensure Board performance	4

6.	MANAGEMENT OF THE COMPANY	4

	6.1 Board	4
	6.2 Operating Committee	5

7.	CONTRACTS WITH VENTURERS OR AFFILIATES	5

8.	TRANSFER OF SHARES AND CHANGE OF CONTROL	5

	8.1 Restriction on Transfer	5
	8.2 Pre-emptive right	5
	8.3 Partial sale- no pre-emptive right	5
	8.4 Obligation to transfer	5
	8.5 Notice on Share certificate	5

9.	DISPUTE RESOLUTION	6

	9.1 Application	6
	9.2 Notice of dispute or difference	6
	9.3 Negotiation between Representatives	6
	9.4 Negotiation by senior management	7
	9.5 Arbitration	8
	9.6 Continuance of performance	8
	9.7 Summary or urgent relief	8
Wafi-Golpu Services Limited Shareholders Agreement

Blake Dawson

10.	TERMINATION	8

	10.1 Termination of document	8
	10.2 Consequences of termination	9
	10.3 Clauses surviving termination	9
	10.4 Company to be wound up	9

11.	CONFIDENTIALITY	9

12.	NOTICES	10

	12.1 How to give a notice	10
	12.2 When a notice is given	10
	12.3 Address for notices	10

13.	AMENDMENT AND ASSIGNMENT	11

	13.1 Amendment	11
	13.2 Assignment to related corporations	11

14.	GENERAL	11

	14.1 Governing law	11
	14.2 Liability for expenses	11
	14.3 No partnership or agency	11
	14.4 Giving effect to this document	11
	14.5 Waiver of rights	12
	14.6 Operation of this document	12
	14.7 Operation of indemnities	12
	14.8 Consents	12
	14.9 Exclusion of contrary legislation	12
	14.10 Counterparts	12
	14.11 Inconsistency with the Constitution	12
	14.12 Attorneys	13
Hidden Valley Services Limited Shareholders Agreement

Blake Dawson
Hidden Valley Services Limited
Shareholders Agreement
DATE
PARTIES
Morobe Consolidated Goldfields Limited, a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (MCG)

Newcrest PNG 1 Limited, a company incorporated in PNG, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest)

Hidden Valley Services Limited, a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (Company)
RECITALS
A.	Under the terms of the Joint Venture Agreement, MCG and Newcrest have agreed to establish and, with the Company, operate a joint venture for the exploration for and the development, mining and production of Mineral Products in the Tenements.

B.	The Joint Venture Agreement provides that as soon as possible after the commencement of the Joint Venture, MCG and Newcrest must take all steps necessary to establish the Company, including execution of a shareholders agreement in respect of the Company.

C.	This document records the terms under which MCG and Newcrest have agreed to appoint the Company as the operator of the Joint Venture.

D.	This document records the terms under which the Company will be owned, managed and controlled.
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document. Any other term used in this document that is capitalised has the meaning given to it in the Joint Venture Agreement.

A Class Shares means A Class Shares on issue.

B Class Shares means B Class Shares on issue.

Board means the board of directors of the Company.

Business means the business of the Company which is to act as the Operator of the Joint Venture under the terms of the Joint Venture Agreement and any other business which the Shareholders agree by Unanimous Decision should be a business of the Company.
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Class has the meaning given in the Constitution, and Class of Shares has a corresponding meaning.

Constitution means the constitution of the Company from time to time.

Deal means dispose in any way and includes assign, assure, declare a trust, lend, mortgage, pledge, transfer and sell (and to agree to do any of those things).

Director means a director of the Company.

Joint Venture Agreement means the joint venture agreement between the Company, MCG and Newcrest dated [date] 2008.

Master Purchase and Farmin Agreement means the document of that name between MCG, Wafi Mining Limited, Morobe Exploration Limited, Newcrest, Newcrest PNG 2 Limited and Newcrest PNG 3 Limited.

Operating Committee means the committee of the Board established in accordance with clause 6.2.

Party means a party to this document.

Proportionate Interest has the meaning given in the Constitution.

Share means an ordinary issued share in the capital of the Company.

Shareholder means MCG or Newcrest.

Shareholders’ Meeting means a meeting of members of the Company held in accordance with the Constitution.

SMR means a senior management representative of a party but the SMR must not be directly involved in the Dispute or as a Representative appointed under clause 9.3(a).

Transaction Documents has the meaning given in the Joint Venture Agreement.

Unanimous Decision means 100% of votes in favour of a proposed resolution at a meeting of Directors or Shareholders.

Unanimous Vote means all of the votes that may be cast on a proposed resolution by those participating in the vote whether present at the meeting or otherwise are cast in favour of the resolution.

1.2	Rules for interpreting this document
(a)	All rules for interpreting the Joint Venture Agreement set out in clauses 1.2 and 1.3 of that document as amended, apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to clauses in this document are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.
2.	CONDITIONS PRECEDENT

2.1	Conditions precedent to document

The formation of a binding contract by this document and any rights and obligations arising under it (except for this clause and clauses 1 (Interpretation), 12 (Notices),
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11 (Confidentiality) and 14 (General) are subject to all conditions precedent set out in the Joint Venture Agreement being satisfied or waived in accordance with the terms of that document.

2.2	Failure of conditions precedent

If the conditions referred to in clause 2.1 have not been satisfied or waived by all the relevant parties by the End Date, this document is cancelled and has no further effect, but without prejudice to any rights or remedies which any Party may have against any other Party which have already arisen.

3.	ESTABLISHMENT OF THE COMPANY

3.1	Name of Company

The name Hidden Valley Services Limited is the property of the Company.

3.2	Object of the Company

It is the Shareholders’ intention that the Company is to act as the Operator of the Joint Venture and is to dedicate itself on an exclusive basis to the efficient and economic conduct of the Joint Venture.

3.3	Obligations on Commencement Date

On or before the Commencement Date, the Shareholders must procure that the Company adopts the document in the form set out in Annexure A as the Constitution of the Company.

4.	SHAREHOLDING IN THE COMPANY AT THE COMMENCEMENT DATE

4.1	A Class Shares

Immediately prior to the Commencement Date, MCG will hold 50 A Class Shares (issued at an aggregate subscription price of 50 Kina and paid in full by MCG).

4.2	B Class Shares

On the Commencement Date, Newcrest must apply and pay for, and the Company must issue to Newcrest, 50 B Class Shares at an aggregate subscription price of 50 Kina.

4.3	Shares

Except as provided for in clauses 4.1 and 4.2, the Company must not, without the prior written consent of each Shareholder, issue or grant options over (or agree to issue or grant options over) any Shares or other securities of the Company to any person.

5.	THE BOARD

5.1	Appointment and removal of Directors
(a)	Subject to the appointee Directors being eligible to act, the holder of each class of Shares must appoint 3 Directors to the Board and, while it remains a Shareholder, may replace these Directors in accordance with this clause and the Constitution.
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(b)	A Shareholder may only appoint or replace a Director under this clause by giving to the Company and the other Shareholder:
(i)	notice of the appointment and the date and time the appointment is to take effect; and

(ii)	before a Director is appointed, a signed consent to act as a Director from the person nominated as a Director.
(c)	If a Shareholder ceases to be the legal holder of any Shares or ceases to be entitled to appoint a Director, it must immediately remove each Director appointed by it.
(d)	If a Director is disqualified or prohibited from acting as a Director under this document, the Constitution, the Companies Act or any other law, the office of the Director is vacated and the appointing Shareholder must appoint a replacement under clause 5.1(b).
5.2	Directors
(a)	Immediately prior to the Commencement Date, the following persons are to be appointed as Directors, being nominated by MCG:
(i)	Johannes Van Heerden, Gregory Job and Jeffery Shepherd.
(b)	On the Commencement Date, the following persons are to be appointed as Directors, being nominated by Newcrest:
(i)	[Director’s name] [Director’s name] and [Director’s name],
subject to their first having consented in accordance with the Companies Act and being eligible to act.
5.3	Chairman of Directors
(a)	The Shareholders must ensure that the Directors appoint one of the Directors as chairman of the Board.
(b)	The first chairman is Johannes Van Heerden.
5.4	Shareholders to ensure Board performance
(a)	Subject to any overriding obligations imposed by law, if any provision of a Transaction Document imposes an obligation on the Company or the Board, there is an obligation on each Shareholder to do everything in its power to ensure that the Company or the Board (as the case may be) performs that obligation.

(b)	For the purpose of this clause, each Shareholder is taken to have power to control the actions of Directors appointed by it.
6.	MANAGEMENT OF THE COMPANY

6.1	Board

Subject to the Transaction Documents, the management of the Company vests in the Board.
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6.2	Operating Committee

The Parties must ensure that at the first meeting of the Board on or immediately following the Commencement Date, the Board appoints a committee (Operating Committee) in accordance with the provisions of the Constitution and this document.

The Board will determine the composition, role and powers of the Operating Committee and shall appoint a General Manager who will report to the Operating Committee on a monthly basis.

7.	CONTRACTS WITH VENTURERS OR AFFILIATES

The Operator must not contract with a Venturer or an Affiliate of a Venturer where the payments or liabilities under the contract exceed or are likely to exceed $500,000 without the prior approval of the Joint Venture Committee.

8.	TRANSFER OF SHARES AND CHANGE OF CONTROL

8.1	Restriction on Transfer

A Shareholder must not Deal with the Shares that it holds, except as provided in clauses 8.2, 8.3 and 8.4.

8.2	Pre-emptive right

If a Shareholder (or an Affiliate of a Shareholder) makes an offer to Assign all of its Participating Interest to the other Shareholder (or an Affiliate of the other Shareholder) in accordance with clause 26.4(a) of the Joint Venture Agreement, then it must (or must procure that) the offer made to the other Shareholder (or an Affiliate of the other Shareholder) includes all of its Shares for no additional consideration and otherwise subject to clause 26.5(a) of the Joint Venture Agreement.

8.3	Partial sale- no pre-emptive right

For the avoidance of doubt, clause 8.2 does not apply if a Shareholder makes an offer to Assign part, but not all, of its Participating Interest (or an Affiliate of a Shareholder).

8.4	Obligation to transfer

Unless the Shareholders agree otherwise in writing:
(a)	if a Shareholder (or an Affiliate of a Shareholder) ceases to hold, or under the Joint Venture Agreement ceases to be entitled to hold, any Participating Interest in the Joint Venture; or

(b)	if clause 18.3 of the Joint Venture Agreement applies to a Shareholder (or an Affiliate of a Shareholder), it must transfer all of its Shares to the other Shareholder free of any Encumbrance (and without payment).

8.5	Notice on Share certificate

The Company must ensure that all Share certificates issued contain a notice to the effect that the Shares evidenced by the Share certificate are subject to restrictions on transfer.
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9.	DISPUTE RESOLUTION

9.1	Application

Any dispute or difference between the Shareholders arising under or in connection with this document or the Constitution, including any dispute or difference as to the formation, validity, existence or termination of any of those documents (Dispute) must be resolved as set out in this clause 9.1.

For the avoidance of uncertainty, this clause 9 does not apply to:
(a)	any decision made by or resolution of the Board or of any committee of the Board (including the Operating Committee); or

(b)	any decision or other act which requires the consent of Shareholders or to be approved by a unanimous decision or resolution of the Shareholders or by a special or ordinary resolution of Shareholders.
9.2	Notice of dispute or difference
(a)	If a Dispute arises a party must commence the process contained in this clause for its resolution by giving notice (Dispute Notice) to the other party. The party sending the Dispute Notice is the Referring Party.

(b)	The Dispute Notice must:
(i)	be in writing;

(ii)	state that it is given pursuant to this clause 9.2;

(iii)	include or be accompanied by reasonable particulars of the Dispute including:
(A)	a brief description of the circumstances in which the Dispute arose;

(B)	references to any:
(I)	provisions of the relevant document;

(II)	information, whether written or in any other form; and

(III)	acts or omissions of any person,
relevant to the Dispute;
(C)	the amount in dispute (whether monetary or any other commodity) and if not known, the best estimate available; and
(iv)	be given within 10 Business Days of the circumstances giving rise to the Dispute first occurring.
9.3	Negotiation between Representatives
(a)	Within 10 Business Days of the Referring Party giving a Dispute Notice, Representatives of the parties to the Dispute must meet to attempt to resolve the Dispute.
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(b)	If, and to the extent that, the Dispute is resolved, the Board must immediately detail the resolution of the Dispute in writing. This document must clearly state which parts of the Dispute are resolved, and the agreed basis for its resolution.

(c)	If a written agreement is not produced pursuant to clause 9.3(b) in relation to all or part of the Dispute within 10 Business Days after the Dispute Notice has been given, the Dispute, or the part of the Dispute in respect of which there is no written agreement produced, is deemed to be unresolved.
9.4	Negotiation by senior management
(a)	If, 10 Business Days after the Dispute Notice has been given:
(i)	the meeting required by clause 9.3 has not been held; or

(ii)	the agreement has not been recorded in accordance with clause 9.3(b); or

(iii)	the Dispute (or any part of it) is otherwise unresolved,
the Referring Party must give notice to the other party that it requires the Dispute (or the parts of it that have not been resolved or have not been recorded in accordance with clause 9.3(b)) to be referred to senior management for resolution in accordance with clause 9.4(b).
(b)	The notice referred to in clause 9.4(a) must:
(i)	be in writing;

(ii)	state that it is made pursuant to clause 9.4(a);

(iii)	annex a copy of the Dispute Notice (and any accompanying documents) given pursuant to clause 9.2 together with any documents which the Referring Party considers would further assist senior management in resolving the Dispute;

(iv)	if part of the Dispute has been resolved, annex a copy of the document prepared pursuant to clause 9.3(b); and

(v)	be given no later than 5 Business Days after the Dispute Notice has been given.
(c)	Within 20 Business Days of the Referring Party giving notice pursuant to clause 9.4(a), a senior management representative (SMR) from each of the parties to the Dispute must meet to attempt to resolve the Dispute. The parties are not permitted to delegate this function to any other person.

(d)	The SMRs may meet more than once within the period referred to in clause 9.4(c) to resolve any Dispute. The SMRs may meet in person, via telephone, videoconference, internet-based instant messaging or any other means of instantaneous communication.

(e)	Each party to the Dispute must ensure that their SMR:
(i)	has full authority to resolve the Dispute; and

(ii)	makes a genuine effort to resolve the Dispute.
(f)	The outcome of the SMR meeting must be reduced to writing and signed by the SMR for both parties to the Dispute (SMR Outcome Document). The SMR Outcome Document must clearly state in respect of the Dispute or any part of the
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Dispute whether it is resolved or unresolved (clearly stating if the Dispute is only partly resolved, which part is resolved, and which part remains unresolved).

(g)	if:
(i)	an SMR Outcome Document:
(A)	is not produced or is not produced within whichever is the later to occur of:
(I)	20 Business Days of the notice being given pursuant to clause 9.4(a); or

(II)	35 Business Days of the Dispute Notice being given; or
(B)	states that the Dispute (or any part of the Dispute) is unresolved; or
(C)	is silent in respect of any part of the Dispute which was unresolved after the meeting held pursuant to clause 9.3(a); or
(ii)	the Dispute or any part of the Dispute is otherwise unresolved within 35 Business Days of the Dispute Notice being given, the Dispute or the relevant part of the Dispute is deemed to be unresolved and thereafter the Dispute or the relevant part of the Dispute shall be referred to arbitration in accordance with clause 9.5.
9.5	Arbitration

Any Dispute, or part of a Dispute that is deemed to be unresolved under clause 9.4(g) must be resolved by arbitration in accordance with the UNCITRAL Rules which are current as at the date on which the Dispute Notice was given. The seat of the arbitration will be Brisbane, Australia and the language of the arbitration will be English.
9.6	Continuance of performance

Despite the existence of a Dispute, the parties must continue to perform their respective obligations under the Transaction Documents.

9.7	Summary or urgent relief

Nothing in this clause 9 prevents a party from instituting court proceedings to seek enforcement of any payment due under any Transaction Document or to seek urgent injunctive, interlocutory or declaratory relief in respect of a Dispute.

10.	TERMINATION

10.1	Termination of document

This document terminates on the earlier of:
(a)	any date agreed by the Shareholders; and

(b)	the date when the Company is wound up.
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10.2	Consequences of termination

On termination, subject to clause 10.3, this document is at an end as to its future operation except for the enforcement of any right or claim which arises on, or has arisen before, termination.

10.3	Clauses surviving termination

Despite any other provision of this document, unless the Shareholders otherwise agree unanimously in writing, clauses 1 (Interpretation), 10.4 (Company to be wound up), 11 (Confidentiality), 12 (Notices) and 14 (General) survive the termination of this document.

10.4	Company to be wound up

If one Shareholder does not own or is not entitled to own all the Shares on termination of the Joint Venture Agreement, the Shareholders must after the Company has complied with its obligations under the Joint Venture Agreement and the Services Agreement cause the Company to be wound up, its assets realised and the proceeds distributed to the Shareholders according to their Proportionate Interests at the date of winding up of the Company.

11.	CONFIDENTIALITY

A Party must not disclose any information concerning the contents of, or the transactions contemplated by, this document to any person who is not a Party, except to the extent that:
(a)	the disclosure is expressly permitted by this document;

(b)	all Parties consent to the disclosure;

(c)	the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by that party;

(d)	the disclosure is made on a confidential basis to that party’s or any of its Affiliates’ officers, employees, agents, financiers or professional advisers, and is necessary for the business of that party or its Affiliates;

(e)	the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal or the rules of any stock exchange;

(f)	the disclosure is necessary to comply with a directive or request of any Government Agency or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	the disclosure is necessary or desirable to obtain an Authorisation from any Government Agency or stock exchange; or

(h)	the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Agency or stock exchange.
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12.	NOTICES

12.1	How to give a notice

Without limiting the means by which service may be effected on a company pursuant to the Companies Act, a notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	served by being:
(i)	left at the address of the person;

(ii)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s postal address; or

(iii)	sent by fax to the fax number of that person and the machine from which it is sent produces a report that states that it was sent in full.
12.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if any of the requirements of section 436(1) of the Companies Act apply, when those requirements are satisfied; or

(b)	in any other case if it is:
(i)	delivered to a person or left at an address:
(A)	by 5.00 pm (local time in the place of receipt) on a Business Day -on that day; or

(B)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day;
(ii)	sent by mail — five days after it is posted; or

(iii)	sent by fax — on the day following the day on which it was sent.
12.3	Address for notices

A person’s address, postal address, and fax number are those set out below, or as the person notifies the sender.

MCG
Address:	Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary

Newcrest
Address:	Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:	+ 61 3 9521 3564
Attention:	Bernard Lavery
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Company
Address:	Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary
13.	AMENDMENT AND ASSIGNMENT

13.1	Amendment

This document can only be amended, supplemented, replaced or novated by another document signed by the Parties.

13.2	Assignment to related corporations

A Shareholder (Assignor) must transfer all of its Shares to any related corporation (Assignee) to whom it has Assigned all of its Participating Interest in accordance with clause 26 of the Joint Venture Agreement and such transfer must be conditional on:
(a)	the related corporation agreeing in writing with the other Shareholder to reassign the Shares to the Assignor if for any reason the Assignee ceases to be a related corporation of the Assignor; and

(b)	the Assignor agreeing with the Assignee to accept the reassignment.
14.	GENERAL

14.1	Governing law
(a)	This document is governed by the law in force in Papua New Guinea.

(b)	Each Party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Papua New Guinea for any proceedings in connection with any Transaction Document and waives any right it might have to claim that those courts are an inconvenient forum.
14.2	Liability for expenses

Each Party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

14.3	No partnership or agency

Nothing in this document is to be treated as creating a partnership and except as specifically provided in this document, no Party may act as agent of or in any way bind another Party to any obligation.

14.4	Giving effect to this document

Each Party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other Party may reasonably require to give full effect to this document.
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14.5	Waiver of rights

A right may only be waived in writing, signed by the Party giving the waiver, and:
(a)	no other conduct of a Party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
14.6	Operation of this document
(a)	Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

(b)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.
14.7	Operation of indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A Party may recover a payment under an indemnity in this document before it makes the payment.
14.8	Consents

Where this document contemplates that a Shareholder may agree or consent to something (however it is described), the Shareholder may:
(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.

14.9	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a Shareholder, or the exercise by the Shareholder of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

14.10	Counterparts

This document may be executed in counterparts.

14.11	Inconsistency with the Constitution
(a)	If this document is inconsistent with the Constitution, this document prevails to the extent of the inconsistency.

(b)	Each Shareholder undertakes with each other Shareholder to:
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(i)	exercise all votes, powers and rights under the Constitution to give effect to the provisions and intentions of this document; and

(ii)	observe and comply promptly with the provisions of the Constitution.
(c)	Nothing contained in this document constitutes an amendment of the Constitution.

(d)	If any provision of this document to be effective needs to be included in the Constitution, the Shareholders must amend the Constitution accordingly.
14.12	Attorneys

Each person who executes this document on behalf of a Party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
EXECUTED as an agreement.
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Annexure A
CONSTITUTION OF THE COMPANY
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Annexure C
CONSTITUTION FOR COMPANY ACTING AS OPERATOR
Hidden Valley Joint Venture Agreement

Constitution of
Hidden Valley Services
Limited

Blake Dawson
Contents

1.	PRELIMINARY		1

	1.1	Definitions	1
	1.2	Interpretation	2
	1.3	Headings	3
	1.4	Mode of consent	3

2.	SHARES		4

	2.1	Control of Board	4
	2.2	Preference and redeemable preference Shares	4
	2.3	Proportionate Interests	4
	2.4	Issue of Shares	4
	2.5	Buy backs of Shares	4
	2.6	A and B Class Shares	5
	2.7	Pro-rata issues	5

3.	CERTIFICATES		5

	3.1	Certificates of title	5
	3.2	Replacement of lost certificates	5
	3.3	Replacement of worn out certificates	5

4.	REGISTER		5

5.	LIEN		6

	5.1	Lien for Shareholder’s debts	6
	5.2	Lien on payments required to be made by the Company	6
	5.3	Extent of lien	6
	5.4	Waiver by Board	6

6.	ALTERATION OF CAPITAL, SHARES AND RIGHTS		6

	6.1	Alteration of capital	6
	6.2	Additional rights	6
	6.3	Variation of rights	7

7.	TRANSFER OF SHARES		7

	7.1	Modes of transfer	7
	7.2	Transfer by instrument	7
	7.3	Restriction on transfer	7
	7.4	Retention of instruments	7
	7.5	Powers of attorney	7

8.	MEETINGS OF SHAREHOLDERS		8

	8.1	Methods of holding meetings	8
	8.2	Annual meeting	8
	8.3	Convening of special meeting	8
	8.4	Requisition of special meeting	8
	8.5	Notice of meeting of Shareholders	8
Constitution

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	8.6	Contents of notice	8
	8.7	Waiver of irregularity in notice	8
	8.8	Omission to give notice	8
	8.9	Cancellation or postponement of special meeting	9
	8.10	Adjournment of meeting	9
	8.11	Business at adjourned meeting	9
	8.12	Notice of adjourned meeting	9

9.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		9

	9.1	Representation of Shareholders	9
	9.2	Quorum	9
	9.3	Failure of quorum	9
	9.4	Chairman	10
	9.5	Chairman absent	10
	9.6	Responsibilities of chairman	10
	9.7	Method of voting	10
	9.8	Declaration by chairman	11
	9.9	Demand for poll	11
	9.10	Time for demanding a poll	11
	9.11	Votes on a poll	11
	9.12	Authority of proxy etc on a poll	11
	9.13	Effect and withdrawal of demand for poll	11
	9.14	Conduct of poll	11
	9.15	Resolutions determined by majority	12
	9.16	No casting vote of chairman	12
	9.17	Written resolutions	12
	9.18	Minutes to be kept	12
	9.19	Signed minutes	12
	9.20	Second Schedule not to apply	12

10.	ENTITLEMENTS TO ATTEND AND VOTE		12

	10.1	Entitlement to attend	12
	10.2	Entitlement to vote	13
	10.3	Entitlement to vote by proxy etc	13
	10.4	Entitlement of proxy etc	13
	10.5	Appointment of proxy	13
	10.6	Production of proxy etc	13
	10.7	Effect of incomplete proxy form	13
	10.8	Effect of the appointment	14
	10.9	Proxy must vote as directed	14
	10.10	Corporate bodies may act by representatives	14
	10.11	Multiple appointments	14
	10.12	Presence of Shareholder	14
	10.13	Ruling on entitlements and votes	15

11.	SHAREHOLDER PROPOSALS		15

	11.1	Notice to the Board	15
	11.2	Notice to Shareholders at Company’s expense	15
	11.3	Notice to Shareholders at proposing Shareholder’s expense	15
	11.4	Late notice	15
	11.5	Proposing Shareholder’s written statement	15
	11.6	Defamatory statements etc	16
	11.7	Deposit of costs	16

12.	DIRECTORS		16
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	12.1	Number of Directors	16
	12.2	Continuing Directors	16
	12.3	Appointment of Directors	16
	12.4	Prescribed Number of Directors	16
	12.5	Removal of Directors	16
	12.6	Casual vacancy	16
	12.7	Qualification of Directors	16
	12.8	Vacation of office	16

13.	DIRECTORS’ REMUNERATION		17

	13.1	Fees of non-executive Directors	17
	13.2	Additional remuneration for extra services	17
	13.3	Expenses of Directors	17

14.	DIRECTORS’ MATERIAL INTERESTS AND DUTIES		17

	14.1	Definition of Material Interest	17
	14.2	Disclosure of Material Interest	18
	14.3	Failure to disclose Material Interest	18
	14.4	Powers of Directors with Material interest	18
	14.5	Director may hold office of Company	18
	14.6	Application to Alternate Directors	18
	14.7	Directors may act in interests of Shareholder	18
	14.8	Directors duties — subsidiaries	18

15.	ALTERNATE DIRECTORS		19

	15.1	Power to appoint Alternate Director	19
	15.2	Method of appointment	19
	15.3	Termination of appointment	19
	15.4	Entitlements of Alternate Director	19

16.	MANAGING DIRECTOR AND OTHER EXECUTIVE DIRECTORS		19

	16.1	Appointment of Managing Director	19
	16.2	Termination of appointment of Managing Director	20
	16.3	Remuneration of Executive Directors	20
	16.4	Powers of Executive Directors	20

17.	POWERS OF THE BOARD		20

	17.1	Powers generally	20
	17.2	Appointment of attorney	20
	17.3	Contents of power of attorney	20
	17.4	Reservation of powers to the Company	21

18.	PROCEEDINGS OF THE BOARD		21

	18.1	Mode of meeting	21
	18.2	Quorum	21
	18.3	Notice of meeting	21
	18.4	Place of meeting	21
	18.5	Period of notice	21
	18.6	Convening of Board meeting	21
	18.7	Appointment of Chairman	21
	18.8	Chairman of Board meetings	22
	18.9	Majority decisions	22
	18.10	Votes of Directors	22
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	18.11	Exercise of powers by Board	22
	18.12	Delegation to committee	23
	18.13	Committee powers and meetings	23
	18.14	Written resolution of Directors	23
	18.15	Several documents suffice	24
	18.16	Validity of acts of Directors	24
	18.17	Other procedures	24
	18.18	Fourth Schedule not to apply	24

19.	SECRETARY		24

	19.1	Appointment of Secretary	24

20.	COMPANY ADMINISTRATION		25

	20.1	Minutes to be made	25
	20.2	Minutes to be entered	25
	20.3	Signature of minutes	25
	20.4	Custody of Common Seal	25
	20.5	Use of Common Seal	25
	20.6	Mode of execution by Common Seal	25
	20.7	Official Seal	25
	20.8	Authority to affix an Official Seal	26
	20.9	Effect of Official Seal	26
	20.10	Execution of bills and cheques	26

21.	DIVIDENDS AND OTHER DISTRIBUTIONS		26

	21.1	Declaration of Dividends	26
	21.2	No interest on Dividends	26
	21.3	Obligation to distribute	26
	21.4	Payment of Dividend in specie	26
	21.5	Deductions from Dividends	26
	21.6	Retention of Dividends	26
	21.7	Settlement of difficulties	27
	21.8	Unclaimed Dividend	27

22.	NOTICES		27

	22.1	Service	27
	22.2	Binding on others	27
	22.3	Signature of notice	27
	22.4	Certificate of Director or Secretary	27

23.	INSPECTION AND SECRECY		28

	23.1	Board to permit inspection	28
	23.2	Obligation of secrecy	28

24.	LIQUIDATION		28

	24.1	Power of Board	28
	24.2	Distribution if insufficient assets	28
	24.3	Distribution of surplus assets	28

25.	MISCELLANEOUS		28

	25.1	Indemnity	28
	25.2	Insurance	29
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	25.3	Interpretation	29
	25.4	General authorisation	29
	25.5	Acts of Class of Shareholders	29
	25.6	Inconsistency with Shareholders Agreement	29

Schedule

1	PROXY FORM		30

2	FORM OF APPOINTMENT OF ALTERNATE DIRECTOR		32
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CONSTITUTION OF HIDDEN VALLEY SERVICES LIMITED
1.	PRELIMINARY

1.1	Definitions

Unless the context otherwise requires, the following definitions apply in this constitution.

Act means the Companies Act 1997 as it is amended and applies to the Company from time to time.

Alternate Director means a person appointed as an alternate director under clause 15.1.

Appointor means in respect of an Alternate Director, the Director who appoints that Alternate Director under clause 15.1.

Auditor means the auditor of the Company from time to time.

Board means the Directors acting collectively under this constitution.

Business Day means a day on which banks in Papua New Guinea generally are open for the full range of banking business.

Chairman means the person appointed as chairman of the Board under clause 18.7 from time to time.

Class means a class of ordinary Shares.

Common Seal means the common seal of the Company.

Company means the company named above whatever its name may be from time to time.

Deputy Chairman means the person appointed as deputy chairman of the Board under clause 18.7 from time to time.

Director means a person appointed as a director for the time being of the Company (including, where appropriate, an Alternate Director).

Dividend means any distribution to Shareholders in relation to Shares as a dividend of any property (including, without limitation, money and shares (including bonus shares) or other securities of the Company or of any other body corporate).

Executive Director means any Managing Director and any other Director who is an employee of the Company.

Managing Director means a person (if any) appointed as a managing director of the Company under clause 16.1.

Official Seal means the duplicate common seal referred to in clause 20.7.

Prescribed Rate means in respect of each clause in which that term is used 10 per cent per annum or any other rate prescribed by the Board from time to time in respect of that clause.
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Proportionate Interest means, in relation to a Shareholder, the percentage calculated in accordance with the following formula:

Proportionate Interest =	Participating Interest x 100% Combined Participating Interest
Where

Participating Interest means the Participating Interest of a Shareholder in the Hidden Valley Joint Venture established by the Hidden Valley Joint Venture Agreement dated [ ] between Morobe Consolidated Goldfields Limited, Newcrest PNG 1 Limited and the Company.

Combined Participating Interest means the total of the Participating Interests of the Class A Shareholder and the Class B Shareholder.
Register means the register of Shareholders kept pursuant to the Act.

Secretary means a person appointed as a secretary of the Company from time to time (including any person appointed to perform the duties of a secretary temporarily).

Share means a share in the capital of the Company.

Shareholder means a person whose name is entered in the Register as the holder of a Share.

Shareholders Agreement means the Shareholders Agreement dated [ ] between Morobe Consolidated Goldfields Limited, Newcrest PNG 1 Limited and the Company.

Shareholder’s Liability means, in respect of a Shareholder:
(a)	all money due and payable by the Shareholder to the Company; and

(b)	all money (whether payable or not) called or payable at a fixed time in respect of Shares held by that Shareholder.
Voting Shareholder means a Shareholder:
(a)	who is entitled to be present at a meeting of Shareholders;

(b)	present at the meeting in any of the ways set out in clause 9.1; and

(c)	in respect of whom there is at least one item of business to be considered at the meeting on which the Shareholder is not disqualified from voting.
1.2	Interpretation

In this constitution, unless the context otherwise requires:
(a)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation or statutory instrument issued under, that legislation or legislative provision;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporate body, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a reference to a person is also to the legal personal representative of that person;
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(e)	a reference to any gender includes all genders;

(f)	a reference to a clause or a schedule is to a clause of or schedule to this constitution;

(g)	a schedule is part of this constitution;

(h)	a reference to any agreement or document (including this constitution) is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(i)	an expression defined in, or given a meaning for the purposes of, the Act (except where defined, or given a meaning, in this constitution) has the same definition or meaning in this constitution where it relates to the same matters for which it is defined, or given a meaning, in the Act;

(j)	a reference to a matter being written includes that matter being in any mode of representing or reproducing words, figures or symbols in written form;

(k)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(I)	a reference to power is also to authority and discretion;

(m)	where an expression is defined anywhere in this constitution it has the same meaning throughout;

(n)	a reference to a particular Part, Division, section, sub-section, paragraph or sub-paragraph is a reference to a Part, Division, section, sub-section, paragraph or sub-paragraph of the Act;

(o)	a reference to a Class of Shareholders is a reference to the holders for the time being of a Class, and a reference to a Class of Directors is a reference to the Directors for the time being appointed by a particular Class of Shareholders;

(p)	a reference to an A Class Shareholder is a reference to a shareholder forming part of the Class of Shareholders holding A Glass Shares and a reference to an A Class Director is a reference to one of the Class of Directors appointed by the Class of Shareholders holding A Class Shares, and this provision applies (modified as required) to references to Shareholders and Directors of Classes of Shareholders other than A Class; and

(q)	a reference to a matter being with the consent of Shareholders is to consents to that matter having been given to the Company in accordance with clause 1.4 by each Shareholder at the time that the matter arises.
1.3	Headings

In this constitution headings are for convenience of reference only and do not affect interpretation.

1.4	Mode of consent

For the purposes of clause 1.2(q), a Shareholder consents to a matter if and only if the Company receives a notice signed by the Shareholder (or the Shareholder’s attorney);
(a)	which is delivered at the registered office of the Company or of which a legible copy is received there by facsimile transmission; and

(b)	which sets out the matter to which the Shareholder consents,
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and the Company has not received a notice, similarly signed and delivered, revoking that consent.

2.	SHARES

2.1	Control of Board

Subject to clauses 2.6 and 2.7, the Board may issue or grant options over or otherwise dispose of Shares in the Company to the persons, on the terms and conditions, with the rights and privileges (including, without limitation, different Classes of Shares and Shares which rank equally with, or in priority to, existing Shares), and at the times that the Board determines.

2.2	Preference and redeemable preference Shares

Subject to clauses 2.6 and 2.7, the Company may issue any Shares as preference shares or otherwise and which are redeemable:
(a)	at the option of the Company; or

(b)	at the option of the holder of the Share; or

(c)	on a date determined by the Board,
for a consideration that is:
(d)	determined by the Board; or

(e)	to be calculated by reference to a formula; or

(f)	required to be fixed by a suitably qualified person who is not associated with or interested in the Company.
2.3	Proportionate Interests

Notwithstanding any other provision of this document, the rights, entitlements, obligations and liabilities of Shareholders as between themselves or as between the Company and the Shareholders collectively is proportionate to their Proportionate Interests from time to time. This applies irrespective of the number of Shares on issue at any time, and does not create any express, implied or resulting trust in respect of any Shares in the Company. As a consequence, all rights, entitlements, obligations and liabilities of Shareholders are determined according to their respective Proportionate Interests including, without limitation, entitlements of a Class of Directors or Class of Shareholders to vote, to receive dividends or other distributions or to receive any proceeds of winding up or liquidation of the Company.

2.4	Issue of Shares

Section 45 shall not apply to the issue of Shares by the Company unless the terms of issue of any Shares otherwise provide.

2.5	Buy backs of Shares

The Company, with the consent of Shareholders, is authorised to:
(a)	agree to purchase or otherwise acquire any of its own Shares from one or more Shareholders; and

(b)	redeem any redeemable Shares.
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2.6	A and B Class Shares

The capital of the Company comprises:
(a)	A Class ordinary Shares; and

(b)	B Class ordinary Shares;
and, subject to this constitution, the A Class Shares and B Class Shares rank equally in all respects.

2.7	Pro-rata issues

Notwithstanding any other provision of this constitution, the Board may not, except with the consent of Shareholders:
(a)	issue any voting Shares which are not ordinary Shares of a Class provided for in clause 2.6;

(b)	issue or grant any option over, ordinary Shares or preference shares otherwise than to Shareholders in the same proportions in which they hold ordinary Shares; or

(c)	convert any preference share or any non-voting Share to an ordinary Share.
3.	CERTIFICATES

3.1	Certificates of title

Certificates of title to securities of the Company which are issued by it must be issued in accordance with the Act.

3.2	Replacement of lost certificates

Where a certificate is lost or destroyed, the Company may issue a duplicate certificate in accordance with the Act.

3.3	Replacement of worn out certificates

Where a certificate is defaced or worn out and is produced to the Company and the Company is paid a reasonable fee determined by the Board, the Company may cancel that certificate and issue a new certificate in substitution.

4.	REGISTER

Except as required by law or by this constitution (including clause 2.3), the Company must treat the person whose name appears in the Register in respect of a Share as the absolute owner of that Share and, accordingly, the Company is not bound to recognise (whether or not it has notice):
(a)	that a person holds any Share on trust; or

(b)	any equitable, contingent, future or partial interest in, or unit of, any Share.
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5.	LIEN

5.1	Lien for Shareholder’s debts

The Company has a first and paramount lien on each Share registered in a Shareholder’s name in respect of all money owed to the Company by the Shareholder.

5.2	Lien on payments required to be made by the Company

Where at any time the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a Shareholder or referable to a Share held by that Shareholder (whether alone or jointly) or a Dividend declared in respect of a Share held by that Shareholder, the Company:
(a)	is fully indemnified by that Shareholder from that liability;

(b)	may recover as a debt due from the Shareholder the amount of that liability together with interest at the Prescribed Rate from the date of payment by the Company (if the payment is made) to the date of repayment by the Shareholder; and

(c)	subject to compliance with section 65(4), may refuse to register a transfer of any Share by that Shareholder until the amount of that liability has been paid to the Company, and nothing in this clause in any way prejudices or affects any right or remedy which the Company may have (including, without limitation, any right of set-off) and, as between the Company and the Shareholder, any such right or remedy is enforceable by the Company.

5.3	Extent of lien

The lien described in clause 5.1 extends to all Dividends (if any) payable in respect of the Share and to the proceeds of sale of the Share.

5.4	Waiver by Board

The Board may (but only with the consent of Shareholders) at any time, exempt a Share from the provisions of clause 5.1 to the extent and on any terms and conditions that it determines.

6.	ALTERATION OF CAPITAL, SHARES AND RIGHTS

6.1	Alteration of capital

With the consent of Shareholders, the Company may from time to time by ordinary resolution do any or all of the following:
(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares; and

(b)	sub-divide its Shares or any of them.
6.2	Additional rights

Where the Company passes an ordinary resolution under either clause 6.1(a) or clause 6.1(b), the Company may also (but only with the consent of Shareholders) by special resolution determine that, as between the Shares resulting from the consolidation, division
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or sub-division, one or more of those Shares has some preference or special advantage as regards Dividends, capital, voting or otherwise over or compared with one or more others.
6.3	Variation of rights

If at any time the Shares are divided into different classes, the rights attached to any Class of Shares (Subject Class) (unless the terms of issue of the Subject Class otherwise provide) may only be varied or abrogated with the consent of Shareholders.

7.	TRANSFER OF SHARES

7.1	Modes of transfer

Subject to this constitution, a Shareholder may transfer all or any of the Shareholder’s Shares by instrument in writing which is in a form approved by the Board or is in any other usual or common form.

7.2	Transfer by instrument

Where a Shareholder seeks to transfer all or any of the Shareholder’s Shares in accordance with clause 7.1, the Company may only register a transfer of Shares where an instrument satisfying clause 7.1 is delivered to the Company and the instrument:
(a)	is duly stamped, if necessary;

(b)	is executed by the transferor and the transferee, except where a law provides that execution by either or both transferor and transferee is not required or is deemed to be present;

(c)	except where otherwise permitted by law, is accompanied by the certificate for the Shares the subject of the transfer together with such other evidence as the Board may require to prove the title of the transferor or the transferor’s right to transfer the Shares; and

(d)	relates only to Shares of one Class.
7.3	Restriction on transfer

The provisions of the Shareholders Agreement have effect in respect of Shares to govern all dealings and transactions in and in relation to them and the continued holding of them and the Board must only register any transfer of Shares if that transfer is permitted or required under the Shareholders Agreement.

7.4	Retention of Instruments

On an instrument of transfer or a purported instrument of transfer being delivered to the Company, property to and title in that instrument (but not the Shares the subject of it) pass to the Company which is entitled as against all persons to the possession of the instrument.

7.5	Powers of attorney

Where a power of attorney granted by a Shareholder is lodged with, or produced or exhibited to, the Company and that power of attorney confers power on the attorney to transfer any or all of the Shareholder’s Shares, the Company is entitled to assume, as against the Shareholder, that the power remains in full force and effect and may be relied on by the Company until the Company receives express notice in writing at its registered office of either:
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(a)	the revocation of the power of attorney; or

(b)	the death of the Shareholder.
8.	MEETINGS OF SHAREHOLDERS

8.1	Methods of holding meetings

A meeting of Shareholders may be held either:
(a)	by a number of Shareholders, who constitute a quorum, being assembled together at the place, date and time appointed for the meeting; or

(b)	if determined by the Board, by means of audio, or audio and visual, communication by which all Shareholders participating and constituting a quorum, can simultaneously hear each other throughout the meeting.
8.2	Annual meeting

Except as provided by the Act, the Company must, in addition to any other meeting held by it, hold an annual meeting in accordance with the Act.

8.3	Convening of special meeting

The Board may convene a special meeting of the Company at any time.

8.4	Requisition of special meeting

Shareholders may requisition the holding of a special meeting as provided by section 102(b).

8.5	Notice of meeting of Shareholders

Written notice of the date, time and place of a meeting of Shareholders shall be sent to every Shareholder entitled to receive notice of the meeting and to every Director and an Auditor of the Company not less than 14 days before the meeting.

8.6	Contents of notice

The notice shall:
(a)	state the nature of the business to be transacted at the meeting in sufficient detail to enable a Shareholder to form a reasoned judgment in relation to it; and

(b)	include the text of any special resolution to be submitted to the meeting.
8.7	Waiver of irregularity in notice

An irregularity in a notice of a meeting is waived where all the Shareholders entitled to attend and vote at the meeting attend the meeting without protest as to the irregularity, or where all such Shareholders agree to the waiver.

8.8	Omission to give notice

The accidental omission to give notice of a meeting to, or the failure to receive notice of a meeting by, a Shareholder does not invalidate the proceedings at that meeting.
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8.9	Cancellation or postponement of special meeting

Where notice of a special meeting of Shareholders has been given, the Board may by notice given to all persons entitled to be given notice of the meeting, postpone or cancel the meeting.

8.10	Adjournment of meeting

The chairman of a meeting of Shareholders at which a quorum is present:
(a)	may with the consent of the meeting by ordinary resolution; and

(b)	must, if so directed by the meeting by ordinary resolution,
adjourn the meeting from time to time and from place to place.

8.11	Business at adjourned meeting

The only business which an adjourned meeting of Shareholders may deal with is business which was left unfinished from the meeting which was adjourned.

8.12	Notice of adjourned meeting

Where a meeting of Shareholders is adjourned for less than one month, it is not necessary to give notice of the time and place of the adjourned meeting other than by announcement at the meeting which is adjourned.

9.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

9.1	Representation of Shareholders

A Shareholder may attend a meeting of Shareholders at which the Shareholder is entitled to be present in any of the following ways (if applicable to the Shareholder):
(a)	in person;

(b)	by proxy;

(c)	by attorney; or

(d)	in the case of a Shareholder which is a body corporate, by a representative appointed in respect of the meeting under clause 10.10.
9.2	Quorum

Subject to clause 9.3 no business may be transacted at a meeting of Shareholders unless there is present for that business a quorum of two natural persons:
(a)	at least one of whom is or represents under clauses 9.1(b), (c) or (d) a Class A Shareholder; and

(b)	at least one of whom is or represents under clauses 9.1(b), (c) or (d) a Class B Shareholder.
9.3	Failure of quorum

Where a quorum is not present within 30 minutes after the time appointed for the meeting:
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(a)	in the case of a meeting called under Section 102(b) and clause 8.4, the meeting is dissolved; and

(b)	in the case of any other meeting, the meeting is adjourned to the same day in the following week at the same time and place, or to such other date, time, and place as the Directors may appoint, and, where, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting is dissolved.
9.4	Chairman
The Chairman (if any) is or, if the Chairman is absent or is unwilling or unable to be the chairman of a meeting of Shareholders, the Deputy Chairman (if any) is, if willing and able, to be the chairman of any meeting of Shareholders.
9.5	Chairman absent
Where a meeting of Shareholders is held and:
(a)	the Chairman and the Deputy Chairman of the Board have not been appointed; or

(b)	the Chairman and the Deputy Chairman of the Board are not present within 15 minutes after the time appointed for the holding of the meeting or being present, are unwilling or unable to act, the Voting Shareholders present must elect one of their number to be chairman of the meeting.
9.6	Responsibilities of chairman
The chairman of a meeting of Shareholders:
(a)	shall allow a reasonable opportunity for Shareholders of the meeting to question, discuss and comment on the management of the Company as required by section 90(1); and

(b)	subject to paragraph (a) of this clause and Schedule 2(12) of the Act, is responsible for the general conduct of the meeting and to ascertain the sense of the meeting concerning the business transacted at it and for these purposes may, without limitation:
(i)	prescribe procedures and make rulings, in each case finally and conclusively;

(ii)	in addition to other powers to adjourn, adjourn the meeting or any item of business of the meeting without the concurrence of the meeting if the chairman determines it is desirable for the orderly conduct of the meeting or the conduct of a poll; and

(iii)	determine conclusively any dispute concerning the admission, validity or rejection of a vote.
9.7	Method of voting
In the case of a meeting of Shareholders held under clause 8.1(a) unless a poll is demanded, voting at the meeting shall be by whichever of the following methods is determined by the chairman of the meeting:
(a)	voting by voice; or
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(b)	voting by show of hands,
and in the case of a meeting of Shareholders held under clause 8.1(b) unless a poll is demanded, voting at the meeting shall be by the Shareholders signifying individually their assent or dissent by voice.
9.8	Declaration by chairman
A declaration by the chairman of the meeting that a resolution is carried by the requisite majority is conclusive evidence of that fact unless a poll is demanded in accordance with clause 9.9.
9.9	Demand for poll
At a meeting of Shareholders a poll may be demanded by —
(a)	not less than five Shareholders having the right to vote at the meeting; or

(b)	a Shareholder or Shareholders representing not less than 10% of the total voting rights of all Shareholders having the right to vote at the meeting; or

(c)	by a Shareholder or Shareholders holding Shares in the Company that confer a right to vote at the meeting and on which the aggregate amount paid up is not less than 10% of the total amount paid up on all Shares that confer that right.
9.10	Time for demanding a poll
A poll may be demanded either before or after the vote is taken on a resolution.
9.11	Votes on a poll
Where a poll is taken, votes shall be counted according to the Proportionate Interest of each Shareholder present in person or by proxy, attorney or representative and voting.
9.12	Authority of proxy etc on a poll
The instrument appointing a proxy, attorney or representative to vote at a meeting of the Company confers authority to demand or join in demanding a poll and a demand by a person as proxy, attorney or representative for a Shareholder has the same effect as a demand by the Shareholder.
9.13	Effect and withdrawal of demand for poll
The demand for a poll:
(a)	does not prevent the continuance of a meeting of Shareholders for the transaction of any business except in respect of the resolution for which the poll is demanded; and

(b)	may be withdrawn.
9.14	Conduct of poll
If a poll is properly demanded for the voting on a resolution:
(a)	if the resolution is for the adjournment of the meeting of Shareholders, the poll must be taken immediately at the place and in the manner that the chairman of the meeting determines and declares to the meeting;
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(b)	in all other cases, the poll must be taken at the time and place and in the manner that the chairman of the meeting of Shareholders determines and declares to the meeting; and

(c)	the result of the poll, as disclosed by the chairman of the meeting of Shareholders at which the result is declared, is a resolution of the meeting at which the poll is demanded.
9.15	Resolutions determined by majority
Both on a show of hands and on a poll, an ordinary resolution is passed if (and only if) the proportion that the number of votes cast in favour of that resolution bears to the total number of votes cast on the resolution is greater than one half.
9.16	No casting vote of chairman
Under no circumstances does the chairman of a meeting of Shareholders have a casting vote.
9.17	Written resolutions
For the purposes of section 103, two or more documents in identical terms, each signed by one or more Shareholders (or such Shareholders’ attorneys or representatives, as the case may be) are to be treated as one document provided that:
(a)	each document is delivered to the registered office of the Company or a legible copy of it is received there by facsimile transmission; and

(b)	where more than one Shareholder, representative or attorney signs the document the date of execution of the document by each Shareholder, attorney or representative is set out.
and the date of the resolution is the last date of execution of any of those documents by a Shareholder or its attorney or representative.
9.18	Minutes to be kept
The Board shall ensure that minutes are kept of all proceedings at meetings of Shareholders.
9.19	Signed minutes
Minutes which have been signed correct by the Chairman of the meeting are prima facie evidence of the proceedings.
9.20	Second Schedule not to apply
Except to the extent that any such provision may be expressly adopted in this constitution, the provisions of the Second Schedule to the Act shall not apply to proceedings at meetings of Shareholders.
10.	ENTITLEMENTS TO ATTEND AND VOTE

10.1	Entitlement to attend
Subject to this constitution and any terms of issue of any Share, each Shareholder and each Director is entitled to notice of each meeting and to be present and to speak at that meeting.
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10.2	Entitlement to vote
Subject to this constitution and any terms of issue of any Share:
(a)	on voting by voice or a show of hands, each natural person present at a meeting of Shareholders who is a Voting Shareholder or a proxy (other than a person who is present only as one of two proxies appointed by the same Shareholder), representative or attorney appointed by a Voting Shareholder has one vote; and

(b)	on a poll, each natural person present at a meeting of Shareholders has the number of votes calculated as the aggregate of the following:
(i)	the Proportionate Interest in Shares held by the person; and

(ii)	the Proportionate Interest in Shares in respect of which Voting Shareholders holding those Shares have appointed the person as proxy, representative or attorney.
10.3	Entitlement to vote by proxy etc
A Shareholder may exercise the right to vote either by being present in person or by proxy, attorney or representative.
10.4	Entitlement of proxy etc
A proxy, attorney or representative for a Shareholder is entitled to attend and be heard at a meeting of Shareholders as if the proxy, attorney or representative was the Shareholder.
10.5	Appointment of proxy
A proxy shall be appointed by notice in writing signed by the Shareholder, the notice shall state whether the appointment is for a particular meeting or a specified term not exceeding one year and the notice shall be in the form of Schedule 1 or in any other form that the Board may from time to time prescribe or accept.
10.6	Production of proxy etc
Any appointment of a proxy, attorney or representative is effective in respect of a particular meeting of Shareholders if, and only if, the following instruments are actually received (which includes receipt of a copy of those instruments by legible facsimile transmission) by the Company at its address for service or registered office (or another place notified by the Board) at or before the time notified for that meeting:
(a)	in the case of a proxy, the instrument of proxy and, if it is executed by an attorney, the relevant power of attorney or an office copy or notarially certified copy of the power of attorney;

(b)	in the case of an attorney, the power of attorney or an office copy or notarially certified copy of the power of attorney; and

(c)	in the case of a representative of a body corporate, an instrument of appointment executed under the common seal of the body corporate and, if it is executed by an attorney, the relevant power of attorney or an office copy or notarially certified copy of the power of attorney executed under the common seal of the body corporate, or other evidence satisfactory to the Board.
10.7	Effect of Incomplete proxy form
An instrument of proxy is not invalid or ineffective merely if any or all of the following applies:
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(a)	it does not contain the address of the Shareholder giving it;

(b)	it does not contain the address of the person appointed by it;

(c)	it is not dated; and

(d)	it does not contain a direction to the appointee as to how to vote on any or all items of business.
10.8	Effect of the appointment
An instrument of proxy which is valid and effective except that it does not specify an appointee in respect of any of the Shares of the relevant Shareholder is to be treated as validly appointing the chairman of the meeting of Shareholders to which it relates in respect of all of the Shares of that Shareholder.
10.9	Proxy must vote as directed
Where a Shareholder in a valid instrument of proxy directs the appointee to vote in a specified way in respect of a particular item of business at the relevant meeting of Shareholders:
(a)	the appointee must cast or abstain from casting (as the case may be) a vote on that item of business; and

(b)	the appointee must, on a poll, cast the votes as to which a direction is given by the instrument of proxy in accordance with that direction, but, if in respect of any vote in respect of that item of business, the Shareholder does not on the instrument of proxy indicate how the appointee is to cast that vote, the appointee may cast, or abstain from casting, that vote as the appointee determines.
10.10	Corporate bodies may act by representatives
A body corporate which is a Shareholder may appoint a representative to attend a meeting of Shareholders on its behalf in the same manner as that in which it could appoint a proxy.
10.11	Multiple appointments
Where the Company has received an instrument of proxy in respect of a Share from a Shareholder the appointment made by that instrument is and remains valid and effective, except that where the Company subsequently receives:
(a)	a power of attorney or office copy or notarially certified copy of a power of attorney entitling the attorney to attend and vote at the meeting, the appointment is revoked;

(b)	intimation in writing either of the revocation of the appointment under the instrument of proxy or of the death of the Shareholder, the appointment is revoked; and

(c)	another instrument of proxy from the Shareholder in respect of that Share, the instrument of proxy bearing the later date (or if the instruments bear the same date, the instrument later received by the Company) is an intimation in writing of the revocation of the appointment under the other instrument.
10.12	Presence of Shareholder
If a Shareholder is present in person at a meeting of Shareholders and a person appointed by that Shareholder as proxy or attorney is also present at that meeting, that person may
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not exercise the rights conferred by the instrument of proxy or power of attorney while the Shareholder is present.
10.13	Ruling on entitlements and votes
An objection may be raised with the chairman of a meeting of Shareholders as to the qualification of a purported voter or the admission or rejection of a vote by any person present and entitled (or claiming to be entitled) to vote but that objection may be made only at the meeting of Shareholders or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered and, in relation to that objection:
(a)	the decision of the chairman is final and conclusive; and

(b)	a vote not disallowed as a result is valid and effective for all purposes.
11.	SHAREHOLDER PROPOSALS

11.1	Notice to the Board
A Shareholder may give written notice to the Board of a matter the Shareholder proposes to raise for discussion or resolution at the next meeting of Shareholders at which the Shareholder is entitled to vote.
11.2	Notice to Shareholders at Company’s expense
Where the notice is received by the Board not less than one month before the last day on which notice of the relevant meeting of Shareholders is required to be given by the Board, the Board shall, at the expense of the Company, give notice of the Shareholder proposal and the text of any proposed resolution to all Shareholders entitled to receive notice of the meeting.
11.3	Notice to Shareholders at proposing Shareholder’s expense
Where the notice is received by the Board not less than seven days and not more than one month before the last day on which notice of the relevant meeting of Shareholders is required to be given by the Board, the Board shall, at the expense of the Shareholder, give notice of the Shareholder proposal and the text of any proposed resolution to all Shareholders entitled to receive notice of the meeting.
11.4	Late notice
Where the notice is received by the Board less than seven days before the last day on which notice of the relevant meeting of Shareholders is required to be given by the Board, the Board may, if practicable, and at the expense of the Shareholder, give notice of the Shareholder proposal and the text of any proposed resolution to all Shareholders entitled to receive notice of the meeting.
11.5	Proposing Shareholder’s written statement
Where the Directors intend that Shareholders may vote on the proposal by proxy, they shall give the proposing Shareholder the right to include in or with the notice given by the Board a statement of not more than 1,000 words prepared by the proposing Shareholder in support of the proposal, together with the name and address of the proposing Shareholder.
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11.6	Defamatory statements etc

The Board is not required to include in or with the notice given by the Board a statement prepared by a Shareholder which the Directors consider to be defamatory, frivolous, or vexatious.

11.7	Deposit of costs

Where the costs of giving notice of the Shareholder proposal and the text of any proposed resolution are required to be met by the proposing Shareholder, the proposing Shareholder shall, on giving notice to the Board, deposit with the Company or tender to the Company a sum sufficient to meet those costs.

12.	DIRECTORS

12.1	Number of Directors

Until the Shareholders otherwise determine by ordinary resolution the number of the Directors (excluding Alternate Directors) must be not less than two nor more than ten.

12.2	Continuing Directors

The Directors holding office at the date of adoption of this constitution continue in office subject to this constitution.

12.3	Appointment of Directors

Each Class of Shareholders has the right by notice in writing to the Company to appoint the Prescribed Number of Directors as determined by clause 12.4.

12.4	Prescribed Number of Directors

The Prescribed Number of Directors at any time is the number obtained by dividing the maximum number of Directors specified in or pursuant to clause 12.1 by the number of Classes on issue at that time, or, if that is not a whole number, the next lowest whole number.

12.5	Removal of Directors

Each Class of Shareholders has the right to remove any of the corresponding Class of Directors in the same way as such Directors can be appointed under clause 12.3.

12.6	Casual vacancy

If at any time a casual vacancy occurs on the Board, the Director whose office is vacated may be replaced by the Class of Shareholders who appointed the Director, and not in any other way.

12.7	Qualification of Directors

A Director need not be a Shareholder.

12.8	Vacation of office

The office of a Director automatically becomes vacant if the Director:
(a)	becomes a bankrupt or an insolvent under administration;

(b)	is not permitted by the Act (or an order made under the Act) to be a Director;
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(c)	becomes of unsound mind;

(d)	is removed as a Director under the Act or this constitution;

(e)	either personally or by an Alternate Director fails to attend Board meetings for a continuous period of six months without leave of absence from the Board; or

(f)	resigns by notice in writing in accordance with the Act.
13.	DIRECTORS’ REMUNERATION

13.1	Fees of non-executive Directors

Directors (other than Executive Directors) are only entitled to receive fees if this is with the consent of Shareholders, in which case such fees:
(a)	may not in any period of 12 months starting at the end of a financial year of the Company (a year) exceed in aggregate the amount last fixed before the end of that year for those fees by ordinary resolution;

(b)	are to be allocated to those Directors as determined by the Board (including those Directors), or, if there is no such determination in any year, equally between them; and

(c)	accrue from day to day.
13.2	Additional remuneration for extra services

If a Director having been requested to do so by the Board, either performs extra services or makes any special exertions for the Company (including, without limitation, going or living abroad), the Company may remunerate that Director by the payment of a fixed sum determined by the Board and that remuneration may be either in addition to or in substitution for any remuneration to which that Director may be entitled under clause 13.1.

13.3	Expenses of Directors

The Company must pay a Director (in addition to any other remuneration) all reasonable expenses including, without limitation, any travelling and accommodation expenses incurred by the Director:
(a)	in attending meetings of the Board or a committee of the Board;

(b)	on the business of the Company; or

(c)	in carrying out that Director’s duties as a Director.
14.	DIRECTORS’ MATERIAL INTERESTS AND DUTIES

14.1	Definition of Material Interest

Material Interest means for the purposes of this clause 14, in relation to a Director, but subject to clause 14.6, any interest (other than an interest in relation to which the Act provides that a director is not, or is not to be taken to be, interested including, without limitation, an interest to which section 117(2) applies) which would result in the Director being Interested for the purposes of section 117(1) of the Act.
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14.2	Disclosure of Material Interest

Where a Director has a Material Interest the Director shall comply with section 118 by causing an entry to be made in the interests register.

14.3	Failure to disclose Material Interest

Where a Director with a Material Interest:
(a)	does not comply with section 118; and

(b)	exercises any of the powers referred to in section 122,
the Director is in breach of his duty to the Company.

14.4	Powers of Directors with Material Interest

A Director with a Material Interest who complies with section 118 may do any of the things and exercise all or any of the powers provided for in section 122.

14.5	Director may hold office of Company

The Company may appoint a Director:
(a)	to hold any office in, or place of profit in respect of, the Company (except that of Auditor) on terms determined by the Board; or

(b)	alone or by a firm of which the Director is a member, to act in any professional capacity and the Director or that firm may be remunerated for so acting as if the Director were not a Director.
14.6	Application to Alternate Directors

The provisions of this clause 14 apply to the Material Interests of an Alternate Director, but an Alternate Director does not have a Material interest solely by reason of the fact that the Director who has appointed the Alternate Director has a Material Interest and vice versa.

14.7	Directors may act in interests of Shareholder

The Shareholders acknowledge that the Company has been incorporated to carry out a joint venture between the Shareholders and each Director may, when exercising powers or performing duties as a Director in connection with the carrying out of the joint venture, act in a manner which the Director believes is in the best interests of a Shareholder or Shareholders even though it may not be in the best interests of the Company.

14.8	Directors duties — subsidiaries

Where:
(a)	the Company is a subsidiary, but not a wholly owned subsidiary, of another company; and

(b)	the Shareholders, other than the holding company, have given their prior agreement, each Director may, when exercising powers or duties as a Director, act in a manner which the Director believes is in the best interests of the Company’s holding company or another company within the same group of companies even though it may not be in the best interests of the Company.
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15.	ALTERNATE DIRECTORS

15.1	Power to appoint Alternate Director

A Director (but not an Alternate Director) may from time to time in accordance with the procedures set out in clause 15.2 appoint any person eligible to be a Director to be the Alternate Director of the Appointor whether for a specified period or until the appointment is revoked.

15.2	Method of appointment

An Alternate Director is appointed as such where:
(a)	the Appointor gives notice in writing (including, without limitation, by facsimile transmission) to the Company in the form of Schedule 2 or in any other form that the Board may from time to time prescribe or accept; and

(b)	the Board (excluding the Appointor from voting) approves the person specified to be the Alternate Director of the Appointor.
15.3	Termination of appointment

The Appointor, at any time and regardless of whether the appointment is for a specified period, may revoke the appointment of a person as the Appointor’s Alternate Director by notice in writing (including, without limitation, by facsimile transmission) to the Company to that effect and the appointment is automatically revoked if the Appointor ceases to be a Director.

15.4	Entitlements of Alternate Director

An Alternate Director by reason of being appointed as such:
(a)	is not entitled to receive notice of meetings of the Board unless the Appointor has by notice in writing (including, without limitation, by facsimile transmission) to the Company required it to do so;

(b)	if the Appointor is not present at a meeting of the Board, may attend and vote at that meeting in place of the Appointor;

(c)	if also a Director, may vote both as a Director and as an Alternate Director;

(d)	and when acting as such, is an officer of the Company and not an agent of the Appointor and, in those circumstances, is subject to all the duties and has all the powers and rights of the Appointor as a Director; and

(e)	may not be remunerated except out of the remuneration which would otherwise be available to be paid to the Appointor and, in respect of that remuneration, the Alternate Director’s only rights (if any) are against the Appointor and not the Company.
16.	MANAGING DIRECTOR AND OTHER EXECUTIVE DIRECTORS

16.1	Appointment of Managing Director

The Board may from time to time appoint one or more of the Directors to be a Managing Director either for a fixed term (but not for life) or without fixing a term and on any terms and conditions that it determines.
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16.2	Termination of appointment of Managing Director

The appointment of the Managing Director terminates if:
(a)	the Managing Director ceases for any reason to be a Director; or

(b)	the Board revokes the appointment (which this paragraph empowers it to do).
16.3	Remuneration of Executive Directors

The Board may fix the remuneration of each Executive Director and that remuneration may comprise any or all of:
(a)	salary;

(b)	commission on profits or Dividends: or

(c)	participation in profits.
16.4	Powers of Executive Directors

Subject to the Act, and in particular section 111, the Board may, by resolution passed with no Class of Directors voting against it, from time to time and upon any terms and conditions and subject to any restrictions that it considers appropriate:
(a)	confer on an Executive Director any or all of the powers of the Board (which powers may be conferred so as to be concurrent with, but not to the exclusion of, the powers of the Board); and

(b)	withdraw or alter any of those powers.
17.	POWERS OF THE BOARD

17.1	Powers generally

Except as otherwise required by the Act, in particular section 110, or any other applicable law or another provision of this constitution:
(a)	the business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board; and

(b)	the Board has all the necessary powers for managing, and for directing and supervising the management of, the business and affairs of the Company, to the exclusion of any meeting of Shareholders and the Shareholders.

17.2	Appointment of attorney

Subject to the Act, and in particular section 111, the Board may by unanimous resolution by power of attorney appoint any person to be an attorney of the Company for the purposes, with the powers (being powers of the Board), for the period and subject to the conditions determined by it.

17.3	Contents of power of attorney

A power of attorney under clause 17.2 may, without limitation:
(a)	contain any provisions for the protection and convenience of persons dealing with the attorney as the Board determines; and
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(b)	authorise the attorney to delegate any or all of the powers vested in the attorney.
17.4	Reservation of powers to the Company

The Board may only change the principal business of the Company with the consent of Shareholders.

18.	PROCEEDINGS OF THE BOARD

18.1	Mode of meeting

The Board may meet in person or by telephone or other instantaneous means of conferring for the dispatch of business (or by any combination of those means) which allows each person present to hear and be heard by each other person present, and adjourn and otherwise regulate its meetings as it determines.

18.2	Quorum

The quorum of Directors present at a meeting of the Board necessary for the transaction of business at the meeting is one of each Class of Director and for the purposes of this clause and clauses 18.4 and 18.10, a Director is treated as present at the meeting by telephone or other instantaneous means of conferring if the Director is able to hear the entire meeting and be heard by all others attending the meeting.

18.3	Notice of meeting

Notice of each meeting of the Board:
(a)	must be given to each Director (and each Alternate Director in respect of whom the Appointor has given notice to the Company requiring notice to be given to that Alternate Director); and

(b)	may be given by telephone or facsimile message,
but the non-receipt of any notice of a Board meeting by a Director does not affect the validity of the convening of the meeting.

18.4	Place of meeting

Where the Board holds a meeting solely or partly by telephone or other instantaneous means of conferring, the meeting is to be treated as held at the place at which at least one of the Directors present at the meeting is physically located as is agreed by those Directors present at the meeting.

18.5	Period of notice

The Board may determine the period of notice (unless waived by a majority of each Class of Directors to whom notice of a particular meeting is sent) for each meeting of the Board which, until otherwise determined, is 24 hours.

18.6	Convening of Board meeting

A Director may at any time, and the Secretary must on request from a Director, convene a meeting of the Board.

18.7	Appointment of Chairman
(a)	The Class of Directors representing a Shareholder whose Proportionate Interest is greater than 50% may appoint one Director as Chairman and another as Deputy
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Chairman and may determine the period (while that Shareholder’s Proportionate Interest is greater than 50%) for which each of those Directors is to hold that office.

(b)	If the Proportionate Interest of the Shareholders is 50% each:
(i)	the Class A Directors may appoint the Chairman and Deputy Chairman until the end of the financial year in which the Proportionate Interest of each of the Shareholders becomes 50%;

(ii)	the Class B Directors may appoint the Chairman and Deputy Chairman during the financial year after the time referred to in clause 18.7(b)(i); and

(iii)	the Class A Directors may appoint the Chairman and Deputy Chairman during the financial year after that referred to in clause 18.7(b)(ii), and so on by way of rotation of the right to appoint the Chairman and Deputy Chairman for periods of one year amongst the Classes of Directors.

18.8	Chairman of Board meetings

Where the Board holds a meeting and:
(a)	a Chairman has not been appointed under clause 18.7 or the Chairman is not present within 15 minutes of the time appointed for the holding of the meeting or is unwilling or unable to act; and

(b)	a Deputy Chairman has not been appointed under clause 18.7 or the Deputy Chairman is not present within 15 minutes of the time appointed for the holding of the meeting or is unwilling or unable to act.
the Directors present at the meeting may choose one of their number to be chairman of that meeting.

18.9	Majority decisions

Except as otherwise provided by this constitution, every question arising and resolution dealt with at a meeting of the Board is to be decided by a majority of votes of the Directors present and voting on the question or resolution, but so that, regardless of the number of Directors present, each Class of Directors has the proportion of votes equal to the Proportionate Interest of the Shareholder which they represent.

18.10	Votes of Directors

Subject to this constitution (and in particular but without limitation, clauses (18.9 and 18.10):
(a)	each Director (including a person who is only a Director by reason of being an Alternate Director) present at a meeting of the Board has a right to participate in the voting on every question or resolution put to a vote at that meeting; and

(b)	under no circumstances does the chairman have a casting vote.
18.11	Exercise of powers by Board

A power of the Board is exercisable only:
(a)	by resolution at a meeting of the Board at which a quorum is present; or

(b)	by a resolution of the Directors under clause 18.14.
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18.12	Delegation to committee
(a)	The Board may, by resolution passed with no Class of Directors voting against it, delegate any of its powers (which powers may be delegated so as to be concurrent with, but not to the exclusion of, the powers of the Board) to a committee consisting of an equal number of Directors from each Class of Directors.

(b)	The Board may review, reconsider, vary, alter or reverse any decision of a committee appointed under paragraph (a) and may substitute its own decision on any such matter.
18.13	Committee powers and meetings

Where the Board has appointed a committee under clause 18.12:
(a)	that committee must exercise the powers delegated to it under clause 18.12 in accordance with any directions of the Board;

(b)	a power so delegated when exercised by the committee in accordance with clause 18.13(a) and ratified by the Board is treated as exercised by the Board;

(c)	the members of the committee may elect a chairman from among those members who are Directors;

(d)	where a committee holds a meeting and:
(i)	has not elected a chairman under paragraph (c) of this clause; or

(ii)	the chairman so elected is not present at the meeting within 15 minutes of the time appointed for the holding of the meeting or is unwilling or unable to act, the members of the committee present at the meeting may choose one of their number to be chairman of the meeting;

(e)	the committee may meet in person or by telephone or other instantaneous means of conferring for the dispatch of business (or by any combination of those means) and adjourn and otherwise regulate its meetings as it may determine;

(f)	every question arising and resolution to be dealt with at a meeting of a committee is to be decided by a majority of votes of the members present and voting on the question or resolution, but so that, regardless of the number of members present, the members representing each Class of Directors have collectively only one vote;

(g)	subject to this constitution (and in particular but without limitation, clause 18.13(f)) each member present at a meeting of a committee has a right to participate in the voting on every question or resolution put to a vote at that meeting;

(h)	under no circumstances does the chairman have a casting vote; and

(i)	the committee meetings are otherwise governed by the provisions of this constitution which regulate the meetings and procedures of the Board to the greatest extent practicable.
18.14	Written resolution of Directors

If all the Directors entitled to receive notice of a meeting of the Board and to vote on a resolution sign a document to the effect that they support the resolution (the terms of which are set out in the document), a resolution in those terms is for all purposes treated as
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having been passed at a duly convened meeting of the Board held on the date and at the time when the last Director signed the document.

18.15	Several documents suffice

For the purpose of clause 18.14:
(a)	two or more separate documents in identical terms each of which is signed by one or more Directors are treated as one document;

(b)	the signature by an Alternate Director of a document is not required if the Appointor of that Alternate Director has signed the document;

(c)	the signature by the Appointor of an Alternate Director of a document is not required if that Alternate Director has signed the document; and

(d)	a telex, telegram or facsimile message containing the text of the document expressed to have been signed by a Director and sent to the Company is a document signed by that Director at the time of its receipt by the Company.
18.16	Validity of acts of Directors

Each resolution passed or act or thing performed or done by, or with the participation of, a person acting as a Director or member of a committee in respect of whom it is later discovered there was some defect in appointment to, or continuation in, office of that person or that the person was disqualified or not entitled to perform, vote on or do, the resolution, act or thing, is as valid and effective as if that Director or member of committee had been validly appointed, had validly continued in office, had not been disqualified and was entitled so to perform, vote or do.

18.17	Other procedures

Except as provided in this clause 18, the Board may determine its own procedures.

18.18	Fourth Schedule not to apply

Except to the extent that any such provision may be expressly adopted in this constitution, the provisions of the Fourth Schedule to the Act shall not apply to proceedings of the Board.

19.	SECRETARY

19.1	Appointment of Secretary

The Board may:
(a)	appoint any person to be a Secretary of the Company;

(b)	determine the term of appointment, powers, duties and remuneration of that person as a Secretary;

(c)	vary any determination so made; and

(d)	terminate or suspend any appointment of a person as a Secretary.
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20.	COMPANY ADMINISTRATION

20.1	Minutes to be made

The Board must cause minutes to be made of:
(a)	the names of the Directors present at each Board meeting;

(b)	the names of the committee members present at each meeting of a committee appointed under clause 18.12;

(c)	the proceedings and resolutions of each meeting of Shareholders;

(d)	the proceedings and resolutions of each Board meeting; and

(e)	the proceedings and resolutions of each meeting of a committee appointed under clause 18.12.
20.2	Minutes to be entered

The Board must cause all minutes made under clause 20.1 to be entered in the relevant minute book of the Company.

20.3	Signature of minutes

The minutes of a meeting made under clause 20.1, if appearing on their face to be signed by the chairman of the meeting or the chairman of the next succeeding meeting of the relevant body, are sufficient but (except where this constitution otherwise provides) not conclusive evidence without proof of any further facts of the matters stated in them.

20.4	Custody of Common Seal

The Board must provide for the safe custody of the Common Seal.

20.5	Use of Common Seal

The Common Seal may only be used with the authority of either:
(a)	the Board; or

(b)	a committee appointed under clause 18.12 empowered to authorise the use of the Common Seal.
20.6	Mode of execution by Common Seal

An instrument is validly executed under the Common Seal where the Common Seal is affixed to it in the presence of:
(a)	at least one Director from each Class of Directors; or

(b)	two persons appointed by the Board for the purpose,
who each sign the instrument to attest the affixing of the Common Seal.

20.7	Official Seal

The Company may have, for use in any place outside Papua New Guinea a duplicate common seal (known as the Official Seal for that place) which shall be a facsimile of the Common Seal but with the addition on its face of the name of the place where it is to be used.
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20.8	Authority to affix an Official Seal

The Company may by instrument under the Common Seal authorise any person either generally or in specified circumstances to affix the Official Seal for a particular place in that place to any instrument to which the Company is a party and determine any manner required for the affixing by that person of that Official Seal in that place.

20.9	Effect of Official Seal

Where an Official Seal is affixed to an instrument in the place to which it relates by a person authorised and in the circumstances authorised for that person under clause 20.8 in the manner described in clause 20.8 (if any), that instrument is to be treated for all purposes as having been validly executed under the Common Seal.

20.10	Execution of bills and cheques

All cheques, bills of exchange and other negotiable instruments, all orders for payment and all receipts for money paid to the Company, may only be signed for and on behalf of the Company in the manner (which may include the use of facsimile signatures) determined, and by the persons appointed for the purpose, by the Board from time to time.

21.	DIVIDENDS AND OTHER DISTRIBUTIONS

21.1	Declaration of Dividends

Subject to the Act, in particular section 50 and clause 2.6, the Board may authorise the distribution of a Dividend to be distributed to the Shareholders according to their respective Proportionate Interests, determine the property to constitute the Dividend and fix the time for distribution.

21.2	No interest on Dividends

No Dividend (whether in money or otherwise) bears interest as against the Company.

21.3	Obligation to distribute

Where the Board declares a Dividend under clause 21.1 the obligation of the Company to make the distribution only arises where the Board fixes the time for distribution and that time has arrived and, if the Dividend is a distribution of money, no debt arises in respect of the Dividend until that time.

21.4	Payment of Dividend in specie

Without limiting clause 21.1 but subject to section 52, where the Board authorises the distribution of a Dividend by a distribution of money it may also decide that all or any part of that Dividend be paid and satisfied by the distribution of specific assets (including, without limitation, paid up shares or other securities of the Company or of any other body corporate).

21.5	Deductions from Dividends

The Board may deduct from any Dividend which is a distribution of money payable to a Shareholder any money presently payable by the Shareholder to the Company in respect of which a lien then exists under clause 5.

21.6	Retention of Dividends

The Board may retain any Dividend in respect of which the Company has a lien and:
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(a)	if the Dividend is a distribution of property other than money, realise that property so that it is represented by money; and

(b)	apply the Dividend in or towards the satisfaction of the debts or liabilities in respect of which the lien exists.
21.7	Settlement of difficulties

Subject to clause 2.6, the Board may settle any difficulty that may arise in respect of any distribution under clauses 21.1 to 21.5 (inclusive) as it considers desirable to adjust the rights of all parties and, in particular, may (without limitation):
(a)	round or disregard any fractional entitlement;

(b)	set the value of each asset to be distributed;

(c)	determine that money to be paid to any Shareholder instead of a particular distribution;

(d)	vest any property in trustees for any Shareholder; and

(e)	appoint a person to execute as agent or attorney on behalf of each Shareholder entitled to a Dividend to be distributed otherwise than as money any instrument of transfer or other document necessary to vest in the Shareholder full legal and equitable title to the property the subject of the Dividend.
21.8	Unclaimed Dividend

All Dividends declared but unclaimed may:
(a)	in the case of Dividends not to be distributed as money, be realised into money; and

(b)	in any case, be invested for the benefit of the Company until claimed or until required to be dealt with under any applicable law dealing with unclaimed money.
22.	NOTICES

22.1	Service

Any document required to be served by or on the Company may be served in accordance with the provisions of the Act.

22.2	Binding on others

Any person entitled to a Share (whether by transfer, operation of law or otherwise) is to be treated as having duly received every notice in respect of that Share which was duly given to the person from whom that person derives that entitlement before the person entitled is entered in the Register as the holder of the Share.

22.3	Signature of notice

The signature to any notice given by the Company may be written or affixed in any way.

22.4	Certificate of Director or Secretary

If a Director or Secretary signs a certificate that a notice was given in the manner set out in the certificate, that certificate is prima facie evidence of the accuracy of the matters set out in it.
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23.	INSPECTION AND SECRECY

23.1	Board to permit Inspection

The books, accounts and other information of the Company is to be available for inspection by Shareholders at all reasonable times.

23.2	Obligation of secrecy

Subject to clause 23.1, every officer of the Company must:
(a)	keep strictly secret all transactions and affairs of, the accounts of and all information concerning the Company; and

(b)	if so required by the Board, sign a declaration accepting the obligation of secrecy and undertaking not to disclose any information within the officer’s knowledge the subject of that obligation to any person, except in the proper course and performance of the officer’s duties, as required by law or as permitted or required by the Board.
24.	LIQUIDATION

24.1	Power of Board

The Board may by unanimous resolution authorise the making of an application by the Company for the appointment by the Court of a liquidator to the Company.

24.2	Distribution if insufficient assets

Subject to the terms of issue of a Share, if the Company is in liquidation and the assets available for distribution among the Shareholders (in that capacity) are insufficient to repay all the paid up capital, those assets will be distributed so that, to the greatest possible extent, the amount distributed to a Shareholder is proportional to its Proportionate Interest.

24.3	Distribution of surplus assets

Subject to the terms of issue of a Share, if the Company is in liquidation and after distribution of assets to repay paid up capital there remain assets available for distribution to the Shareholders (in that capacity), those assets will be distributed so that, to the greatest possible extent, the amount distributed to a Shareholder is proportional to its Proportionate Interest.

25.	MISCELLANEOUS

25.1	Indemnity

The Company is authorised to indemnify and shall indemnify to the fullest extent permitted by the Act each Director and employee of the Company or a related company:
(a)	for any costs incurred by that person in any proceeding of the kind described in section 140(3); and

(b)	for any:
(i)	liability to any person other than the Company or a related company for any act or omission in that person’s capacity as a Director or employee; and
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(ii)	costs incurred by that person in defending or settling any claim or proceeding relating to any such liability, not being criminal liability or liability in respect of a breach, in the case of a Director, of the duty specified in section 112 or, in the case of an employee, of any fiduciary duty owed to the Company or a related company.
25.2	Insurance

The Company is authorised with the prior approval of the Board, to effect insurance for each Director and employee of the Company or a related company in respect of:
(a)	liability, not being criminal liability, for any act or omission in his capacity as a Director or employee;

(b)	costs incurred by that Director or employee in defending or settling any claim or proceeding relating to any such liability; and

(c)	costs incurred by that Director or employee in defending any criminal proceedings in which he is acquitted.
25.3	Interpretation

Words having extended meanings by section 140(9) shall have those extended meanings in clauses 25.1 and 25.2.

25.4	General authorisation

Where the Act authorises or permits a company to do any thing if so authorised by its constitution, the Company is authorised by this clause to do that thing.

25.5	Acts of Class of Shareholders

Any act or thing which may pursuant to this constitution be done by a Class of Shareholders may be done:
(a)	where a Shareholder holds in excess of one half of the issued Shares of the relevant Class, by that Shareholder; or

(b)	in any other case, by Shareholders of that Class who hold, in aggregate, more than one half of the issued Shares of that Class.
25.6	Inconsistency with Shareholders Agreement

While the Shareholders Agreement is in force, if the Shareholders Agreement is inconsistent with this document, the Shareholders Agreement prevails to the extent of the inconsistency.
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Schedule 1
(clause 10.5)
PROXY FORM
Hidden Valley Services Limited
(Name of shareholder or shareholders)
of
(Address of shareholder or shareholders)
(the Shareholder), a shareholder of Hidden Valley Services Limited, appoints
(Name of proxy)
of
(Address of proxy)
or, failing that person, the Chairman of the meeting as the Shareholder’s proxy to vote for the Shareholder and on the Shareholder’s behalf at the [special] meeting of Shareholders of the Company to be held on [                    ] at [                    ] am/pm and at any adjournment of that meeting [or until [                   ] being not more than one year from the date of appointment].
The proxy is directed to vote in the following manner:
Resolution #:

For: ☐	Against: ☐	Abstain: ☐
(A mark should be placed in the appropriate box if the Shareholder wishes to direct the proxy to vote in a specified way in relation to the above resolution[s]. If no direction is given, the proxy may vote or not as the proxy sees fit.)
This form must be signed by the Shareholder (in the case of a body corporate under its common seal) or by an attorney of the Shareholder.
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Dated:

Signed:

SIGNED for an on behalf of the Shareholder specified above by its duly appointed attorney in the presence of:
Attorney

Signature of witness	Name

Name	Date of Power of Attorney

THE COMMON SEAL of the Shareholder (being a body corporate) specified above, the fixing of which was witnessed by:

Signature of director	Signature of director/secretary

Name	Name
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Schedule 2
(clause 15.2)
FORM OF APPOINTMENT OF ALTERNATE DIRECTOR
I, the undersigned, a Director of Hidden Valley Services Limited, exercise the power given to me by the constitution of that company and appoint, subject to the approval of the Board, [ insert name ] of [ insert address ] to act as Alternate Director for me. This appointment takes effect *immediately/*on
[ insert date ] and extends until *[ insert date ]/ *revoked by me.
Notice of meetings of the Board *is/*is not to be given to the person appointed by this notice.
Dated:
(Signature)
(Name printed)

*	Delete and complete as required
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Annexure D
SERVICES AGREEMENT
Hidden Valley Joint Venture Agreement

Services Agreement
Morobe Consolidated Goldfields Limited
Newcrest PNG 1 Limited
Hidden Valley Services Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane QLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference RAF MMR 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

1.	INTERPRETATION		4

	1.1	Definitions	4
	1.2	Joint Venture Agreement definitions apply	4
	1.3	Rules for interpreting this document	4

2.	CONDITIONS PRECEDENT		5

3.	APPOINTMENT AS THE OPERATOR OF THE JOINT VENTURE		5

4.	OPERATOR’S COSTS AND EXPENSES		5

	4.1	Costs and expenses	5
	4.2	Current statements	6

5.	AGENCY OF THE OPERATOR		6

6.	SUPERVISION BY JOINT VENTURE COMMITTEE		6

7.	OPERATOR’S RIGHTS AND OBLIGATIONS		6

	7.1	Operator’s rights and obligations	6
	7.2	Reports to Venturers	7
	7.3	Limits on operations and expenditure	8
	7.4	Emergency contributions to expenditure	8
	7.5	Records and reports	8
	7.6	Liability	8
	7.7	Indemnity	9
	7.8	Audits	9

8.	CONTRACTS		9

	8.1	Tendering for contracts	9
	8.2	Contracts to be provided to Venturers	10
	8.3	Operator’s entry into contracts	10

9.	EMPLOYEES, AGENTS, CONSULTANTS AND SECONDEES		10

10.	ENCUMBRANCES		10

11.	GOODS AND SERVICES TAX		11

	11.1	GST exclusive amounts	11
	11.2	Payment of GST	11
	11.3	Reimbursements	11
	11.4	Indemnities	11
	11.5	Member of GST group	11
	11.6	Accounting for GST	11
	11.7	GST liability and input tax credits	11
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	11.8	GST returns	12
	11.9	Registration	12
	11.10	Indemnity	12

12.	FORCE MAJEURE		12

	12.1	Notice and suspension of obligations	12
	12.2	Effort to overcome	12
	12.3	Alternative supply	13

13.	TERMINATION		13

	13.1	Term	13
	13.2	Consequences of termination	13
	13.3	Delivery of Books and Records	13
	13.4	Successor Manager to be bound	13

14.	CONFIDENTIALITY		14

15.	ASSIGNMENT AND AMENDMENT		14

	15.1	Amendment	14
	15.2	Restrictions on Assignment	14

16.	DISPUTE RESOLUTION		15

	16.1	Application	15
	16.2	Notice of dispute or difference	15
	16.3	Negotiation between Representatives	15
	16.4	Negotiation by senior management	16
	16.5	Arbitration	17
	16.6	Continuance of performance	17
	16.7	Summary or urgent relief	17

17.	NOTICES		17

	17.1	How to give a notice	17
	17.2	When a notice is given	18
	17.3	Address for notices	18

18.	GENERAL		18

	18.1	Governing law	18
	18.2	Giving effect to documents	19
	18.3	Waiver of rights	19
	18.4	Severance	19
	18.5	Operation of indemnities	19
	18.6	Consents	19
	18.7	Exclusion of contrary legislation	19
	18.8	Counterparts	19
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Services Agreement
DATE
PARTIES
Morobe Consolidated Goldfields Limited, a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (MCG)
Newcrest PNG 1 Limited, a company incorporated in PNG, the registered office of which is Level 5, Pacific Place, corner of Musgrave Street and Champion Parade, Port Moresby (Newcrest)
Hidden Valley Services Limited, a company incorporated in PNG, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (Operator)
RECITALS
A.	Under the terms of the Joint Venture Agreement MCG and Newcrest have agreed to establish and, with the Operator, operate a joint venture for the exploration for and the development, mining and production of Mineral Products in the Tenements.

B.	The Joint Venture Agreement provides that as soon as possible after the commencement of the Joint Venture, MCG and Newcrest must execute a Services Agreement with the Operator.

C.	This document records the terms under which MCG and Newcrest have agreed to appoint the Operator as the operator of the Joint Venture.
1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Assign means to sell, transfer, assign, make a gift of, lease, licence, or part possession with, declare a trust over, or in any other way dispose of, deal with or create an interest in or to agree to do any of those things other than by creating an Encumbrance.

Joint Venture Agreement means the joint venture agreement entered into between MCG, Newcrest and the Operator dated on or about the date of this document.

1.2	Joint Venture Agreement definitions apply

Any other term used in this document that is capitalised has the meaning given to it in the Joint Venture Agreement.

1.3	Rules for interpreting this document
(a)	All rules for interpreting the Joint Venture Agreement set out in clauses 1.2 and 1.3 of that document as amended, apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.
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(b)	All references to clauses in this document are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.
2.	CONDITIONS PRECEDENT

The obligations of the parties under this document do not become binding until the conditions precedent set out in clause 2 of the Joint Venture Agreement are satisfied or waived in accordance with that clause.

3.	APPOINTMENT AS THE OPERATOR OF THE JOINT VENTURE

MCG and Newcrest appoint the Operator as the Operator of the Joint Venture and the Operator accepts the appointment subject to the terms of this document and the Joint Venture Agreement.

4.	OPERATOR’S COSTS AND EXPENSES

4.1	Costs and expenses
(a)	The Operator is entitled to recover all of its costs and expenses incurred for the purpose of achieving the Objects of the Joint Venture (including the items referred to in sections 3.2 to 3.17 of Schedule 2 of the Joint Venture Agreement) if those costs:
(i)	have been incurred in accordance with an Operating Program and a Budget; or

(ii)	are otherwise authorised by the Joint Venture Agreement or this document.
(b)	The costs and expenses referred to in clause 4.1 (a) which are incurred by the Operator in the performance of its functions form part of Joint Venture Expenditure and the Venturers must pay those costs and expenses to the Operator in accordance with the Joint Venture Agreement (including the Accounting Procedure).

(c)	The Operator is not to charge the Venturers a management fee and overhead charges for performing its functions as Operator under this document and the Joint Venture Agreement without the prior approval of the Joint Venture Committee.

(d)	The Operator is entitled to debit, and be indemnified out of, the Joint Account for:
(i)	the costs and expenses referred to in clause 4.1(a) which are incurred by the Operator; and

(ii)	the management fees and overhead charges it charges under clause 4.1(c).
(e)	Overhead charges of the Operator under clause 4.1 (c) are restricted to overheads of the Operator arising in Papua New Guinea and do not, except with the prior written consent of the Venturers, include any corporate overheads relating to the shareholders of the Operator.
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4.2	Current statements

The Operator must give each Venturer a current statement in accordance with clause 12.3 of the Joint Venture Agreement.

5.	AGENCY OF THE OPERATOR
(a)	Subject to the terms of this document, in its capacity as operator of the Joint Venture, the Operator is the agent of the Venturers.

(b)	In that capacity, subject to the supervision of the Joint Venture Committee, the Operator is in charge of all Operating Programs and other activities conducted, or a substantial part of which is conducted, in the JV Area. For that purpose, the Operator has the rights and obligations specified in clause 7.
6.	SUPERVISION BY JOINT VENTURE COMMITTEE

The Operator:
(a)	is subject to the supervision of the Joint Venture Committee;

(b)	must carry out any instruction properly given to it by the Joint Venture Committee; and

(c)	must submit all matters of a type described in clause 6.4 of the Joint Venture Agreement to the Joint Venture Committee for consideration and resolution.
7.	OPERATOR’S RIGHTS AND OBLIGATIONS

7.1	Operator’s rights and obligations

Subject to clauses 3 to 6 inclusive, the Operator has the following rights and obligations:
(a)	the Operator must carry out the Operating Program from time to time of the Joint Venture in accordance with the provisions of the Joint Venture Agreement and this document and the Operator will dedicate itself on an exclusive basis to the efficient and economic conduct of the Joint Venture. The Operator must not without the prior written consent of the Venturers carry on or be interested in any business activity during the term of its appointment as Operator except under this document and the Joint Venture Agreement;

(b)	the Operator, its directors, employees or agents or independent contractors engaged by the Operator must conduct all activities and operations (including the development and operation of Joint Venture Facilities) subject to this clause 7.1;

(c)	the Operator has the conduct of all operations under the Joint Venture on behalf of the Venturers and has custody of all Joint Venture Property for this purpose;

(d)	the Operator must obtain or cause to be obtained for the Joint Venture in accordance with the provisions of the Joint Venture Agreement, all Authorisations, mining titles and other rights to the use of land and ancillary rights that may be required to conduct operations under this document and the Joint Venture Agreement;

(e)	the Operator must use all reasonable endeavours to maintain each Tenement in good standing in accordance with good mining industry practice, including:
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(i)	ensuring that the minimum expenditure requirements arising from each Tenement are met or that exemptions from those requirements are obtained;

(ii)	lodging reports required;

(iii)	making rental and other necessary payments; and

(iv)	making all necessary applications for renewals or replacements by other rights;
(f)	the Operator must conduct operations in respect of the Joint Venture in accordance with all applicable laws, the terms of each Tenement, the Mining Act and good mining industry practice (including any requirement that may be necessary for safety and rehabilitation);

(g)	the Operator:
(i)	may represent each Venturer in any dealings with a Government Agency concerning the Joint Venture and the furtherance of its Objects; and

(ii)	may sign and make submissions to a Government Agency on behalf of each Venturer;
(h)	the Operator must pay all costs and expenses properly incurred by it for the Joint Venture and in connection with its activities under this document and the Joint Venture Agreement;

(i)	the Operator must notify each Venturer immediately of any significant event concerning the exploration for, or the development or production of, Mineral Products under this document or the Joint Venture Agreement; and
(J)	the Operator must perform its obligations as set out in the Joint Venture Agreement, including preparing and distributing proposed Operating Programs and Budgets in accordance with clause 7.5 of the Joint Venture Agreement.
7.2	Reports to Venturers

The Operator must:
(a)	give each Venturer a monthly report on operations in the JV Area within 10 Business Days after the end of each calendar month;

(b)	give each Venturer, before the commencement of each quarter during a financial year a forecast of expenditure compared against the Operating Program and Budget for the remainder of that financial year;

(c)	give each Venturer a copy of all exploration results, production reports and other reports, surveys and data relating to operations in the JV Area promptly after it receives any of them;

(d)	give each Venturer a copy of each approved Operating Program and Budget (with amendments, if any) promptly after the Joint Venture Committee approves such Operating Program and Budget;

(e)	give a Venturer a copy of any report, survey or other data relating to operations in the JV Area requested by that Venturer within a reasonable time of that request; and
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(f)	respond promptly to a Venturer’s reasonable request for information or inquiry concerning operations under this document and the Joint Venture Agreement.
The cost of each report, survey or other data referred to in this clause 7.2 is Joint Venture Expenditure.

7.3	Limits on operations and expenditure

Subject to this clause and clause 7.4 of this document and clause 6.2 of the Master Purchase and Farmin Agreement, the Operator must only:
(a)	undertake operations that are included in an approved Operating Program (including the Stage 2 Operating Program); and

(b)	make expenditure that does not exceed the amount provided in a currently approved Budget; and
Despite the foregoing, the Operator must conduct operations and make expenditure on behalf of each Venturer that is essential to:
(i)	give effect to this document and the Joint Venture Agreement;

(ii)	fully discharge the obligations that would otherwise fall on the Venturers under this document and the Joint Venture Agreement (other than in respect of the payment of Called Sums); and

(iii)	protect the rights and interests of each Venturer to and in each Tenement and other Joint Venture Property held for the purposes of this document or the Joint Venture or both.
7.4	Emergency contributions to expenditure

if an emergency occurs:
(a)	the Operator may make any immediate expenditure it thinks necessary for the protection of life, limb, property or any Venturer’s Participating Interest.

(b)	the Operator must immediately report the emergency expenditure to each Venturer; and

(c)	each Venturer is liable for the emergency expenditure in proportion to its Participating Interest and must pay its proportion to the Operator.
7.5	Records and reports

The Operator must:
(a)	keep adequate records of accounts and operations under this document and the Joint Venture Agreement; and

(b)	with the co-operation and assistance of all Venturers, prepare and submit all reports and other data required by applicable law or by any term or condition of a Tenement.
7.6	Liability

Subject to clause 6, none of the Operator, its directors, employees and agents is liable to a Venturer for:
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(a)	any act done or omitted to be done by it in the performance of any provision of this document or the Joint Venture Agreement if, in doing or omitting to do the act, the Operator acted in good faith and without Wilful Misconduct or Gross Negligence; and

(b)	any damages or injuries sustained in the conduct of operations under this document or the Joint Venture Agreement if it conducted those operations in good faith and without Wilful Misconduct (including through a conscious or intentional disregard of this document) or Gross Negligence.
7.7	Indemnity

Subject to clause 6, each Venturer must (severally in proportion to its Participating Interest) indemnify each of the Operator, its directors, employees and agents against, and must pay each of them on demand the amount of, all Liabilities and Taxes other than Excluded Taxes incurred in connection with any act done or omitted to be done by it in the performance of any provision of this document or the Joint Venture Agreement, unless in doing or omitting to do the act it acted with Wilful Misconduct or Gross Negligence.

7.8	Audits

The Operator must provide to:
(a)	each Venturer; and

(b)	the Joint Venture Committee,
a copy of the statutory audit undertaken annually in accordance with the provisions of the Companies Act, as soon as practicable on receipt.

8.	CONTRACTS

8.1	Tendering for contracts

Subject to agreement otherwise by the parties:
(a)	the Operator must take all reasonable steps to obtain competitive tenders on proposed contracts for the Joint Venture where the cost is or is likely to exceed $500,000 (or such other amount as may from time to time be determined by the Joint Venture Committee), except where, in the opinion of the Operator, it is not practicable to obtain competitive tenders;

(b)	in the case of any proposed contract for the Joint Venture where the cost is likely to exceed $500,000 (or such other amount as may from time to time be determined by the Joint Venture Committee), the Operator must, unless otherwise determined by the Joint Venture Committee:
(i)	provide to the Venturers a list of the persons to be invited to tender (including any sub-contractors) together with the terms of the tender and any pro-forma documents that are part of the tender process, and seek competitive sealed bid tenders from the persons named in such list; and

(ii)	after:
(A)	the expiration of the period allowed for tender; and

(B)	the bids have been opened,
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report details of all bids received and any rebids, amendments to bids and subsequent negotiations to the Venturers and make a recommendation to the Joint Venture Committee as to which bid to accept.

(iii)	request the Operating Committee to approve in writing within 5 Business Days or any extension determined by the Joint Venture Committee, the terms of the recommended bid.
8.2	Contracts to be provided to Venturers

The Operator must provide to any of the Venturers, at its or their request, copies of any contract related to the Joint Venture in the Operator’s custody or control.

8.3	Operator’s entry into contracts
(a)	The Operator must enter into any contract for the Joint Venture solely as agent for the Venturers severally in proportion to their respective Participating Interests and not as principal, unless this document provides otherwise.

(b)	The Operator must use its best endeavours where practicable to disclose to parties to such contracts the existence and identity of each Venturer as a principal under that contract and the amount of each Venturer’s Participating Interest. Failure to do so in respect of a contract does not affect the liability of any Venturer to contribute its Participating Interest share of all Liabilities associated with that contract.

(c)	The Operator must take all reasonable steps to ensure that any contract entered into by it for the Joint Venture are assignable to the Venturers or a successor Operator without the consent of the other party or parties to that contract.

(d)	in the case of a contract which is Joint Venture Property entered into by the Operator before the Commencement Date:
(i)	the Operator must use its best endeavours to obtain the consent of the other parties to the contract to permit assignment to or novation in favour of the Venturers; and

(ii)	each Venturer indemnifies the Operator in respect of any Liability arising under the contract in accordance with clause 7.7.
9.	EMPLOYEES, AGENTS, CONSULTANTS AND SECONDEES

The Operator may, either in its own capacity or as agent for the Venturers engage employees, agents, consultants and enter into secondment arrangements on such terms as it sees fit for the purpose of carrying out its obligations under this document.

10.	ENCUMBRANCES

Except as expressly provided for in the Joint Venture Agreement, the Operator does not have any right or power to create any Encumbrance (other than an Encumbrance which arises by operation of law) over any part of the Joint Venture Property or purport to do so.
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11.	GOODS AND SERVICES TAX

11.1	GST exclusive amounts

All amounts payable under or in connection with this document are exclusive of GST unless indicated otherwise.

11.2	Payment of GST
(a)	A recipient of a taxable supply under or in connection with this document must pay to the supplier, in addition to the consideration for the taxable supply, an amount equal to any GST paid or payable by the supplier in respect of the taxable supply.

(b)	The recipient must make that payment to the supplier as and when the consideration or part of it is provided, except that the recipient need not pay unless the recipient has received a tax invoice (or an adjustment note) for that taxable supply.
11.3	Reimbursements

Where a supplier incurs a cost or expense for which it may be reimbursed by, indemnified against, claim against or set-off against another Venturer under this document, the amount to be paid or credited is the cost or expense (reduced by the input tax credit that the supplier is entitled to claim in relation to that cost or expense) plus the amount in relation to GST payable by the recipient as calculated under this clause.

11.4	Indemnities
(a)	If a release of an indemnity under or in connection with this document gives rise to a liability to pay GST, the indemnified amount must include that GST.

(b)	If a Venturer has a claim under or in connection with this document whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).
11.5	Member of GST group

If a party is registered as part of a group of companies, references to GST which the party must pay and to input tax to which the party is entitled include GST which the representative member of the group of companies must pay and deductions of input tax credits to which the representative member is entitled.

11.6	Accounting for GST

Each of the Operator and the Venturers must account for GST on an accruals basis unless the Operator and the Venturers agree otherwise.

11.7	GST liability and input tax credits

If the Joint Venture is approved as a GST joint venture, the Operator:
(a)	is liable to pay GST on the taxable supplies or taxable importations that it makes on behalf of the Venturers in the course of activities for which the Joint Venture was entered into; and
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(b)	is entitled to claim the input tax credits in relation to the creditable acquisitions or creditable importations it makes on behalf of the Venturers in the course of activities for which the Joint Venture was entered into.
11.8	GST returns

The Operator must prepare and lodge a GST return for each tax period applying to the Operator.

11.9	Registration

The Operator and each Venturer warrants that it is registered for GST. The Operator or a Venturer must immediately notify the other parties to the GST joint venture if it ceases to be registered. The Operator must notify the Venturers of revocation of approval of the Joint Venture as a GST joint venture.

11.10	Indemnity

Each party to the GST joint venture must indemnify each other party to the GST joint venture against, and must pay each other party to the GST joint venture on demand the amount of, all losses and liabilities incurred by each other party to the GST joint venture in connection with any failure by the indemnifying party to comply with any requirement of this clause or the GST Law.

12.	FORCE MAJEURE

12.1	Notice and suspension of obligations
If a party is affected, or likely to be affected, by a Force Majeure Event:
(a)	that party must immediately give the other parties prompt notice of that fact including:
(i)	full particulars of the Force Majeure Event;

(ii)	an estimate of its likely duration;

(iii)	the obligations affected by it and the extent of its effect on those obligations; and

(iv)	the steps taken to rectify it; and
(b)	the obligations under this document of the Venturer giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.
12.2	Effort to overcome

A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to:
(a)	settle any industrial dispute in any way it does not want to; or

(b)	enter into any agreement relating to the rights of landholders on terms not acceptable to it for the sole purpose of removing the Force Majeure Event.
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12.3	Alternative supply

During any period in which a party is not performing obligations because of a claimed Force Majeure Event, the other parties may make alternative arrangements for the performance, whether by another person or otherwise, of any obligation which the party claiming the Force Majeure Event is not performing without incurring any Liability to that party.

13.	TERMINATION

13.1	Term

This document commences on the date that it is executed and continues until the first to occur of the Joint Venture expiring or being terminated and the activities of the Joint Venture being properly wound up.

13.2	Consequences of termination

On termination, this document is at an end as to its future operation, except for this clause and:
(a)	any Claim or enforcing any other right which arises on, or has arisen before, termination; and

(b)	clauses 1 (Interpretation), 14 (Default), 15 (GST), 18 (Confidentiality), 22 (Notices) and 23 (General) and any other clause expressed to survive termination of this document; and

(c)	any other provisions of this document necessary for or incidental to the operation of those clauses.
On termination, the Operator ceases to hold office under the Joint Venture Agreement.

13.3	Delivery of Books and Records
(a)	Immediately on ceasing to hold office, the outgoing Operator must deliver to the successor Operator (the Successor Operator) all Joint Venture Property in its possession or under its control and all documents, books records and accounts relating to the Joint Venture which was the responsibility of the outgoing Operator to maintain.

(b)	If title to any Joint Venture Property is held in the name of the outgoing Operator it must promptly transfer that title to the Successor Operator and the costs of that transfer will be Joint Venture Expenditure.

(c)	The outgoing Operator irrevocably appoints the Successor Operator and each of the directors, secretaries and managers of the Successor Operator and each of them severally as its attorneys and attorney in its name and on its behalf or otherwise to take all steps, execute all documents and do everything which the outgoing Operator ought to do under and for the purposes of this clause 14.
13.4	Successor Manager to be bound

Upon its appointment as the Successor Operator, the Successor Operator must bind itself, in a form acceptable to the Venturers (acting reasonably) to observe and perform the obligations on the part of the Operator under the Joint Venture Agreement and this document.
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Blake Dawson
14.	CONFIDENTIALITY

A party to this document must not disclose any information concerning the contents of this document, or the transactions contemplated by the Joint Venture or the Joint Venture Agreement to any person who is not a Venturer or the Operator, except to the extent that:
(a)	the disclosure is expressly permitted by this document;

(b)	all of the Venturers consent to the disclosure;

(c)	the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by that party;

(d)	the disclosure is made on a confidential basis to that party’s or any of its Affiliates’ officers, employees, agents, financiers or professional advisers, and is necessary for the business of that party or its Affiliates;

(e)	the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal or the rules of any stock exchange;

(f)	the disclosure is necessary to comply with a directive or request of any Government Agency or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	the disclosure is necessary or desirable to obtain an Authorisation from any Government Agency or stock exchange;

(h)	the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Agency or stock exchange; or

(i)	in respect of a disclosure made by a Venturer only, the disclosure is made on a confidential basis to a prospective Assignee or financier of the Venturer’s Participating Interest, or to any other person approved by the Joint Venture Committee who:
(i)	proposes to enter into contractual relations with the Venturer; and

(ii)	agrees to keep the disclosure confidential in accordance with this clause.
15.	ASSIGNMENT AND AMENDMENT

15.1	Amendment

This document may only be amended, supplemented, replaced or novated by another document signed by the parties.

15.2	Restrictions on Assignment
(a)	A Venturer must not, except as permitted or required under the Joint Venture Agreement, Assign its rights or interests or any part of them under this document without the prior written consent of the other parties to this document;

(b)	The Operator must not Assign its rights or interests under this document or any part of them without the prior written consent of the other parties to this document.
Services Agreement

Blake Dawson
16.	DISPUTE RESOLUTION

16.1	Application

Any dispute or difference between the parties arising under or in connection with this document, including any dispute or difference as to the formation, validity, existence or termination of this document (Dispute) must be resolved as set out in this clause 16.1.

16.2	Notice of dispute or difference
(a)	If a Dispute arises a party must commence the process contained in this clause for its resolution by giving notice (Dispute Notice) to the other party. The party sending the Dispute Notice is the Referring Party.

(b)	The Dispute Notice must:
(i)	be in writing;

(ii)	state that it is given pursuant to this clause 16.2;

(iii)	include or be accompanied by reasonable particulars of the Dispute including:
(A)	a brief description of the circumstances in which the Dispute arose;

(B)	references to any:
(I)	provisions of the relevant document;

(II)	information, whether written or in any other form; and

(III)	acts or omissions of any person,
relevant to the Dispute;

(C)	the amount in dispute (whether monetary or any other commodity) and if not known, the best estimate available; and
(iv)	be given within 10 Business Days of the circumstances giving rise to the Dispute first occurring.
16.3	Negotiation between Representatives
(a)	Within 10 Business Days of the Referring Party giving a Dispute Notice, representatives of the parties to the Dispute must meet to attempt to resolve the Dispute.

(b)	If, and to the extent that, the Dispute is resolved, the representatives must immediately detail the resolution of the Dispute in writing. This document must clearly state which parts of the Dispute are resolved, and the agreed basis for its resolution.

(c)	If a written agreement is not produced pursuant to clause 16.3(b) in relation to all or part of the Dispute within 10 Business Days after the Dispute Notice has been given, the Dispute, or the part of the Dispute in respect of which there is no written agreement produced, is deemed to be unresolved.
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Blake Dawson
16.4	Negotiation by senior management
(a)	If, 10 Business Days after the Dispute Notice has been given:
(i)	the meeting required by clause 16.3 has not been held; or

(ii)	the agreement has not been recorded in accordance with clause 16.3(b); or

(iii)	the Dispute (or any part of it) is otherwise unresolved,
the Referring Party must give notice to the other parties that it requires the Dispute (or the parts of it that have not been resolved or have not been recorded in accordance with clause 16.3(b)) to be referred to senior management for resolution in accordance with clause 16.4(b).

(b)	The notice referred to in clause 16.4(a) must:
(i)	be in writing;

(ii)	state that it is made pursuant to clause 16.4(a);

(iii)	annex a copy of the Dispute Notice (and any accompanying documents) given pursuant to clause 16.2 together with any documents which the Referring Party considers would further assist senior management in resolving the Dispute;

(iv)	if part of the Dispute has been resolved, annex a copy of the document prepared pursuant to clause 16.3(b); and

(v)	be given no later than 5 Business Days after the Dispute Notice has been given.
(c)	Within 20 Business Days of the Referring Party giving notice pursuant to clause 16.4(a), a senior management representative, being the chief executive officer (SMR) from each of the parties to the Dispute must meet to attempt to resolve the Dispute. The parties are not permitted to delegate this function to any other person.

(d)	The SMRs may meet more than once within the period referred to in clause 16.4(c) to resolve any Dispute. The SMRs may meet in person, via telephone, videoconference, internet-based instant messaging or any other means of instantaneous communication.

(e)	Each party to the Dispute must ensure that their SMR:
(i)	has full authority to resolve the Dispute; and

(ii)	makes a genuine effort to resolve the Dispute.
(f)	The outcome of the SMR meeting must be reduced to writing and signed by the SMR for both parties to the Dispute (SMR Outcome Document). The SMR Outcome Document must clearly state in respect of the Dispute or any part of the Dispute whether it is resolved or unresolved (clearly stating if the Dispute is only partly resolved, which part is resolved, and which part remains unresolved).

(g)	if:
(i)	an SMR Outcome Document:
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(A)	is not produced or is not produced within whichever is the later to occur of:
(I)	20 Business Days of the notice being given pursuant to clause 16.4(a); or

(II)	35 Business Days of the Dispute Notice being given; or
(B)	states that the Dispute (or any part of the Dispute) is unresolved; or

(C)	is silent in respect of any part of the Dispute which was unresolved after the meeting held pursuant to clause 16.3(a); or
(ii)	the Dispute or any part of the Dispute is otherwise unresolved within 35 Business Days of the Dispute Notice being given, the Dispute or the relevant part of the Dispute is deemed to be unresolved and thereafter the Dispute or the relevant part of the Dispute shall be referred to arbitration in accordance with clause 16.5.
16.5	Arbitration

Any Dispute, or part of a Dispute that is deemed to be unresolved under clause 16.4(g) must be resolved by arbitration in accordance with the UNCITRAL Rules which are current as at the date on which the Dispute Notice was given. The seat of the arbitration will be Brisbane, Australia and the language of the arbitration will be English.

16.6	Continuance of performance

Despite the existence of a Dispute, the parties must continue to perform their respective obligations under the Transaction Documents.

16.7	Summary or urgent relief

Nothing in this clause prevents a party from instituting court proceedings to seek enforcement of any payment due under any Transaction Document or to seek urgent injunctive, interlocutory or declaratory relief in respect of a Dispute.

17.	NOTICES

17.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:
(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:
(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.
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17.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:
(a)	if it is delivered or sent by fax:
(i)	by 5.00 pm (local time in the place of receipt) on a Business Day — on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day — on the next Business Day; and
(b)	if it is sent by mail:
(i)	within Papua New Guinea — 3 Business Days after posting; or

(ii)	to or from a place outside Papua New Guinea — 7 Business Days after posting.]
17.3	Address for notices

A person’s address and fax number are those set out below, or as the person notifies the sender

MCG
Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary

Newcrest
Address:	Level 9, 600 St Kilda Road, Melbourne, Victoria, Australia
Fax number:	+61 3 9521 3546
Attention:	Bernard Lavery

Operator
Address:	Level 2, 189 Coronation Drive, Milton, Brisbane, Queensland, Australia
Fax number:	+61 7 3320 3740
Attention:	Company Secretary
18.	GENERAL

18.1	Governing law
(a)	This document is governed by the laws of Papua New Guinea.

(b)	Each party to this document submits to the non-exclusive jurisdiction of the courts of Papua New Guinea and of any court that may hear appeals from any of those courts, for any proceedings in connection with this document and waives any right it may have to claim that those courts are an inconvenient forum.

(c)	To the extent that any of the parties to this document has or in the future acquires any immunity from suit from the jurisdiction of any court or from any legal process (whether through suit service of notice, attachment before judgment, attachment in aid of execution, any other enforcement or otherwise) with respect to itself or its property, each party irrevocably waives that immunity in respect of its obligations under this document or otherwise in respect of the Joint Venture.
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18.2	Giving effect to documents

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

18.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:
(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
18.4	Severance

Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

18.5	Operation of indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.
18.6	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may:
(a)	agree or consent or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this document expressly contemplates otherwise.
18.7	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

18.8	Counterparts

This document may be executed in counterparts.
EXECUTED as an agreement.
Services Agreement

Blake Dawson
Annexure E
MASTER CO-OPERATION AGREEMENT
Hidden Valley Joint Venture Agreement

Master Co-operation Agreement
Hidden Valley Services Limited
Wafi-Golpu Services Limited
Morobe Exploration Services Limited
Harmony Gold (PNG Services) Pty Limited
Blake Dawson
Level 36, Riverside Centre
123 Eagle Street
Brisbane OLD 4000
Australia
T 61 7 3259 7000
F 61 7 3259 7111
Reference
RAF JMCS 07 1427 3151
©Blake Dawson 2008

Blake Dawson
Contents

RECITALS			3

1.	INTERPRETATION		4

	1.1	Definitions	4
	1.2	Joint Venture Agreement definitions apply	4
	1.3	Rules for interpreting this document	4

2.	CO-OPERATION		5

	2.1	General	5
	2.2	Shared Rights	5
	2.3	Proposal to share	5
	2.4	Meeting	6

3.	RELATIONSHIP OF THE VENTURERS		6

	3.1	Several liability	6
	3.2	Joint Ventures not affected	6

4.	TERMINATION		6

	4.1	Term	6
	4.2	Survival of claims and obligations	6

5.	ASSIGNMENT		6

6.	GENERAL		7

	6.1	Governing law	7
	6.2	Giving effect to documents	7
	6.3	Waiver of rights	7
	6.4	Severance	7
	6.5	Operation of indemnities	7
	6.6	Consents	7
	6.7	Exclusion of contrary legislation	7
	6.8	Counterparts	8
Master Co-operation Agreement

Blake Dawson
Master Co-operation Agreement
DATE                     2008
PARTIES
Hidden Valley Services Limited, a company incorporated in Papua New Guinea as agent for the Hidden Valley JV, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby (HVSL)

Wafi-Golpu Services Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby as agent for the Wafi-Golpu JV (WGSL)

Morobe Exploration Services Limited, a company incorporated in Papua New Guinea, the registered office of which is Level 4, Mogoru Moto Building, Champion Parade, Port Moresby as agent for the Exploration Portfolio JV (MESL)

Harmony Gold (PNG Services) Pty Limited ACN 083 828 853, a company registered in Australia the registered office of which is Level 2,189 Coronation Drive, Milton, Brisbane, Queensland, Australia (HGPL)
RECITALS
A.	Under the terms of a joint venture agreement Morobe Consolidated Goldfields Limited and Newcrest PNG 1 Limited have agreed to establish a joint venture to be known as the Hidden Valley JV for the exploration for and the development, mining and production of Mineral Products in certain Tenements. HVSL has been established to operate the Hidden Valley JV.

B.	Under the terms of a joint venture agreement Wafi Mining Limited and Newcrest PNG 2 Limited have agreed to establish a joint venture to be know as the Wafi-Golpu JV for the exploration for and the development, mining and production of Mineral Products in certain Tenements. WGSL has been established to operate the Wafi-Golpu JV.

C.	Under the terms of a joint venture agreement Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited and Newcrest PNG 3 Limited have agreed to establish a joint venture to be know as the Exploration Portfolio JV for the exploration for and development, mining and production of Mineral Products in certain Tenements. MESL has been established to operate the Exploration Portfolio JV.

D.	To facilitate the establishment and operation of each JV it may be necessary, from time to time, for any asset held, service provided or personnel employed or engaged by a JV or by HGPL (Right Holder) to be used by or shared with another JV (Sharing JV).

E.	This document records the procedure and principles under which the Operators may agree that any asset held, service provided or personnel employed or engaged by the Right Holder can be shared with another JV.
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1.	INTERPRETATION
1.1	Definitions

Allocation Percentage means the average proportion of total employee time for each JV determined retrospectively on a quarterly basis.

Exploration Portfolio JV means the joint venture established under the Exploration Portfolio Joint Venture Agreement dated [date] between Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited, Newcrest PNG 3 Limited and MESL.

Hidden Valley JV means the joint venture established under the Hidden Valley Joint Venture Agreement dated [date] between Morobe Consolidated Goldfields Limited, Newcrest PNG 2 Limited and HVSL.

JV means any of the Hidden Valley JV, the Wafi Golpu JV and the Exploration Portfolio JV.

Operators means any of HVSL, WGSL or MESL (acting on behalf of the respective JVs) or HGPL (acting as principal).

Price means the price calculated for use of a Shared Right by the Sharing JV.

Right Holder has the meaning given to it in Recital D of this document.

Shared Right means any assets held, services provided or personnel employed or engaged by a Venturer or HGPL that may be shared with another JV, being the Shared Rights listed in Schedule 1 and any additional shared rights agreed by the Parties under clause 2.

Sharing JV has the meaning given to it in Recital D of this document.

Venturer means a Venturer under any of the JVs.

Wafi-Golpu JV means the joint venture established by the Wafi-Golpu Joint Venture Agreement dated [date] between Wafi Mining Limited, Newcrest PNG 2 Limited and WGSL.

1.2	Joint Venture Agreement definitions apply

Any other term used in this document that is capitalised has the meaning given to it in the agreements constituting the JVs.

1.3	Rules for Interpreting this document
(a)	The rules set out in clauses 1.2 and 1.3 of the agreements constituting the JVs as amended, apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(b)	All references to clauses in this document are references to clauses (including subclauses and paragraphs) in this document unless specifically stated otherwise in this document.
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2.	CO-OPERATION

2.1	General
(a)	If a JV requires the use of a Shared Right, the Operator of that JV and the Operator of the Right Holder must use reasonable endeavours to agree the terms and conditions on which the Shared Right can be shared.

(b)	Each Operator agrees with each other Operator that it must act in good faith, honestly and reasonably in complying with its obligations under this document.
2.2	Shared Rights
(a)	The Price is to be paid by the Operator of the Sharing JV to the Operator of the Right Holder.

(b)	Schedule 1 identifies in respect of each Shared Right:
(i)	the Right Holder; and

(ii)	the basis for calculating the Price.
(c)	Schedule 1 may be varied by the agreement in writing of all of the Operators and each applicable Right Holder.
2.3	Proposal to share

For a Shared Right that is not listed in Schedule 1, the Operator of a JV that seeks to be a Sharing JV must submit a written proposal to the Operator of a Right Holder identifying the Shared Right and setting out the terms and conditions upon which it is proposed to share the Shared Right. This proposal must include the following terms:
(a)	the Price;

(b)	the period for which the Sharing JV proposes to share the Shared Right;

(c)	the obligations of the Operator of the Sharing JV:
(i)	to notify the Operator of the Right Holder immediately of any significant event which occurs concerning the Shared Right;

(ii)	to take any action that may be required to maintain and protect the Shared Right;

(iii)	to keep adequate records of accounts and operations in respect of the Shared Right;

(iv)	subject to the provision of reasonable notice, to give the Operator of the Right Holder’s nominated personnel and any person who has that Operator’s written authority:
(A)	access to the site where the Shared Right is being or is to be used; and

(B)	any information relating to the use of the Shared Right that the Operator of the Right Holder reasonably requires, and allow any of those persons to:
(C)	observe and inspect the Shared Right; and
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(D)	review and copy any documents relevant to the use of Shared Right; and
(v)	to indemnify the Right Holder and its employees and officers and the Operator of the Right Holder and its employees and officers (those Indemnified) against any loss, liability, damage, injury (including disease or illness), death, expense (including legal expense) or cost (together Loss) which those indemnified suffer, sustain or incur as a result of any wrongful or negligent act or omission, by the Sharing JV which arises out of the use of the Shared Right except to the extent that any wrongful or negligent act or omission of those indemnified caused the Loss.
2.4	Meeting

No later than 20 Business Days after the Operator of the Right Holder receives a written proposal from the Operator of the Sharing JV pursuant to clause 2.3, the Operator of the Right Holder and the Operator of the Sharing JV will meet to discuss the proposal and use reasonable endeavours to agree the terms and conditions of the shared use of the Shared Right.

3.	RELATIONSHIP OF THE VENTURERS

3.1	Several liability

Each Venturer’s liability under this document is, and any agreement entered into pursuant to clause 2.1(a) will be, several in proportion to its Participating Interest under each JV and not joint nor joint and several.

3.2	Joint Ventures not affected

This document does not affect, and any agreement entered into pursuant to clause 2.1(a) will not affect, the status of each JV. During the term of this document the relationship of the Venturers does not constitute a partnership for any purpose each JV is an unincorporated joint venture constituted under each JV Agreement.

4.	TERMINATION

4.1	Term

This document commences on the date that it is executed and continues until each JV expires or is terminated and the activities of each JV are properly wound up.

4.2	Survival of claims and obligations

The termination of this document does not affect any claim or obligation that a party may have at the date of termination.

5.	ASSIGNMENT

A party must not may assign, transfer or novate its rights, interests or obligations under this document without the consent of the other parties.
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6.	GENERAL

6.1	Governing law
(a)	This document is governed by the laws of Papua New Guinea.

(b)	Each party submits to the jurisdiction of the courts of Papua New Guinea and of any court that may hear appeals from any of those courts, for any proceedings in connection with this document.
6.2	Giving effect to documents

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that any other party may reasonably require to give full effect to this document.

6.3	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:
(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right or as an estoppel precluding enforcement of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.
6.4	Severance

Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

6.6	Operation of Indemnities
(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.
6.6	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may:
(a)	agree or consent, or not agree or consent in its absolute discretion; and

(b)	agree or consent subject to conditions,
unless this document expressly contemplates otherwise.

6.7	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.
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6.8	Counterparts

This document may be executed in counterparts.

6.9	Attorneys

Each person who executes this document on behalf of a Party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.
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Schedule 1
SHARED RIGHTS, RIGHT HOLDERS AND PRICE

No.	Shared Right	Right Holder	Calculation of Price
1.	Employment contracts for PNG based staff.	MCG	The actual cost of wages incurred by the Right Holder, plus a 25% charge for overheads, multiplied by the Allocation Percentage for the relevant JV.

2.	Travel expenses (including aircraft charter).	MCG	Allocation per person of actual cost according to their primary position in a JV as identified in the organisational chart for all of the JVs.

3.	Drilling Services.	MCG and Wafi	Allocation of actual cost in accordance with ownership of the tenement at which the drilling services are used.

4.	PNG Central Services Business Unit, comprising the following services:	MCG	Allocation of actual cost to each JV according to the Allocation Percentage.

(a) expediting;

(b) human resources;

(c) training;

(d) third party information technology;

(e) licences;

(f) government liaison;

(g) proprietary software and database (including HAMS);and

(h) accommodation at Lae.

5.	Harmony Gold (PNG Services) Pty Limited in Brisbane, Australia, comprising the following services:	HGL	Allocation of actual cost to each JV according to the Allocation Percentage.

(a) human resources;

(b) procurement; and
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No.	Shared Right	Right Holder	Calculation of Price

(c) accounts.

6.	Harmony Gold (PNG Services) Pty Limited employment contracts for Australian based staff.	HGL	The actual cost of wages incurred by the Right Holder, plus a 25% charge for overheads, multiplied by the Allocation Percentage for the relevant JV.

7.	Freight and logistics.	MCG	Allocation of actual cost to each Joint Venturer in proportion to the number of consignments placed for each Joint Venture.

8.	Procurement of property, plant and equipment.	MCG	Allocation of landed cost under defined cost codes according to which Joint Venture will use the relevant property, plant and equipment

9.	Insurance.	MCG and Wafi	Allocation of actual cost of premium and any excess incurred to each Joint Venturer according to the Allocation Percentage.

10.	Electricity, fuel and other utilities.	MCG	Allocation of actual cost to each Joint Venture according to actual usage.

11.	Spares and maintenance.	MCG	Allocation of actual cost to each Joint Venture according to actual usage.

12.	Information technology licences.	MCG	Allocation of actual cost to each Joint Venture according to the Allocation Percentage.
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EXECUTED as an agreement.
Master Co-operation Agreement 11